PROSPECTUS SUPPLEMENT

                          FIRSTSPARTAN FINANCIAL CORP.

            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                                   401(k) PLAN

         This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the First Federal Savings and Loan Association of Spartanburg 401(k) Plan ("Plan" or "401(k) Plan") of participation interests and shares of FirstSpartan Financial Corp. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

         In connection with the proposed conversion of First Federal Savings and Loan Association of Spartanburg ("Association" or "Employer") from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association, a holding company, FirstSpartan Financial Corp. ("Holding Company"), has been formed. The simultaneous conversion of the Association to stock form, the issuance of the Association's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

         The Prospectus dated May 14, 1997 of the Holding Company ("Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Association and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

         A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "-- Limitations on Purchases of Shares" in the Prospectus.

         For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is May 14, 1997.

         No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Association or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Association or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                                TABLE OF CONTENTS

                                                                         PAGE

The Offering
     Securities Offered ..............................................      S-1
     Election to Purchase Common Stock in the Conversion .............      S-1
     Value of Participation Interests ................................      S-1
     Method of Directing Transfer ....................................      S-2
     Time for Directing Transfer .....................................      S-2
     Irrevocability of Transfer Direction ............................      S-2
     Direction to Purchase Common Stock After the Conversion .........      S-2
     Purchase Price of Common Stock ..................................      S-2
     Nature of a Participant's Interest in the Holding Company
          Common Stock ...............................................      S-3
     Voting and Tender Rights of Common Stock ........................      S-3

Description of the Plan
     Introduction ....................................................      S-3
     Eligibility and Participation ...................................      S-4
     Contributions Under the Plan ....................................      S-4
     Limitations on Contributions ....................................      S-5
     Investment of Contributions .....................................      S-7
     The Employer Stock Fund .........................................      S-8
     Benefits Under the Plan .........................................      S-9
     Withdrawals and Distributions from the Plan .....................      S-9
     Administration of the Plan ......................................      S-10
     Reports to Plan Participants ....................................      S-11
     Plan Administrator ..............................................      S-11
     Amendment and Termination .......................................      S-11
     Merger, Consolidation or Transfer ...............................      S-11
     Federal Income Tax Consequences .................................      S-11
     Restrictions on Resale ..........................................      S-14

Legal Opinions .......................................................      S-15

Investment Form ......................................................        1

                                     THE OFFERING

Securities Offered

         The securities offered hereby are participation interests in the Plan and up to 3,852,500 shares, at the actual purchase price of $20.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Association and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Association and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Association is 380 E. Main Street, Spartanburg, South Carolina 29302-1944. The Association's telephone number is (864) 582-2391.

Election to Purchase Common Stock in the Conversion

         In connection with the Association's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan ("Trustees") to transfer up to 100% of a Participant's beneficial interest in the Plan's Money Market Fund at March 31, 1997 to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred will include salary deferral and employer matching contributions and account balances transferred from the First Federal Savings and Loan Association of Spartanburg Employee Retirement and Savings Fund ("Savings Fund"), which was merged with the Plan on March 31, 1997. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

         The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a quarterly basis. This value represents the market value of past contributions to the Plan by the Association and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

         The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is June 10, 1997. The Investment Form should be returned to Gina Smith at the Association no later than the close of business on such date.

Irrevocability of Transfer Direction

         A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction to Purchase Common Stock After the Conversion

         After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred (i) to the Employer Stock Fund and invested in Common Stock at prevailing market prices or (ii) to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of Participant's interest in the Employer Stock Fund may be changed by the Participant on a quarterly basis in accordance with administrative procedures and policies established by the Employer. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act").

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock purchased for an account of a Participant will be held in the name of the Trustee of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

         The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.


                             DESCRIPTION OF THE PLAN

Introduction

         The Association adopted the Plan on March 15, 1995. The Savings Fund was merged with and into the Plan, effective March 31, 1997. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

         The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Association has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV

(Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE ASSOCIATION. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE ASSOCIATION OR AFTER TERMINATION OF EMPLOYMENT.

         Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         Any employee of the Association is eligible to participate and will become a Participant in the Plan following completion of a minimum of 1,000 hours of service with the Association within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Association are not eligible to participate in the Plan.

         During 1996, approximately 77 employees participated in the Plan.

Contributions Under the Plan

         Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf ("deferral contributions"). Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's deferral contributions pursuant to this Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted periodically pursuant to the Code). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are transferred by the Association to the Trustees on a periodic basis.

         Employer Contributions. The Association currently makes a discretionary matching contribution to the Plan in an amount equal to a percentage of each Participant's annual deferral contributions not in excess of 5% of the Participant's Compensation.

         Discretionary Contributions. The Association may also make discretionary nonmatching contributions to the Plan for each Plan Year. Participants who are in service on the last day of the Plan Year and have completed 1,000 hours of service during the Plan Year are eligible to share in the allocation of the discretionary contributions (if any) for the Plan Year. The Association's discretionary contributions are allocated among Participants eligible to share in the allocation according to the relationship of each such Participant's Compensation for the Plan Year to the total Compensation of all such Participants for such Plan Year. In addition, the Association may make discretionary contributions on behalf of certain non-highly compensated employees to the extent necessary to satisfy the Code's nondiscrimination requirements (see below).

Limitations on Contributions

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically pursuant to the Code). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Association from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted periodically pursuant to the Code). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically pursuant to the Code) and, if elected by the Association, was in the top paid group of employees for such Plan Year.

         In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Association will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Association with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

         Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Association may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Association.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other of the four preceding Plan Years, if (1) an officer of the Association having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% owner of the employer having compensation in excess of $150,000.

Investment of Contributions

         All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees. The Trustee is appointed by the Association's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his Accounts in various managed investment portfolios, as described below, A Participant may periodically elect to change his investment directions with respect to both past contributions and new contributions to the Participant's accounts.

         Under the Plan, prior to the effective date of the Conversion, the Accounts of Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following managed portfolios:

Certificates of Deposit - Invests in bank certificates of deposits of varying maturities which are federally insured.

Money Market Fund - Invests in money market mutual funds which invest in short duration commercial paper and government securities.

Stock Fund - Investment holdings include stocks of medium and largely capitalized domestic and international corporations.

Bond Fund - Funds are invested in high grade corporate, U.S. government and U.S. government agency debt securities.

Aggressive Growth Fund - Invests in stocks of smaller capitalized domestic and international growth-oriented corporations.

Brokerage Account - A discretionary brokerage account managed by the Participant.

         Effective upon the Conversion, a Participant may invest all or a portion of his or her Accounts in the portfolios described above and in the investment described below:

Employer Stock Fund - Invests in common stock of the Holding Company.

         A Participant may elect to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other investments listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the Money Market Fund.

         The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

         The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustees will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustees may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

         When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

         To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. It is the present intention of the Board of Directors of the Holding Company to pay an annual dividend of $0.60 per share on the

Common Stock, however, no final decision has been made by the Board of the Holding Company regarding the amount or timing of dividends.

         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

         Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" in the Prospectus.

Benefits Under the Plan

         Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferral contributions, matching contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her employer discretionary contributions after the completion of seven years of service under the Plan's graded vesting schedule (20% per year beginning upon completion of three years of service).

Withdrawals and Distributions from the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE ASSOCIATION.

         Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

         Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

         Trustees. The Trustees with respect to the Plan are Billy L. Painter, Robert L. Handell and Cheryl B. Pack.

         Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA. The Trustees have engaged The Southeastern Trust Company, Columbia, South Carolina as custodian and investment advisor.

         Except as otherwise provided under the Plan, the Trustees have full power to vote any corporate securities in the Trust in person or by proxy. Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

         The Trustees are not compensated for their services. The expenses incurred in the administration of the Trust are paid out of the Trust except to the extent such expenses are paid by the Association.
                                      S-10

         The Trustees must render at least annual reports to the Association and to the Participants in such form and containing information that the Trustees deems necessary.

Reports to Plan Participants

         The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

         The Trustees of the Plan have been designated by the Board of Directors of the Association to act on the Association's behalf as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.


Amendment and Termination

         The Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Association reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

         The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Association expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

         Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

         (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

         (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 591/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Association. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Association which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 591/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

         Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Association or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Association) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Association having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Association of the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock under the Plan or otherwise.

                                    LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Association's Conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the concurrent formation of the Holding Company.

                       Employer Stock Fund Investment Form



            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                                   401(k) PLAN




Name of Participant: _________________________________



Social Security Number: ______________________________



         1. Instructions. In connection with the proposed conversion of First Federal Savings and Loan Association of Spartanburg ("Association") to a stock savings and loan association and the simultaneous formation of a holding company ("Conversion"), participants in the First Federal Savings and Loan Association of Spartanburg 401(k) Plan ("Plan") may make a one-time election to direct the investment of up to 100% of their March 31, 1997 Money Market Fund account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to submit subscription orders for shares of the common stock of FirstSpartan Financial Corp. ("Common Stock"), the proposed holding company for the Association. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

         You may use this form to direct a transfer of funds credited to your Plan account to the Employer Stock Fund to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to Gina Smith at the Association, no later than the close of business on June 10, 1997. The Association will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact Gina Smith.)

         2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $20) from my Money Market Fund account to the Employer Stock Fund to purchase Common Stock.

         3. Additional Instructions. If applicable, please select one or more of the following by initialing the space provided:

                        a.   _____  To the extent that my Plan
                                    subscription order is not filled, I hereby direct the Trustee of the Plan to apply the excess funds to the purchase of Common Stock in the open market following the closing of the Conversion. I understand that all purchases of Common Stock made after the Conversion will be at prevailing market prices, which may be higher or lower than the initial offering price of $20.00 per share, and that any commissions associated with such purchases will also be charged against my account. Please note that if you do not initial this section or section (c) below, any excess funds will be returned to the Money Market Fund following the closing of the Conversion.


                        b.    _____ In addition  to this  Plan subscription order,  I have submitted a separate  subscription order with personal
                                    funds obtained from  sources other than the  Plan.  In
                                    the  event that my combined order is not filled in its
                                    entirety, I direct that my separate subscription order
                                    be  filled prior  to  this  Plan  subscription  order.
                                    Please  note that if you  do not initial this section,
                                    this Plan  subscription order will be  filled prior to
                                    the separate subscription order you submit.

                        c.    _____ If  my  subscription  order   is  not  filled  in  its
                                    entirety,  please contact me  for further instructions
                                    regarding  the  investment of  the  excess  funds.   I
                                    understand that  after I  have been contacted,  I must
                                    provide such instructions in writing no later than two
                                    business days  thereafter or  my excess funds  will be
                                    returned to the Money Market Fund.

         4. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



_________________________                                    ___________________
 Participant Signature                                       Date


                                       *     *     *     *    *


         5. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator (or its designee) and will become effective on the date noted below.



________________________________                             ___________________
Plan Administrator (or designee)                            Date

      PROSPECTUS
                          FIRSTSPARTAN FINANCIAL CORP.
          (Proposed Holding Company for First Federal Savings and Loan
                          Association of Spartanburg)
                     Up to 3,852,500 Shares of Common Stock
                         $20.00 Purchase Price Per Share

         FirstSpartan Financial Corp. ("Holding Company"), a Delaware corporation, is offering between 2,847,500 and 3,852,500 shares of its common stock, $.01 par value per share ("Common Stock"), in connection with the conversion of First Federal Savings and Loan Association of Spartanburg ("Association") from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association and the simultaneous issuance of all of the Association's outstanding capital stock to the Holding Company. The simultaneous conversion of the Association to stock form, the issuance of all of its outstanding capital stock to the Holding Company, and the offer and sale of the Common Stock by the Holding Company hereby are undertaken pursuant to a plan of conversion ("Plan of Conversion") and are referred to herein as the "Conversion."

         Pursuant to the Plan of Conversion, nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Association as of December 31, 1995 ("Eligible Account Holders"), (ii) the Association's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan,
(iii) depositors with $50.00 or more on deposit at the Association as of March 31, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Association as of May 1, 1997 ("Voting Record Date") and borrowers of the Association with loans outstanding as of March 12, 1997 which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription

                       (cover continued on following page)

      FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK, CALL
                 THE STOCK INFORMATION CENTER AT (864) 580-5510.

       FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH
         PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS
       ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION ("SEC"), THE OTS, THE FDIC OR ANY OTHER FEDERAL
      AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.




                                                         Estimated Underwriting
                                           Purchase       Commissions an          Estimated Net
                                           Price(1)     Other Fees and Expenses(2) Proceeds(3)

    Minimum Price Per Share . . . . . . .   $20.00               $0.45              $19.55
    Midpoint Price Per Share  . . . . . .   $20.00               $0.42              $19.58
    Maximum Price Per Share . . . . . . .   $20.00               $0.42              $19.58
    Maximum Price Per Share, as adjusted(4) $20.00               $0.42              $19.58
    Minimum Total(5)  . . . . . . . . . .   $56,950,000     $1,275,000         $55,675,000
    Midpoint Total(6) . . . . . . . . . .   $67,000,000     $1,400,000         $65,600,000
    Maximum Total(7)  . . . . . . . . . .   $77,050,000     $1,400,000         $75,650,000
    Maximum Total, as adjusted(4)(8)  . .   $88,607,500     $1,400,000         $87,207,500

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") as of February 21, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Association as converted ranged from $56,950,000 to $77,050,000, with a midpoint of $67,000,000 ("Estimated Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Includes estimated expenses to the Holding Company and the Association arising from the Conversion, including fees to be paid to Trident Securities, Inc. ("Trident Securities") in connection with the Offerings. Trident Securities' fees amount to $672,000, $797,000, $797,000 and $797,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively. Such fees may be deemed to be underwriting fees and Trident Securities may be deemed to be an underwriter. Expenses, other than fees to be paid to Trident Securities, are estimated to total approximately $603,000 at each of the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. Actual expenses may be more or less than estimated amounts. The Holding Company and the Association have agreed to indemnify Trident Securities against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION - - Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."
(3) Actual net proceeds can vary substantially from the estimated amounts depending upon actual expenses and the relative number of shares sold in the Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Offerings due to an increase in the pro forma market value of the Holding Company and the Association as converted up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Association as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(5)    Assumes the issuance of 2,847,500 shares at $20.00 per share.
(6)    Assumes the issuance of 3,350,000 shares at $20.00 per share.
(7)    Assumes the issuance of 3,852,500 shares at $20.00 per share.
(8)    Assumes the issuance of 4,430,375 shares at $20.00 per share.

                            TRIDENT SECURITIES, INC.


                  The date of this Prospectus is May 14, 1997.

Offering"). Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision ("OTS") or another agency of the U.S. Government. The Subscription Offering will expire at 12 Noon, Eastern Time, on June 17, 1997 ("Expiration Date"), unless extended by the Association and the Holding Company for up to 20 days to July 7, 1997. Such extension may be granted without additional notice to subscribers. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares."


Any shares of Common Stock not subscribed for in the Subscription
Offering may be offered for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference being given to natural persons and trusts of natural persons who are permanent residents of Spartanburg County, South Carolina ("Local Community"), subject to the right of the Holding Company to accept or reject orders in the Direct Community Offering in whole or in part. The Direct Community Offering, if one is held, is expected to begin immediately after the Expiration Date, but may begin at any time during the Subscription Offering. The Direct Community Offering may terminate on or after the Expiration Date, but not later than August 1, 1997 (or August 21, 1997 if the Subscription Offering is fully extended), unless further extended with the consent of the OTS. It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription Offering and the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Trident Securities in a syndicated offering ("Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings." If the Conversion is not consummated within 45 days after the last day of the Subscription Offering (which date will be no later than August 21, 1997, assuming a fully extended Subscription Offering) and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their orders. Such extensions may not go beyond June 25, 1999.

         With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $325,000, (ii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $325,000, and (iii) no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%), or shares with an aggregate purchase price of more than $770,500. If market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range, the maximum purchase limitation may be increased at the sole discretion of the Association and the Holding Company subject to any required regulatory approval. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Limitations on Purchases of Shares" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings" for other purchase and sale limitations. The minimum order is 25 shares.

         The Holding Company must receive a properly completed and signed stock order form and certification ("Order Form") along with full payment (or appropriate instructions authorizing a withdrawal of the full payment from a deposit account at the Association) of $20.00 per share for all shares subscribed for or ordered. Funds so received will be placed in segregated accounts created for this purpose at the Association and will earn interest at the Association's passbook rate from the date payment is received until the Conversion is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Conversion is consummated or terminated. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE ASSOCIATION AND THE HOLDING COMPANY. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Order Forms.

         The Association and the Holding Company have engaged Trident Securities as their financial advisor and to assist the Holding Company in the sale of the Common Stock in the Offerings. Trident Securities is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD"). Neither Trident Securities nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Holding Company and the Association reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community or Syndicated Community Offerings either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. See "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

         Offering materials for the Subscription Offering initially will be distributed to certain persons by mail, with copies also available by request or at the Stock Information Center. The Association has established the Stock Information Center for purposes of coordinating the Offerings, including tabulating orders and answering questions about the Offerings by telephone. See "THE CONVERSION -- Description of Sales Activities."

         Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. The Holding Company has received conditional approval to list the Common Stock the Nasdaq National Market under the symbol "FSPT." See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                           SPARTANBURG, SOUTH CAROLINA



[Map of South Carolina with enlarged map of Greenville and Spartanburg Counties depicting existing and under construction, office locations for First Federal Savings and Loan Association of Spartanburg, in the cities of Boiling Springs, Spartanburg, Greenville, Inman and Duncan, South Carolina.]



THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE ASSOCIATION'S PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE ASSOCIATION"S ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 2,847,500 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.


                               PROSPECTUS SUMMARY

      The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

FirstSpartan Financial Corp.

         The Holding Company was organized on February 4, 1997 under Delaware law at the direction of the Association to acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has only engaged in organizational activities to date. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Association. Immediately following the Conversion, the only significant assets of the Holding Company will be the outstanding capital stock of the Association, 50% of the net proceeds of the Offerings as permitted by the OTS to be retained by it and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to OTS regulation. See "REGULATION -- Savings and Loan Holding Company Regulations." The main office of the Holding Company is located at 380 E. Main Street, Spartanburg, South Carolina 29302 and its telephone number is (864) 582-2391.

First Federal Savings and Loan Association of Spartanburg

         Chartered in 1935, the Association is a federal mutual savings and loan association headquartered in Spartanburg, South Carolina. As a result of the Conversion, the Association will convert to a federal capital stock savings and loan association and will become a wholly-owned subsidiary of the Holding Company. The Association is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Association's deposits have been federally-insured since 1935 and are currently insured by the FDIC under the SAIF. The Association has been a member of the Federal Home Loan Bank ("FHLB") System since 1935. At December 31, 1996, the Association had total assets of $375.5 million, total deposits of $324.0 million and total equity of $44.8 million on a consolidated basis.

         The Association is a community oriented financial institution whose principal business is attracting retail deposits from the general public and using these funds to originate one- to- four family residential mortgage loans within its primary market area. The Association is an approved Federal Housing Administration ("FHA") and Veterans Administration ("VA") lender and participates in the Spartanburg Residential Development Program, an affordable housing program. The Association also actively originates construction loans and consumer loans. To a lesser extent, the Association originates land loans, commercial real estate loans and commercial business loans. The Association has hired an experienced commercial loan officer familiar with the Association's primary market area in an attempt to augment its commercial real estate and commercial business lending. At December 31, 1996, one- to- four family residential mortgage loans, consumer loans (including commercial business loans), construction loans, commercial real estate loans and land loans amounted to 77.3%, 11.5%, 9.2%, 1.3% and 0.7% of its total loan portfolio, respectively. Loans receivable, net, constituted 88.3% of total assets at December 31, 1996. See "RISK FACTORS -- Certain Lending Risks" and "BUSINESS OF THE ASSOCIATION -- Lending Activities."
                                      (i)

         The Association considers Spartanburg County and adjacent counties in Northwest South Carolina to be its primary market area because a large number of its depositors reside, and a substantial portion of its loan portfolio is secured by properties located, in that geographic area. See "RISK FACTORS -- Concentration of Credit Risk." Since August 1996, the Association has purchased a limited number of one- to- four family residential mortgage loans and residential construction loans from a regional start-up mortgage banking company in which the Association's service corporation subsidiary has an equity investment. At December 31, 1996, a substantial portion of these purchased loans were secured by properties located in the Association's primary market area. Such loan purchases are expected to continue and increase in volume as that company's mortgage banking operations expand, and are likely to include purchases of loans, including commercial loans and home equity loans, secured by properties inside and outside of the Association's primary market area. See "FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG," "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Loan Originations, Sales and Purchases" and "-- Subsidiary Activities."

         In addition to its lending activities, the Association invests excess liquidity in short term U.S. Government and agency securities, a mutual fund that invests in adjustable rate mortgage loans and, to a substantially lesser extent, mortgage-backed securities issued by U.S. Government agencies. Investment securities and mortgage-backed securities, which constituted 3.6% of total assets at December 31, 1996, had an amortized cost and a fair value of $13.6 million at December 31, 1996. See "BUSINESS OF THE ASSOCIATION -- Investment Activities."

         The Association conducts its operations from its main office and three branch offices located in Spartanburg, South Carolina, a branch office in Boiling Springs, South Carolina (Spartanburg County) and a loan production office in Greenville, South Carolina, in adjacent Greenville County. Two additional branch offices are under construction in Inman, South Carolina (Spartanburg County), and in Duncan, South Carolina (Spartanburg County). Both offices are scheduled to open by or around the end of the first half of calendar 1997. See "BUSINESS OF THE ASSOCIATION -- Properties." The main office is located at 380 E. Main Street, Spartanburg, South Carolina 29302, and its telephone number is (864) 582-2391.

The Conversion

         The Association proposes to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association and become a wholly-owned subsidiary of the Holding Company by issuing all of its capital stock to the Holding Company in exchange for 50% of the net proceeds of the Offerings. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. The Conversion has been approved by the OTS, subject to approval by the Association's members at a special meeting to be held on June 25, 1997. After consummation of the Conversion, depositors and borrowers of the Association will have no voting rights in the Holding Company unless they become stockholders.

         The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Association, as converted. RP Financial has advised the Association that in its opinion, at February 21, 1997, the aggregate estimated pro forma market value of the Holding Company and the Association, as converted, ranged from $56,950,000 to $77,050,000 or from 2,847,500 shares to 3,852,500 shares, assuming a $20.00 per share Purchase Price. The appraisal of the pro forma market value of the Holding Company and the Association as converted is based on a number of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that after the Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to consummation of the Conversion.

         The Board of Directors and management believe that the Conversion is in the best interests of the Association, its members and the communities it serves. The capital raised in the Conversion is intended to support the Association's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written

                                      (ii)
or oral, regarding any such expansion or diversification. The
Conversion is also expected to afford the Association's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Association. The Conversion will also enable the Holding Company and the Association to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. As a mutual institution, the Association is unable to raise equity capital or issue debt instruments (other than by accepting deposits). See "THE CONVERSION -- Purposes of Conversion."

The Subscription, Direct Community and Syndicated Community Offerings

         The Holding Company is offering up to 3,852,500 shares of Common Stock at $20.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Association's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the Association's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. Once tendered, orders are irrevocable without the consent of the Association and the Holding Company. Any shares of Common Stock not subscribed for in the Subscription Offering may be offered in the Direct Community Offering to the general public with preference being given to natural persons and trusts of natural persons who are permanent residents of the Local Community. The Association has engaged Trident Securities to consult with and advise the Holding Company and the Association in the Offerings, and Trident Securities has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Trident Securities is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Conversion are not sold through the Subscription Offering and the Direct Community Offering, then the Holding Company expects to offer the remaining shares in a Syndicated Community Offering managed by Trident Securities, which would occur as soon as practicable following the close of the Subscription and Direct Community Offerings. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription Offering and the Direct Community Offering. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at 12 Noon, Eastern Time, on the Expiration Date, unless extended by the Association and the Holding Company for up to 20 days. The Direct Community Offering and Syndicated Community Offering, if any, may terminate on the Expiration Date or on any date thereafter; however, in no event later than July 7, 1997, unless further extended with the consent of the OTS.

Benefits of the Conversion to Management

         ESOP. In connection with the Conversion, the Association will adopt the ESOP, a tax-qualified employee benefit plan for officers and employees of the Holding Company and the Association, which intends to purchase 8% of the shares of Common Stock issued in the Offerings (308,200 shares of Common Stock, based on the issuance of the maximum of the Estimated Valuation Range). In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the Association's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. In the event that the ESOP's subscription is not filled in its entirety, the ESOP may purchase additional shares in the open market or may purchase authorized but unissued shares with cash contributed to it by the Association. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan." As a result of the adoption of the ESOP, the Holding Company will recognize compensation expense in an amount equal to the fair market value of the ESOP shares when such shares are committed to be released to participants' accounts. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

         MRP. The Holding Company expects to seek stockholder approval of the FirstSpartan Financial Corp. 1997 Management Recognition Plan and Trust ("MRP"). The MRP will reserve a number of shares equal to 4% of the

                                     (iii)
number of shares issued in the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the MRP within one year of the consummation of the Conversion. If stockholder approval of the MRP is obtained, it is expected that awards of up to 154,100 shares of Common Stock (based on the issuance of the maximum of the Estimated Valuation Range) will be made to key employees and directors of the Holding Company and the Association at no cost to the recipient. Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or employee could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. See "PRO FORMA DATA" and "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan."

         Stock Option Plan. The Holding Company expects to seek stockholder approval of the FirstSpartan Financial Corp. 1997 Stock Option Plan ("Stock Option Plan"). The Stock Option Plan will reserve a number of shares equal to 10% of the number of shares issued in the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. If stockholder approval of the Stock Option Plan is obtained, it is expected that options to acquire up to 385,250 shares of Common Stock of the Holding Company will be awarded to key employees and directors of the Holding Company and the Association (based on the issuance of the maximum of the Estimated Valuation Range). The exercise price of such options will be 100% of the fair market value of the Common Stock on the date the option is granted. Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. Options are valuable only to the extent that they are exercisable and the market price for the underlying share of Common Stock is in excess of the exercise price. An option effectively eliminates the market risk of holding the underlying securities since no consideration is paid for the option until it is exercised. Therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- 1997 Stock Option Plan."

         Employment and Severance Agreements. The Holding Company and the Association have agreed to enter into employment agreements with three of the Association's executive officers, which provide certain benefits in the event of their termination following a change in control of the Holding Company or the Association. In the event of a change in control of the Holding Company or the Association, as defined in the agreement, each executive officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of December 31, 1996, the aggregate value of the severance benefits payable to these executive officers under the agreements would have been approximately $946,000. See "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employment Agreements."

         The Holding Company and the Association have agreed to enter into severance agreements with three of the Association's senior officers, none of whom will be covered by an employment agreement. The severance

                                      (iv)
agreements provide certain benefits in the event of their termination following a change in control of the Holding Company or the Association. In the event of a change in control of the Holding Company or the Association, as defined in the agreement, each senior officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of December 31, 1996, the aggregate value of the severance benefits payable to these senior officers under the agreements would have been approximately $438,000. See "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Severance Agreements."

         Employee Severance Compensation Plan. In connection with the Conversion, the Board of Directors of the Association intends to adopt an Employee Severance Compensation Plan ("Severance Plan") to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Association. Officers who enter into separate employment or severance agreements with the Holding Company and the Association will not be eligible to participate in the Severance Plan. The Severance Plan provides that, in the event of a change in control of the Holding Company or the Association, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service and/or position with the Association, subject to certain limits. Assuming that a change in control had occurred at December 31, 1996 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $1.2 million. See "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employee Severance Compensation Plan."

         Director Emeritus Plan. In connection with the Conversion, the Association has formalized, with certain modifications, its existing policy regarding director emeritus status by adopting the First Federal Savings and Loan Association of Spartanburg Director Emeritus Plan ("Director Emeritus Plan"). The Director Emeritus Plan provides that each director elected to the Board of Directors of the Association on or after March 17, 1987 shall become a director emeritus on the later to occur of (i) the date the director attains age 72 or (ii) the expiration of the director's then current term of office after attaining age 72. In addition, a director with at least 10 years of service on the Board may, upon attaining age 65, apply to the Board to assume director emeritus status. Under the Director Emeritus Plan, a director emeritus receives 50% of the fee payable to regular Board members for attendance at monthly Board meetings. If the director emeritus attends the monthly Board meeting, the amount payable is increased to 75% of the fee payable to regular Board members. The Director Emeritus Plan also provides that, in the event of a change in control of the Holding Company or the Association (as defined in the Director Emeritus
Plan), each director would be treated as a director emeritus on the effective date of the change in control. Within 30 days of such date, each director emeritus would receive a payment equal to three times the fees received by the director during the 12-month period ending prior to the effective date of the change in control. Assuming a change in control had occurred at December 31, 1996, the aggregate amount payable under the Director Emeritus Plan to all directors would be approximately $378,000. See "MANAGEMENT OF THE ASSOCIATION -- Directors' Compensation -- Director Emeritus Plan."

         For information concerning the possible voting control of officers, directors and employees following the Conversion, see "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

Prospectus Delivery and Procedure for Purchasing Common Stock

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Date. Execution of the Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a Prospectus. Neither the Holding Company, the Association nor Trident Securities is obligated to deliver a Prospectus and an Order Form by any means other than the U.S. Postal Service.
                                      (v)

         To ensure that Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts, or in the case of Other Members who are only borrowers, loans held at the Association, on the Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

         Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Order Form. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Order Forms. Orders cannot and will not be accepted without the execution of the Certification appearing on the reverse side of the Order Form. See "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offering."

Purchase Limitations

         With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $325,000, (ii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $325,000, and (iii) no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%), or shares with an aggregate purchase price of more than $770,500. This maximum purchase limitation may be increased consistent with OTS regulations in the sole discretion of the Holding Company and the Association subject to any required regulatory approval. The minimum purchase is 25 shares.

         The term "acting in concert" is defined in the Plan of Conversion to mean: (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Association may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission ("SEC") with respect to other companies. The term "associate" of a person is defined in the Plan of Conversion to mean:
(i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Association or any of its parents or subsidiaries. The Holding Company and the Association may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

         Stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Association. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION - - The Subscription, Direct Community and Syndicated Community Offerings."


                                      (vi)

Stock Pricing and Number of Shares to be Issued in the Conversion

         The Purchase Price in the Subscription Offering is a uniform price established by the Board of Directors for all subscribers, including members of the Holding Company's and the Association's Boards of Directors, their management and tax-qualified employee plans. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Association, as converted. The aggregate pro forma market value was estimated by RP Financial to range from $56,950,000 to $77,050,000 as of February 21, 1997, or from 2,847,500 to
3,852,500 shares based on the Purchase Price. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Association, as converted, will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 4,430,375 shares due to material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. The appraisal is not intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Offerings nor can assurance be given that purchasers of the Common Stock in the Offerings will be able to sell such shares after consummation of the Conversion at a price that is equal to or above the Purchase Price. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

Use of Proceeds

         The net proceeds from the sale of the Common Stock are estimated to range from $55.7 million to $75.7 million, or to $87.2 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Association to be issued in the Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $27.9 million to $37.9 million of the net proceeds, or up to $43.6 million if the Estimated Valuation Range is increased by 15%, and the Association receiving an equal amount.

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Association's capital and will support the expansion of the Association's existing business activities. The Association will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. The Association also intends to use a portion of the funds (up to approximately $1.5 million) to contribute to the ongoing construction of two branch offices and the renovation of an existing branch office.

         A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Conversion. Such loan would fund the entire purchase price of the ESOP shares ($6,164,000 at the maximum of the Estimated Valuation Range) and would be repaid principally from the Association's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Association in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Delaware law and OTS regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring

                                     (vii)
or establishing additional branch offices and the acquisition of other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities.

Market for Common Stock

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market System under the symbol "FSPT." Trident Securities has agreed to act as a market maker for the Holding Company's Common Stock following consummation of the Conversion. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy

         The Holding Company's Board of Directors anticipates declaring and paying quarterly cash dividends on the Common Stock at an annual rate of 3%, or $0.60 per share per year based on the Purchase Price. The first quarterly cash dividend is expected to be declared and paid during the first full quarter following the consummation of the Conversion. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Association's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Association or earnings on Holding Company assets. There are certain limitations on the payment of dividends from the Association to the Holding Company. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions." No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue. See "DIVIDEND POLICY."

Officers' and Directors' Common Stock Purchases and Beneficial Ownership

         Officers and directors of the Association (15 persons) are expected to subscribe for an aggregate of approximately 129,750 shares of Common Stock, or 4.6% and 3.4% of the shares based on the minimum and the maximum of the Estimated Valuation Range, respectively. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS." In addition, purchases by the ESOP, allocations under the MRP, and the exercise of stock options issued under the Stock Option Plan, will increase the number of shares beneficially owned by directors, officers and employees. Assuming (i) implementation of the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Association would have voting control, on a fully diluted basis, of 24.14% and 23.06% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Conversion.

Risk Factors

         See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                     (viii)

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The following tables set forth certain information concerning the consolidated financial position and results of operations of the Association and its subsidiaries at the dates and for the periods indicated. Information at December 31, 1996 and for the six months ended December 31, 1996 and 1995 are unaudited, but, in the opinion of management, reflect all adjustments (none of which are other than normal recurring entries) necessary for a fair presentation. The results of operations for the six months ended December 31, 1996 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.

                                     At December 31,                     At June 30,
                                         1996          1996          1995      1994        1993      1992
                                                                      (In thousands)

 SELECTED FINANCIAL CONDITION DATA:

 Total assets  . . . . . . . .              $375,526    $356,966   $322,735    $309,879   $302,516  $283,332
 Loans receivable, net . . . .               331,654     314,936    267,393     247,195    231,168   227,722
 Loans held-for-sale . . . . .                 1,444       1,911     15,324      16,892     23,837    20,394
 Investment securities held-to-maturity           --          --      5,502      22,854     20,327    12,152
 Investment securities available-for-sale     13,492      18,155      8,228          --         --        --
 Mortgage-backed securities held-to-maturity     128         195        383         470        930     1,444
 Cash, federal funds sold and overnight
  interest-bearing deposits                   17,104      10,784     15,967      11,728     17,236    12,912
 Deposit accounts  . . . . . .               323,951     305,831    275,915     270,182    267,461   253,616
 Total equity, substantially restricted       44,833      44,154     40,660      36,455     32,088    26,689



                                                Six Months Ended
                                                   December 31,               Year   Ended  June 30,
                                                1996     1995     1996      1995      1994        1993       1992
                                                                          (In thousands)


SELECTED OPERATING DATA:

Investment income .......................     $14,157   $13,037   $26,445   $23,835    $23,153      $24,167    $24,825
Interest expense ........................       7,568     7,332    14,669    11,302     10,387       11,623     14,816
Net interest income .....................       6,589     5,705    11,776    12,533     12,766       12,544     10,009
Provision for loan losses ...............         675         4       419         9         --          208        503

Net interest income
after provision for loan losses .........       5,914     5,701    11,357    12,524     12,766       12,336      9,506

 Gains (losses) from sale of mortgage
  loans and investments ..................          21       --        --    (1,474)      (335)         405        581
 Other income  ...........................         681      599     1,319     1,808        419        1,160      1,318
 Other expenses ..........................       5,644    3,326     7,028     6,222      5,671        5,061      5,345


 Income before income taxes ..............         972    2,974     5,648     6,636      7,179        8,840      6,060
 Provision for income taxes...............         365    1,115     2,111     2,495      2,707        3,446      1,963


 Net income  .............................     $   607  $ 1,859   $ 3,537   $ 4,141    $ 4,472      $ 5,394    $ 4,097


                                                          (ix)



                                                  At December 31,           At June 30,
                                                       1996     1996      1995     1994     1993     1992

SELECTED OTHER DATA:

Number of:
 Mortgage loans outstanding ......................    4,684    4,425    4,319    4,340    4,332    4,454
 Deposit accounts ................................   37,739   35,687   30,258   27,267   26,454   25,907
 Full-service offices ............................        5        5        5        4        4        4





                                       At or For Six
                                       Months Ended                        At or For
                                       December 31,                  Year Ended June  30,

                                         1996        1995    1996     1995      1994     1993   1992

  SELECTED FINANCIAL RATIOS(1):

  Performance Ratios:

Return on average assets(2) ........       0.33%    1.10%    1.03%    1.32%     1.45%     1.83%    1.49%
Return on average equity(3) ........       2.68     8.86     8.23    10.74     12.88     18.17    16.73
Interest rate spread(4) ............       3.21     2.92     3.01     3.71      3.94      4.14     3.42
Net interest margin(5) .............       3.74     3.49     3.55     4.15      4.30      4.46     3.81
Average interest-earning assets
 to average interest-bearing
 liabilities .......................       1.12     1.13     1.12     1.12      1.10      1.08     1.07
Noninterest expense as a
 percentage of average total assets        3.08     1.96     2.05     1.98      1.84      1.71     1.94
Efficiency ratio(6) ................       0.53     0.53     0.54     0.48      0.44      0.36     0.45

Asset Quality Ratios:

Nonperforming loans as a percentage
 of loans receivable, net(7) .......       1.32     0.66     1.87     1.79      0.96      0.93     1.22
Nonperforming assets as a
   percentage of total assets(8) ...       1.20     0.54     1.66     1.50      0.77      0.84     1.19
Allowance for losses as a percentage
 of gross loans receivable .........       0.48     0.20     0.30     0.21      0.23      0.25     0.17
Allowance for losses as a
 percentage of nonperforming loans .      37.55    31.70    17.02    12.52     25.20     27.91    14.42
Net charge-offs as a percentage of
 average outstanding loans .........       0.01       --     0.01       --        --        --     0.21

Capital Ratios:

Total equity to total assets .......      11.94    12.22    12.37    12.60     11.76     10.61     9.40
Average equity to average assets ...      12.37    12.38    12.47    12.28     11.24     10.04     8.91



(1)    Annualized, where appropriate.
(2)    Net income as a percentage of average total assets.
(3)    Net income as a percentage of average total equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)    Net interest income as a percentage of average interest-earning assets.
(6) Other expenses (excluding the one-time SAIF assessment with respect to the six months ended December 31, 1996) divided by the sum of net interest income and other income.
(7) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans contractually past due 90 days or more.
(8) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies."

                                      (x)

                               RECENT DEVELOPMENTS

         The following tables set forth certain information concerning the consolidated financial position and results of operations of the Association at the dates and for the periods indicated. Information at March 31, 1997 and December 31, 1996, and for the three months and nine months ended March 31, 1997 and 1996 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. The selected operations data for the three months and nine months ended March 31, 1997 are not necessarily indicative of the results of operations for the entire fiscal year. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                 At            At              At
                                            March 31,     December 31,      June 30,
                                                1997          1996            1996
                                                       (In thousands)
  SELECTED FINANCIAL CONDITION DATA:

  Total assets  . . . . . . . . . . . .       $388,311      $375,526       $356,966
  Loans receivable, net   . . . . . . .        346,019       331,654        314,936
  Loans held-for-sale . . . . . . . . .            877         1,444          1,911
  Investment securities available-for-sale      13,521        13,492         18,155
  Mortgage-backed securities held-to-maturity      128           128            195
  Cash, federal funds sold and
   overnight interest-bearing deposits          15,263        17,104         10,784
  Deposit accounts  . . . . . . . . . .        338,174       323,951        305,831
  Total equity, substantially restricted        45,846        44,833         44,154


                                                Three Months           Nine Months
                                               Ended March 31,       Ended   March 31,
                                            1997       1996      1997         1996
                                                           (In thousands)

SELECTED OPERATING DATA:


  Investment income . . . . . . . . . .     $7,292     $6,665  $21,449    $19,702
  Interest expense  . . . . . . . . . .      3,938      3,685   11,506     11,017

  Net interest income . . . . . . . . .      3,354      2,980    9,943      8,685
  Provision for loan losses . . . . . .         75         14      750         18

  Net interest income after provision
   for loan losses ...................       3,279      2,966    9,193      8,667
  Gains from sale of mortgage
   loans and investments  . . . . . . .         --         --       21         --
  Other income  . . . . . . . . . . . .        389        346    1,070        945
  Other expenses  . . . . . . . . . . .      1,997      1,717    7,641      5,043

  Income before income taxes  . . . . .      1,671      1,595    2,643      4,569

  Provision for income taxes  . . . . .        625        598      990      1,713

  Net income  . . . . . . . . . . . . .     $1,046     $  997   $1,653     $2,856

                                      (xi)






                                             At or For              At or For
                                            Three Months           Nine Months
                                         Ended March 31,           Ended March 31,
                                         1997       1996        1997       1996

SELECTED FINANCIAL RATIOS(1):

Performance Ratios:

Return on average assets(2) . . . . .       1.10%      1.15%      0.59%     1.12%
Return on average equity(3) . . . . .       9.13       9.16       4.85      8.97
Interest rate spread(4) . . . . . . .       3.19       3.02       3.20      2.95
Net interest margin(5)  . . . . . . .       3.68       3.57       3.72      3.52
Average interest-earning assets to average
 interest-bearing liabilities . . . .       1.11       1.12       1.12      1.13
Noninterest expense as a percentage
 of average total assets  . . . . . .       2.10       1.98       2.75      1.97
Efficiency ratio(6) . . . . . . . . .       0.53       0.52       0.53      0.52

Asset Quality Ratios:

Nonperforming loans as a percentage
 of loans receivable, net(7)  . . . .       0.81       1.74       0.81      1.74
Nonperforming assets as a
 percentage of total assets(8)  . . .       0.75       1.43       0.75      1.43
Allowance for losses as a percentage
 of gross loans receivable  . . . . .       0.50       0.21       0.50      0.21
Allowance for losses as a percentage
 of nonperforming loans . . . . . . .      61.69      12.01      61.69     12.01
Net charge-offs as a percentage of
 average outstanding loans  . . . . .         --         --       0.01      0.01

Capital Ratios:

Total equity to total assets  . . . .      11.81      12.43      11.81     12.43
Average equity to average assets  . .      12.06      12.58      12.27     12.45

--------------
(1)   Annualized, where appropriate.
(2)   Net income as a percentage of average total assets.
(3)   Net income as a percentage of average total equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)   Net interest income as a percentage of average interest-earning assets.
(6) Other expenses (excluding the one-time SAIF assessment with respect to the nine months ended March 31, 1997) divided by the sum of net interest income and other income.
(7) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans contractually past due 90 days or more.
(8) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies."
                                     (xii)

  Regulatory Capital

        The table below sets forth the Association's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. See "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                  At March 31, 1997

                                                        Percentage of Adjusted
                                            Amount        Total Assets(1)

                                            (In thousands)

  Tangible capital  . . . . . . . . . .    $45,890             11.8%
  Tangible capital requirement  . . . .      5,826              1.5
  Excess  . . . . . . . . . . . . . . .    $40,064             10.3%

  Core capital  . . . . . . . . . . . .    $45,890             11.8%
  Core capital requirement(2) . . . . .     11,652              3.0
  Excess  . . . . . . . . . . . . . . .    $34,238              8.8%

  Risk-based capital(3) . . . . . . . .    $47,559             20.3%
  Risk-based capital requirement  . . .     18,734              8.0
  Excess  . . . . . . . . . . . . . . .    $28,825             12.3%
  -----------------------
  (1) Based on adjusted total assets of $388.4 million for purposes of the tangible and core capital requirements, and risk-weighted assets of $234.1 million for purposes of the risk-based capital requirement.
  (2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
  (3) Percentage represents total core and supplementary capital divided by total risk-weighted assets.

  Nonperforming Assets and Delinquencies

         At March 31, 1997, the Association had $1.5 million of loans accounted for on a nonaccrual basis ($721,000 in one- to- four family mortgage loans, $684,000 in construction loans, and $121,000 in consumer and other loans) compared to $1.5 million at December 31, 1996. Classified assets at March 31, 1997 totalled $5.3 million ($13,000 classified as loss, $43,000 classified as doubtful, $3.2 million classified as substandard and $2.1 million designated as "special mention") compared to $4.9 million at December 31, 1996. At March 31, 1997, the Association had $1.3 million of accruing loans which were contractually past due 90 days or more, $918,000 of restructured loans and $106,000 of real estate acquired in settlement of loans compared to $2.9 million, $1.0 million and $102,000, respectively, at December 31, 1996.


         The allowance for loan losses was $1.7 million at March 31, 1997. There were no charge-offs for the three months ended March 31, 1997 and $25,000 of charge-offs for the nine months ended March 31, 1997, compared to $14,000 and $20,000 for the three months and nine months ended March 31, 1996, respectively. There were no recoveries for either the three months or nine months ended March 31, 1997 and for the three months ended March 31, 1996. Recoveries for the nine months ended March 31, 1996 were $2,000.

                                     (xiii)

         The following table sets forth the breakdown of the allowance for loan losses by category at March 31, 1997.

                                                      Percent of
                                                      Loans in Each
                                                      Category to
                                       Amount         Total Loans
                                      (In thousands)

  Mortgage loans:
   Residential  . . . . . . . . .      $1,395          85.8%
   Nonresidential . . . . . . . .         181           2.2
  Consumer and other loans  . . .         149          12.0
    Total allowance for loan losses    $1,725         100.0%

Comparison of Financial Condition at March 31, 1997 and December 31, 1996

         Total assets were $388.3 million at March 31, 1997 and $375.5 million at December 31, 1996. This increase resulted primarily from growth in the loan portfolio, which was funded primarily by deposit growth. Loans receivable, net, increased to $346.0 million at March 31, 1997 from $331.7 million at December 31, 1996 primarily as a result of a $8.5 million increase in one- to- four family mortgage loans, including the purchase of $2.8 million of one- to- four family mortgage loans from the mortgage banking company in which the Association's service corporation has an equity investment (see "BUSINESS OF THE ASSOCIATION -- Subsidiary Activities"), and a $2.5 million increase in second mortgage loans and home equity lines of credit. The increases in one- to- four family mortgage loans and in second mortgage loans and home equity lines of credit were attributable to market demand unaffected by any promotional interest rate pricing or other promotions by the Association. Deposit accounts increased to $338.2 million at March 31, 1997 from $324.0 million at December 31, 1996.

         Cash and cash equivalents decreased to $15.3 million at March 31, 1997 from $17.1 million at December 31, 1996. Loans held for sale also decreased, to $877,000 at March 31, 1997 from $1.4 million at December 31, 1996. The proceeds from the sale of loans and such cash and cash equivalents were used primarily to fund construction at the new Inman, South Carolina, branch office (see "BUSINESS OF THE ASSOCIATION -- Properties") and reduce various other liabilities.

         Total equity increased to $45.8 million at March 31, 1997 from $44.8 million at December 31, 1996 primarily as a result of retained earnings.

Comparison of Operating Results for the Three Months Ended March 31, 1997 and
1996

         Net Income. Net income increased from $997,000 for the three months ended March 31, 1996 to $1.0 million for the three months ended March 31, 1997 primarily as a result of increased net interest income offset by increased provision for loan losses and increased other expenses.

         Net Interest Income. Net interest income increased 12.6% from $3.0 million for the three months ended March 31, 1996 to $3.4 million for the three months ended March 31, 1997. Investment income increased 9.4% from $6.7 million for the three months ended March 31, 1996 to $7.3 million for the three months ended March 31, 1997 as a result of an increase in the average balance of interest-earning assets from $333.5 million to $364.9 million. The average yield on interest earning-assets was 7.99% for the three months ended March 31, 1997 and 1996 as a result of stable market interest rates. Interest expense increased 6.9% from $3.7 million for the three months ended March 31, 1996 to $3.9 million for the three months ended March 31, 1997 as a result of an increase in the average balance of deposits from $296.7 million to $328.4 million. The increase in the average balance of deposits more than offset a decrease in the average cost of deposits from 4.97% for the three months ended March
                                     (xiv)

31, 1996 to 4.80% for the three months ended March 31, 1997. The decrease in the average cost of deposits resulted from a combination of a change in the mix of deposits from higher cost certificates of deposit to lower cost negotiable order of withdrawal ("NOW") and passbook accounts as a result of promotions of NOW and passbook accounts. The weighted average cost of certificates of deposit also decreased as a result of the Association's focus on the NOW and passbook account promotions rather than certificate of deposit promotions. Interest rate spread increased to 3.19% for the three months ended March 31, 1997 from 3.02% for the three months ended March 31, 1996.

         Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Management also considers the level of problem assets that the Association classifies according to OTS regulations. The Association gives greater weight to the level of classified assets than to the level of nonperforming assets (nonaccrual loans, accruing loans contractually past due 90 days or more, and real estate acquired in settlement of loans) because classified assets include not only nonperforming assets but also performing assets that otherwise exhibit, in management's judgment, potential credit weaknesses. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies" and "-- Lending Activities -- Asset Classification."

         The provision for loan losses was $75,000 for the three months ended March 31, 1997 compared to $14,000 for the three months ended March 31, 1996. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses caused by the growth of the loan portfolio and a continuing increase in classified assets between December 31, 1996 and March 31, 1997. The increase in classified assets resulted primarily from an increase in construction loan delinquencies, which management attributes to slower sales of homes of the type sold by the Association's construction loan borrowers in the Association's primary market area. See "RISK FACTORS -- Certain Lending Risks." Although no assurances can be given, management expects the trend of increased classified assets to continue moderately based upon its expectation for continued loan growth, particularly in the areas of construction, commercial real estate and consumer lending. Management deemed the allowance for loan losses adequate at March 31, 1997.

         Other Income. Other income increased from $346,000 for the three months ended March 31, 1996 to $389,000 for the three months ended March 31, 1997, primarily as a result of an increase in service charges and fees. Service charges and fees increased from $243,000 for the three months ended March 31, 1996 to $288,000 for the same period in 1997 primarily as a result of increased income associated with the origination and sale of FHA and VA mortgage loans and increased deposit account fees, particularly on the increased number of NOW accounts. Other income, net, decreased from $103,000 for the three months ended March 31, 1996 to $101,000 for the three months ended March 31, 1997, which was attributable partially to a $13,000 loss representing the Association's share of losses incurred by the mortgage banking company in which the Association's service corporation subsidiary has an equity investment. See "BUSINESS OF THE ASSOCIATION -- Subsidiary Activities" and Note 1 of Notes to the Consolidated Financial Statements.

         Other Expenses. Other expenses were $2.0 million for the three months ended March 31, 1997 compared to $1.7 million for the same period in 1996. This increase resulted primarily from employee compensation and benefits, which increased from $800,000 for the three months ended March 31, 1996 to $1.0 million for the same period in 1997 as a result of the hiring of additional operations personnel to service the increased number of NOW accounts and the hiring of the Association's current Chief Financial Officer in June 1996. The increases in other categories of other operating expenses generally are attributable to the growth of the Association and to inflation. The Association anticipates that other operating expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP." The opening
                                      (xv)
of the new branch offices also will contribute to increased operating expenses in future periods. See "RISK FACTORS -- Return on Equity After Conversion" and "BUSINESS OF THE ASSOCIATION -- Properties."

         Income Taxes. The provision for income taxes was $625,000 for the three months ended March 31, 1997 compared to $598,000 for the three months ended March 31, 1996 as a result of higher income before taxes.

Comparison of Operating Results for the Nine Months Ended March 31, 1997
and 1996

         Net Income. Net income decreased 42.1% from $2.9 million for the nine months ended March 31, 1996 to $1.7 million for the nine months ended March 31, 1997, primarily as a result of increases in the provision for loan losses and in other expenses. The increase in other expenses was primarily the result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to approximately $1.1 million after tax, net income would have been $2.8 million for the nine months ended March 31, 1997.

         Net Interest Income. Net interest income increased 14.5% from $8.7 million for the nine months ended March 31, 1996 to $9.9 million for the nine months ended March 31, 1997. Investment income increased 8.9% from $19.7 million for the nine months ended March 31, 1996 to $21.4 million for the nine months ended March 31, 1997 as a result of an increase in the average balance of interest-earning assets from $329.0 million to $356.5 million and in the average yield on interest earning-assets from 7.98% to 8.02%. While market interest rates were slightly lower during the nine months ended March 31, 1997, the weighted average yield on interest-earning assets remained relatively stable because of the Association's emphasis on higher yielding construction loans, commercial real estate loans and consumer and other loans, as well as the stabilizing effect that fixed-rate loans in the portfolio have on the weighted average yield. Interest expense increased 4.4% from $11.0 million for the nine months ended March 31, 1996 to $11.5 million for the nine months ended March 31, 1997 as a result of an increase in the average balance of deposits from $292.1 million to $318.5 million. The increase in the average balance of deposits more than offset a decrease in the average cost of deposits from 5.03% for the nine months ended March 31, 1996 to 4.82% for the nine months ended March 31, 1997. The decrease in the average cost of deposits resulted from a combination of a change in the mix of deposits from higher cost certificates of deposit to lower cost NOW and passbook accounts as a result of promotions of NOW and passbook accounts. The weighted average cost of certificates of deposit also decreased as a result of the Association's focus on the NOW and passbook account promotions. Interest rate spread increased to 3.20% for the nine months ended March 31, 1997 from 2.95% for the nine months ended March 31, 1996.

         Provision for Loan Losses. The provision for loan losses increased from $18,000 for the nine months ended March 31, 1996 to $750,000 for the nine months ended March 31, 1997. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses caused by the growth of the loan portfolio and a continuing increase in classified assets between June 30, 1996 and March 31, 1997. The increase in classified assets resulted primarily from an increase in construction loan delinquencies, which management attributes to slower sales of homes of the type sold by the Association's construction loan borrowers in the Association's primary market area. See "RISK FACTORS -- Certain Lending Risks." Although no assurances can be given, management expects the trend of increased classified assets to continue moderately based upon its expectation for continued loan growth, particularly in the areas of construction, commercial real estate and consumer lending. Management deemed the allowance for loan losses adequate at March 31, 1997.

         Other Income. Other income increased from $945,000 for the nine months ended March 31, 1996 to $1.1 million for the nine months ended March 31, 1997, primarily as a result of the increase in service charges and fees offset by a decrease in other income. Service charges and fees increased from $656,000 for the nine months ended March 31, 1996 to $884,000 for the same period in 1997 primarily as a result of increased income associated with the origination and sale of FHA and VA loans and increased deposit account fees, particularly on the increased number of NOW accounts. Other income, net, decreased from $289,000 for the nine months ended March 31, 1996 to $186,000 for the nine months ended March 31, 1997 primarily as a result of a $113,000 loss representing the

                                      (xvi)

         Association's share of the losses incurred by the mortgage banking company in which the Association's service corporation subsidiary has an equity investment. See "BUSINESS OF THE ASSOCIATION -- Subsidiary Activities" and Note 1 of Notes to the Consolidated Financial Statements.

         Other Expenses. Other expenses increased from $5.0 million for the nine months ended March 31, 1996 to $7.6 million for the nine months ended March 31, 1997. This increase resulted primarily from the FDIC special assessment on all SAIF-insured institutions to recapitalize the SAIF. The Association's assessment amounted to $1.8 million and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Association's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of Savings Associations -- Federal Deposit Insurance Corporation" and Note 10 of Notes to the Consolidated Financial Statements. Additionally, employee compensation and benefits increased from $2.3 million for the nine months ended March 31, 1996 to $2.7 million for the same period in 1997 as a result of the hiring of additional operations personnel to service the increased number of NOW accounts and the hiring of the Association's current Chief Financial Officer in June 1996. The increases in other categories of other operating expenses generally are attributable to the growth of the Association and to inflation. The Association anticipates that other operating expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. The opening of the new branch offices also will contribute to increased operating expenses in future periods. See "RISK FACTORS -- Return on Equity After Conversion," "-- New Expenses Associated with the ESOP and MRP" and "BUSINESS OF THE ASSOCIATION -- Properties."

         Income Taxes. The provision for income taxes was $1.7 million for the nine months ended March 31, 1996 compared to $990,000 for the nine months ended March 31, 1997 as a result of lower income before taxes.

                                     (xvii)

                                  RISK FACTORS

         Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

Interest Rate Risk

         General. Like all financial institutions, the Association's financial condition and operations are influenced significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds. The Association's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To better control the impact of changes in interest rates, the Association has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination and purchase of adjustable-rate mortgage ("ARM") loans and shorter term construction, commercial real estate, and consumer loans.

         Potential Adverse Impact on Results of Operations. The Association's results of operations would be adversely affected by a material prolonged increase in market interest rates. At December 31, 1996, assuming, for example, an instantaneous 200 basis point increase in market interest rates, the Association's net portfolio value ("NPV") (the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) would decrease by approximately $12.9 million, or 22.5%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

         Potential Adverse Impact on Financial Condition. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Association and, thus, the amount of loan and commitment fees, as well as the market value of the Association's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Association is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

         At December 31, 1996, out of total gross loans of $346.3 million in the Association's portfolio, $96.3 million were ARM loans, the majority of which reprice every year. Furthermore, the Association's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Association has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Association's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

Certain Lending Risks

         While the Association's loan portfolio at December 31, 1996 consisted primarily of one- to- four family mortgage loans, the portfolio also included construction loans (both custom and speculative), consumer loans and, to a lesser extent, commercial real estate loans, land loans for the purpose of developing residential sub-divisions and commercial business loans. At December 31, 1996, construction loans, consumer loans (including commercial business loans), commercial real estate loans and land loans totalled $31.9 million, $39.8 million, $4.6 million and $2.4 million, or 9.2%, 11.5%, 1.3% and 0.7%, of total loans, respectively. These forms of lending are generally viewed to involve greater risk of loss than one- to- four family mortgage lending. This risk is exacerbated in the case of construction loans, land loans and commercial real estate loans because they generally have higher individual loan balances than one- to- four family mortgage loans. Subject to market conditions, the Association intends to continue originating these types of loans and, with respect to consumer lending, actively continue to seek to expand it through advertising campaigns and other promotions. A significant increase in the volume of such originations would be a material factor in management's ongoing evaluation of the adequacy of the Association's allowance for loan losses and may, in management's judgment in future periods, warrant additional provisions for loan losses, which could have a material adverse effect on net income. See "BUSINESS OF THE ASSOCIATION -- Lending Activities."

         Construction loan delinquencies, particularly speculative loan delinquencies, have increased in recent periods. At December 31, 1996, construction loans accounted for on a nonaccrual basis totalled $847,000, all of which were speculative loans, and accruing construction loans contractually past due 90 days or more totalled $2.9 million, all of which were speculative loans. The Association attributes this increase principally to slower home sales in certain price ranges of homes as nationally recognized home builders have become increasingly active in the Association's primary market area. In addition, competition from nationally recognized home builders may have a further adverse impact on local home builders by, among other things, lengthening the marketing for completed homes in certain price ranges and in certain segments of the Association's primary market area. Consequently, the risk of materially increased delinquencies and, although not expected, the risk of material losses exist. The Association, however, believes it can mitigate these risks through its procedures. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Construction Lending" and " -- Nonperforming Assets and Delinquencies."

Competition

         The Association has faced, and will continue to face, intense competition both in making loans and attracting deposits. The Association's primary market area of Spartanburg County has a high density of financial institutions, many of which are branches of large Southeastern bank holding companies which have greater financial resources than the Association and all of which compete with the Association in varying degrees. Competition for loans principally comes from commercial banks, thrift institutions, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, thrift institutions and credit unions have been the Association's most direct competition for deposits. The Association also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Association may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Association may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE ASSOCIATION -- Competition."

Concentration of Credit Risk

         The Association has no significant concentration of credit risk other than that a substantial portion of its loan portfolio is secured by real estate, either as primary or secondary collateral, located in Spartanburg County. This concentration of credit risk could have a material adverse effect on the Association's financial condition and results of operations to the extent there is a material deterioration in that county's economy and real estate values. See "BUSINESS OF THE ASSOCIATION -- Lending Activities."

Return on Equity After Conversion

         Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Association's return on equity for the year ended June 30, 1996 was, and the Holding Company's post-Conversion return on equity will be, less than the average return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Association's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion. In order for the Holding Company to achieve a return on equity comparable to the historical levels of the Association, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Association has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "-- New Expenses Associated with ESOP and MRP"), along with other post-Conversion expenses, as well as operating expenses associated with the new branch offices, are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Association intends to deploy the net proceeds of the Offerings to support its core lending activities to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital.

New Expenses Associated With ESOP and MRP

         The Association will recognize additional material employee compensation and benefit expenses assuming the ESOP and the MRP are implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($20.00 per share) as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "-- Accounting for Stock-Based Compensation," "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."


Anti-takeover Considerations

         Provisions in the Holding Company's Governing Instruments and Delaware and Federal Law. Certain provisions included in the Holding Company's Certificate of Incorporation and in the Delaware General Corporation Law ("DGCL") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions might preclude takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock and supermajority voting requirements for certain business combinations. In addition, the Certificate of Incorporation provides for the election of directors to staggered terms of three years, eliminates cumulative voting for directors, and permits the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. Certain provisions of the Certificate of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. The Certificate of Incorporation of the Holding Company also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion the ownership of more than 10% of the Association or the Holding Company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         Voting Control by Insiders. Directors and officers of the Association and the Holding Company (and their associates) expect to purchase 129,750 shares of Common Stock, or 4.6% and 3.4% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion through the ESOP (assuming shares have been allocated under the ESOP). Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Three, current, non-employee directors of the Holding Company and the Association will serve as the ESOP trustees.

         At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Association. The Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Conversion, or 113,900 and 154,100 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases through a trust established in conjunction with the MRP or from authorized but unissued shares of Common Stock. A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which would also serve as trustees of the MRP trust, if formed. Under the terms of the MRP, the MRP committee or the MRP trustees, will have the power to vote unallocated and unvested shares. In addition, the Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Conversion (284,750 and 385,250 shares at the minimum and the maximum of the Estimated Valuation Range, respectively). The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion.

         Assuming (i) the implementation of the MRP and the Stock Option Plan,
(ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Association would have voting control, on a fully diluted basis, of an additional 24.14% and 23.06% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate existing management.

         Provisions of Employment and Severance Agreements, Severance Plan and Director Emeritus Plan. The employment and severance agreements of Billy L. Painter, President and Chief Executive Officer or the Holding Company and the Association, and other senior officers of the Holding Company and the Association provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Association. Assuming a change of control occurred as of December 31, 1996, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $921,000. In addition, assuming that a change in control had occurred at December 31, 1996 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $1.2 million. Furthermore, assuming a change in control had occurred at December 31, 1996, the aggregate amount payable under the Director Emeritus Plan to all directors would be approximately $378,000. These agreements and plans may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Association.

         See "MANAGEMENT OF THE ASSOCIATION -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."


Possible Dilutive Effect of Benefit Programs

         The MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Conversion. Such shares of Common Stock of the Holding Company may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan." The MRP is subject to approval by the Holding Company's stockholders.

         The Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- 1997 Stock Option Plan." The Stock Option Plan is subject to approval ny the Holding Company's stockholders.

         If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan."

Absence of Prior Market for the Common Stock

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "FSPT," there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

Possible Increase in Estimated Price Range and Number of Shares Issued

         The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 4,430,375
                                       5
shares of Common Stock at the Purchase Price would be issued for an aggregate price of up to $88,607,500. This increase in the number of shares would decrease a subscriber's pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

Potential Delay in Consummating the Conversion

         Once tendered, subscription orders cannot be revoked during the Offerings without the consent of the Holding Company and the Association, unless the Conversion is terminated or there is a resolicitation offering. If the Conversion is not completed by August 21, 1997 as a result of changes that lead to a material revision in the Estimated Valuation Range and the OTS consents to an extension of time to complete the Conversion, there would be a resolicitation offering. OTS regulations permit the OTS to grant one or more time extensions, none of which shall exceed 90 days. In the resolicitation offering, all subscribers would be mailed a supplement to this Prospectus and given the opportunity to confirm, modify or cancel their subscriptions. Failure to confirm affirmatively or modify would be deemed a cancellation and all subscription funds, together with accrued interest, would be returned to the subscriber, or if the subscriber authorized payment by withdrawal of funds on deposit at the Association, that authorization would terminate. If a subscriber affirmatively confirms his subscription order during the resolicitation offering, the Holding Company and the Association would continue to hold all subscription orders and all subscription funds until the expiration of the resolicitation offering. All subscriptions held by the Holding Company and the Association when the resolicitation offering expires would be irrevocable without the consent of the Holding Company and the Association until the completion or termination of the Conversion.

Recent Legislation and the Future of the Thrift Industry

         The Association is, and the Holding Company upon consummation of the Conversion will be, subject to extensive government regulation designed primarily to protect the federal deposit insurance fund and depositors. Such regulation often has a material impact on the Association's financial condition and results of operations. For example, recent legislation required the Association to pay a one-time assessment of $1.1 million, after-tax, to the FDIC to recapitalize the SAIF. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Six Months Ended December 31, 1996 and 1995."

         The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The Deposit Insurance Funds Act of 1996 ("DIF Act") provides that the SAIF will be merged with the Bank Insurance Fund ("BIF") on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its finding to Congress. The Association cannot predict what the attributes of such common charter would be or whether any legislation will result from this study. If developed, the common charter may not offer all the advantages that the Association now enjoys (e.g., unrestricted nationwide branching) or that the Holding Company, as a unitary savings and loan holding company, will enjoy upon consummation of the Conversion (e.g., the absence of restrictions on non-banking activities). If Congress fails to create a common charter, or does not act otherwise to end the thrift industry's separate existence, the merger of the SAIF and BIF contemplated by the DIF Act would not likely occur. Although the SAIF currently meets its statutory reserve ratios, there can be no assurance that it will continue to do so. The financial burden of any future recapitalization likely would fall on a smaller assessment base, potentially increasing the burden on individual institutions, including the Association. See "REGULATION."

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Association are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), to those Eligible
Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value. Additionally, the Association could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Association has been advised by RP Financial that such rights have no value; however, RP Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Tax Effects."

                          FIRSTSPARTAN FINANCIAL CORP.

         The Holding Company was organized on February 4, 1997 under Delaware law at the direction of the Association to acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Association. Prior to the Conversion, the Holding Company will not engage in any material operations. After the Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to regulation by the OTS, and its principal business will be the ownership of the Association. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Association, 50% of the net proceeds of the Offerings as permitted by the OTS to be retained by it and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. See "BUSINESS OF THE HOLDING COMPANY."

         The holding company structure will permit the Holding Company to expand the financial services currently offered through the Association. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will, should it decide to do so, facilitate the expansion and diversification of its operations. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions, including waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Savings and Loan Holding Company Regulations."

            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG

         Chartered in 1935, the Association is a federal mutual savings and loan association located in Spartanburg, South Carolina. As a result of the Conversion, the Association will convert to a federal capital stock savings and loan association and will become a wholly-owned subsidiary of the Holding Company. The Association is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Association's deposits have been federally-insured since 1935 and are currently insured by the FDIC under the SAIF. The Association has been a member of the FHLB System since 1935. At December 31, 1996, the Association had total assets of $375.5 million, total deposits of $324.0 million and total equity of $44.8 million on a consolidated basis.

         The Association is a community oriented financial institution whose principal business is attracting retail deposits from the general public and using these funds to originate one- to- four family residential mortgage loans within its primary market area. The Association is an approved FHA and VA lender and participates in the Spartanburg Residential Development Program, an affordable housing program. The Association also actively originates construction loans and consumer loans. To a lesser extent, the Association originates land loans and commercial real estate loans. The Association has hired an experienced commercial loan officer familiar with the Association's primary market area in an attempt to augment its commercial real estate and commercial business lending. At December 31, 1996, one- to- four family residential mortgage loans, consumer loans (including commercial business loans), construction loans, commercial real estate loans and land loans amounted to 77.3%, 11.5%, 9.2%, 1.3% and 0.7% of its total loan portfolio, respectively. Loans receivable, net, constituted 88.3% of total assets at December 31, 1996. See "RISK FACTORS -- Certain Lending Considerations" and "BUSINESS OF THE ASSOCIATION -- Lending Activities."

         The Association considers Spartanburg County and adjacent counties in Northwest South Carolina to be its primary market area because a large number of its depositors reside, and a substantial portion of its loan portfolio is secured by properties located, in that geographic area. See "RISK FACTORS -- Concentration of Credit Risk." Since August 1996, the Association has also purchased a limited number of one- to- four family residential mortgage loans and residential construction loans from the regional mortgage banking company in which the Association's service corporation subsidiary has an equity investment. At December 31, 1996, a substantial portion of these purchased loans were secured by properties located in the Association's primary market area. Such loan purchases are expected to continue and increase in volume as that company's mortgage banking operations expand, and are likely to include purchases of loans, including commercial loans and home equity loans, secured by properties inside and outside of the Association's primary market area. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Loan Originations, Sales and Purchases" and "-- Subsidiary Activities."

         The Association's business strategy is to operate as a well-capitalized, profitable and independent financial institution dedicated to a community- oriented approach that emphasizes management involvement with customers and the community at large, local decision-making and quality customer service. Management believes that it can best serve an important segment of the marketplace and enhance the long-term value of the Holding Company by operating independently and continuing with and expanding its community- oriented approach, especially in light of recent consolidations of thrift institutions with large regional commercial banks in the Association's primary market area.

         In addition to its lending activities, the Association invests excess liquidity in short term U.S. Government and agency securities, a mutual fund that invests in adjustable rate mortgage loans and, to a substantially lesser extent, short term mortgage-backed securities issued by U.S. Government agencies. Investment securities and mortgage-backed securities, which constituted 3.6% of total assets at December 31, 1996, had an amortized cost and a fair value of $13.6 million at December 31, 1996. See "BUSINESS OF THE ASSOCIATION -- Investment Activities."

         The Association conducts its operations from its main office and three branch offices located in Spartanburg, South Carolina, a branch office in Boiling Springs, South Carolina (Spartanburg County) and a loan production office in Greenville, South Carolina, in adjacent Greenville County. Two additional branch offices are under construction in Inman, South Carolina (Spartanburg County), and in Duncan, South Carolina (Spartanburg County). Both offices are scheduled to open by or around the end of the first half of calendar 1997. See "BUSINESS OF THE ASSOCIATION -- Properties."

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $55.7 million to $75.7 million, or up to $87.2 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Association to be issued in the Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $27.9 million to $37.9 million of net proceeds, or up to $43.6 million if the Estimated Valuation Range is increased by 15%, and the Association receiving an equal amount.

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Association's capital and will support the expansion of the Association's existing business activities. The Association will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. The Association also intends to use a portion of the funds (up to approximately $1.5 million) to contribute to the ongoing construction of two branch offices and the renovation of an existing branch office.
                                       8

         In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of Common Stock sold in the Conversion. The Holding Company's loan to fund the ESOP may range from $4,556,000 to $6,164,000 based on the sale of 227,800 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 308,200 shares (at the maximum of the Estimated Valuation Range), respectively, at $20.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 4,430,375 shares, are sold in the Conversion, the Holding Company's loan to the ESOP would be approximately $7,088,600 (based on the sale of 354,430 shares to the ESOP). It is anticipated that the ESOP loan will have a 12-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Conversion. The loan will be repaid principally from the Association's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

         The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Association in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Delaware law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

         Following consummation of the Conversion, the Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Association will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Association's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current OTS policy with respect thereto, see "THE CONVERSION -- Restrictions on Repurchase of Stock."

                                 DIVIDEND POLICY

General

         The Holding Company's Board of Directors anticipates declaring and paying a quarterly cash dividends on the Common Stock at an annual rate of 3%, or $0.60 per share per year based on the Purchase Price. The first quarterly cash dividend is expected to be declared and paid during the first full quarter following the consummation of the Conversion. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Association to the Holding Company discussed below. Under Delaware law, the Holding Company will be permitted to pay cash dividends after the Conversion either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Association or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

Current Restrictions

         Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Association because the Holding Company initially will have no source of income other than dividends from the Association and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Association to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Association currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Association may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to the Association's Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account" and Note 12 of Notes to the Consolidated Financial Statements included elsewhere herein.

         Under Delaware law, the Holding Company is generally limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, to its net profits for the current and/or immediately preceding fiscal year.

         The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any action in contemplation of any such distributions, within the first year following the consummation of the Conversion.

Tax Considerations

         In addition to the foregoing, retained earnings of the Association appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Association to pay cash dividends to the Holding Company without the payment of federal income taxes by the Association at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 6 of Notes to the Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Association that would result in a recapture of the Association's bad debt reserve or create the above-mentioned federal tax liabilities.

                             MARKET FOR COMMON STOCK

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market System under the symbol "FSPT," there can be no assurance that the Holding Company will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least two market makers and a minimum number of record holders. Trident Securities has agreed to make a market for the Holding Company's Common Stock following consummation of the Conversion and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least one additional broker-dealer to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Association or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq National Market System as contemplated.

                                 CAPITALIZATION

         The following table presents the historical capitalization of the Association at December 31, 1996, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A change in the number of shares to be issued in the Conversion may materially affect pro forma consolidated capitalization.

                                                                    Holding Company
                                                          Pro Forma Consolidated  Capitalization
                                                                 Based Upon the Sale  of

                                                            2,847,500   3,350,000      3,852,500        4,430,375
                                  Capitalization            Shares at   Shares at       Shares at        Shares at
                                      as of                   $20.00      $20.00         $20.00          $20.00
                                 December 31, 1996        Per Share(1)   Per Share(1)   Per Share(1)    Per Share(2)

                                                                        (In thousands)

Deposits(3) . . . . . . .           $ 323,951             $ 323,951    $ 323,951        $ 323,951      $ 323,951
FHLB advances . . . . . .
                                    ---------             ---------    ---------        ---------      ---------
Total deposits and
 borrowed funds . . . . .           $ 323,951             $ 323,951    $ 323,951        $ 323,951      $ 323,951

Stockholders' equity:

   Preferred stock:
     250,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding . . .                --                     --           --               --             --

   Common Stock:
     12,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(4) . . .                --                     28           34               39            44

   Additional paid-in capital            --                 55,647       65,566           75,611        87,164

   Retained earnings(5) .              44,833               44,833       44,833           44,833        44,833
   Less:
     Common Stock acquired
      by ESOP(6)  . . . .                --                 (4,556)      (5,360)          (6,164)      (7,089)

     Common Stock to be acquired
       by MRP(7)  . . . .                --                 (2,278)      (2,680)          (3,082)      (3,544)

Total stockholders' equity
                                    $  44,833            $  93,674    $ 102,393        $ 111,237    $ 121,408



                         (footnotes on following page)

(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof. (4) The Association's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Conversion.
(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Association will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Association's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account."
(6) Assumes that 8% of the Common Stock sold in the Conversion will be acquired by the ESOP in the Conversion with funds borrowed from the Holding Company. Under generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

       The following table presents the Association's historical and pro forma capital position relative to its capital requirements at December 31, 1996. The amount of capital infused into the Association for purposes of the following table is 50% of the net proceeds of the Offerings. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Association, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."


                                                                        PRO FORMA AT  DECEMBER 31, 1996

                                                                                                                   15% above
                                             Minimum of Estimated  Midpoint of Estimated Maximum of Estimated   Maximum of Estimated
                                                Valuation Range      Valuation Range        Valuation  Range       Valuation  Range


                                                  2,847,500 Shares      3,350,000 Shares    3,852,500 Shares      4,430,375 Shares
                             December 31, 1996   at $20.00 Per Share   at $20.00 Per Share  at $20.00 Per Share  at $20.00 Per Share
                                     Percent of         Percent of           Percent of          Percent of           Percent of
                                      Adjusted           Adjusted             Adjusted            Adjusted             Adjusted
                                       Total               Total               Total               Total                 Total
                           Amount    Assets (1)  Amount   Assets(1)    Amount  Assets(1)     Amount    Assets (1) Amount Assets (1)
                                                             (Dollars in thousands)



 GAAP capital(2) . . . .     $44,833    11.94%    $65,837  16.41%      $69,593   17.16%     $73,412   17.89%    $77,804   18.72%

 Tangible capital(2) . .     $44,845    11.94%    $65,849  16.42%      $69,605   17.16%     $73,424   17.90%    $77,816   18.72%
 Tangible capital
  requirement                  5,633     1.50       6,016   1.50         6,085    1.50        6,154    1.50       6,234    1.50
 Excess  . . . . . . . .     $39,212    10.44%    $59,833  14.92%      $63,520   15.66%     $67,270   16.40%    $71,582   17.22%

 Core capital(2) . . . .     $44,845    11.94%    $65,849  16.42%      $69,605   17.16%     $73,424   17.90%    $77,816   18.72%
 Core capital
   requirement(3)             11,266     3.00      12,033   3.00        12,169    3.00       12,308    3.00      12,468    3.00
 Excess  . . . . . . . .     $33,579     8.94%    $53,816  13.42%      $57,436   14.16%     $61,116   14.90%    $65,348   15.72%

 Total capital(4)  . . .     $46,495    20.78%    $67,499  29.50%      $71,255   31.02%     $75,074   32.55%     79,466   34.29%
 Risk-based
  capital requirement  .      17,897     8.00      18,306   8.00        18,379    8.00       18,453    8.00      18,538    8.00
 Excess  . . . . . . . .     $28,598    12.78%    $49,193  21.50%      $52,876   23.02%     $56,621   24.55%    $60,928   26.29%
 -------------------

(1) Based upon total adjusted assets of $375.5 million at December 31, 1996 and $401.1 million, $405.7 million, $410.3 million and $415.6 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $223.7 million at December 31, 1996 and $228.8 million, $229.7 million, $230.7 million and $231.7 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) An unrealized loss on securities available-for-sale, net of taxes, of $12,000 accounts for the difference between GAAP capital and each of tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

       Under the Plan of Conversion, the Common Stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Association as converted, based upon an independent valuation. The Estimated Valuation Range as of February 21, 1997 is from a minimum of $56,950,000 to a maximum of $77,050,000 with a midpoint of $67,000,000 or, at a price per share of $20.00, a minimum number of shares of 2,847,500, a maximum number of shares of 3,852,500 and a midpoint number of shares of 3,350,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Trident Securities will receive fees of $672,000, $797,000, $797,000 and $797,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively, assuming all shares are sold to investors residing in South Carolina (see "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the Common Stock will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion expenses, excluding the fees paid to Trident Securities, will total approximately $603,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

       The pro forma consolidated net income of the Association for the six months ended December 31, 1996 and the year ended June 30, 1996 have been calculated as if the Conversion had been consummated at the beginning of the respective periods and the estimated net proceeds received by the Holding Company and the Association had been invested at 6.44% and 6.48% at the beginning of the respective periods, which represent the arithmetic average of the Association's yield on interest-earning assets and interest-bearing deposits as of December 31, 1996 and June 30, 1996, respectively. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. For purposes of calculating pro forma income on net proceeds, it is assumed that there will be no return on approximately $1.5 million of net proceeds that will be used to contribute to the construction of the Inman and Duncan branch offices and the renovation of an existing branch office. See "USE OF PROCEEDS." A pro forma after-tax return of 3.99% and 4.02% are used for both the Holding Company and the Association for the periods, after giving effect to an incremental combined federal and state income tax rate of 38.0% for both periods. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the respective periods or at December 31, 1996 or June 30, 1996, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

       The following tables summarize the historical net income and retained earnings of the Association and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- 1997 Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Association, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

       The following pro forma information may not be representative of the financial effects of the Conversion at the date on which the Conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.




                                              At or For the Six Months Ended December 31, 1996

                                         Minimum of       Midpoint of      Maximum of      15% Above
                                         Estimated        Estimated        Estimated       Maximum of
                                         Valuation        Valuation        Valuation       Estimated
                                         Range            Range            Range           Valuation Range
                                         2,847,500        3,350,000        3,852,500       4,430,375(1)
                                         Shares           Shares           Shares          Shares
                                         at $20.00        at $20.00        at $20.00       at $20.00
                                         Per Share        Per Share        Per Share       Per Share
                                                                    (In Thousands, Except Per Share Amounts)

Gross proceeds  . . . . . . . . . . . .   $56,950          $67,000           $77,050          $88,608
Less: estimated expenses  . . . . . . .
                                            1,275            1,400             1,400            1,400
Estimated net proceeds  . . . . . . . .   $55,675          $65,600           $75,650          $87,208
Less: Common Stock acquired by ESOP   .    (4,556)          (5,360)           (6,164)          (7,089)
Less: Common Stock to be acquired by MRP   (2,278)          (2,680)           (3,082)          (3,544)
     Net investable proceeds  . . . . .   $48,841          $57,560           $66,404          $76,575

Consolidated net income:
 Historical . . . . . . . . . . . . . .      $607             $607              $607             $607
 Pro forma income on net proceeds(2)  .       945            1,119             1,296            1,499
 Pro forma ESOP adjustments(3)  . . . .      (118)            (138)             (159)            (183)
 Pro forma MRP adjustments(4) . . . . .
                                             (141)            (166)             (191)            (220)
   Pro forma net income . . . . . . . .    $1,293           $1,422            $1,553           $1,703

Consolidated net income per share (5)(6):
 Historical . . . . . . . . . . . . . .     $0.23            $0.20             $0.17            $0.15
 Pro forma income on net proceeds . . .      0.36             0.36              0.36             0.37
 Pro forma ESOP adjustments(3)  . . . .     (0.04)           (0.04)            (0.04)           (0.04)
 Pro forma MRP adjustments(4) . . . . .     (0.05)           (0.05)            (0.05)           (0.05)
   Pro forma net income per share . . .     $0.50            $0.47             $0.44            $0.43

Consolidated stockholders' equity (book value):
 Historical . . . . . . . . . . . . . .   $44,833          $44,833           $44,833          $44,833
 Estimated net proceeds . . . . . . . .    55,675           65,600            75,650           87,208
 Less: Common Stock acquired by ESOP  .    (4,556)          (5,360)           (6,164)          (7,089)
 Less: Common Stock to be acquired
  by MRP(4). . . . . . . . . . . .  . .    (2,278)          (2,680)           (3,082)          (3,544)
   Pro forma stockholders' equity(7)  .   $93,674         $102,393          $111,237         $121,408

Consolidated stockholders' equity per
  share(6)(8):
 Historical(6)  . . . . . . . . . . . .    $15.74           $13.38            $11.64           $10.12
 Estimated net proceeds . . . . . . . .     19.55            19.58             19.64            19.68
 Less: Common Stock acquired by ESOP  .     (1.60)           (1.60)            (1.60)           (1.60)
 Less: Common Stock to be acquired
  by MRP(4) . . . . . . . . . . . . . .     (0.80)           (0.80)            (0.80)           (0.80)

   Pro forma stockholders' equity per
    share(9)  . . . . . . . . . . . . .     $32.89            $30.56           $28.88           $27.40

Purchase Price as a percentage of pro forma
 stockholders' equity per share . . . .     60.81%           65.45%            69.25%           72.99%

Purchase Price as a multiple of pro forma
 net income per share . . . . . . . . .    20.00x           21.28x            22.73x           23.26x

                      (footnotes on second following page)

                                                           At or For the Year Ended June 30, 1996

                                             Minimum of       Midpoint of      Maximum of      15% Above
                                             Estimated        Estimated        Estimated       Maximum of
                                             Valuation        Valuation        Valuation       Estimated
                                             Range            Range            Range           Valuation Range
                                             2,847,500        3,350,000        3,852,500       4,430,375(1)
                                             Shares           Shares           Shares          Shares
                                             at $20.00        at $20.00        at $20.00       at $20.00
                                             Per Share        Per Share        Per Share       Per Share
                                                              (In Thousands, Except Per Share Amounts)

  Gross proceeds  . . . . . . . . . . . .   $56,950          $67,000           $77,050          $88,608
  Less: estimated expenses  . . . . . . .     1,275            1,400             1,400            1,400
  Estimated net proceeds  . . . . . . . .   $55,675          $65,600           $75,650          $87,208
  Less: Common Stock acquired by ESOP . .    (4,556)          (5,360)           (6,164)          (7,089)
  Less: Common Stock to be acquired by MRP   (2,278)          (2,680)           (3,082)          (3,544)
       Net investable proceeds  . . . . .   $48,841          $57,560           $66,404          $76,575

  Consolidated net income:
   Historical . . . . . . . . . . . . . .    $3,537           $3,537            $3,537           $3,537
   Pro forma income on net proceeds(2)  .     1,902            2,252             2,608            3,016
   Pro forma ESOP adjustments(3)  . . . .      (235)            (277)             (318)            (366)
   Pro forma MRP adjustments(4) . . . . .      (282)            (332)             (382)            (439)
     Pro forma net income . . . . . . . .    $4,922           $5,180            $5,445           $5,748

  Consolidated net income per share (5)(6):
   Historical . . . . . . . . . . . . . .     $1.35            $1.14             $0.99            $0.86
   Pro forma income on net proceeds . . .      0.72             0.73              0.73             0.74
   Pro forma ESOP adjustments(3)  . . . .     (0.09)           (0.09)            (0.09)           (0.09)
   Pro forma MRP adjustments(4) . . . . .     (0.11)           (0.11)            (0.11)           (0.11)
     Pro forma net income per share . . .     $1.87            $1.67             $1.52            $1.40

  Consolidated stockholders' equity
    (book value):
   Historical . . . . . . . . . . . . . .   $44,154          $44,154           $44,154          $44,154
   Estimated net proceeds . . . . . . . .    55,675           65,600            75,650           87,208
   Less: Common Stock acquired by ESOP  .    (4,556)          (5,360)           (6,164)          (7,089)
   Less: Common Stock to be acquired by
      MRP(4)                                 (2,278)          (2,680)           (3,082)          (3,544)
     Pro forma stockholders' equity(7)  .   $92,995         $101,714          $110,558         $120,729

  Consolidated stockholders' equity per
    share(6)(8):
   Historical(6)  . . . . . . . . . . . .    $15.51           $13.18            $11.46            $9.97
   Estimated net proceeds . . . . . . . .     19.55            19.58             19.64            19.68
   Less: Common Stock acquired by ESOP  .     (1.60)           (1.60)            (1.60)           (1.60)
   Less: Common Stock to be acquired
      by MRP(4)                               (0.80)           (0.80)            (0.80)           (0.80)
     Pro forma stockholders' equity per
      share(9)                                $32.66           $30.36           $28.70           $27.25

  Purchase Price as a percentage of pro forma
   stockholders' equity per share . . . .     61.24%           65.88%            69.69%           73.39%

  Purchase Price as a multiple of pro forma
     net income per share . . . . . . . . .   10.70x           11.98x            13.16x           14.29x

                          (footnotes on following page)

-------------------

(1) Gives effect to the sale of an additional 577,875 shares in the Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Association as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Association as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion. Since funds on deposit at the Association may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Association for investment following receipt of the net proceeds of the Offerings will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion, which rate is currently 8.25%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Association intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Association's payment of the ESOP debt is based upon equal installments of principal over a 12-year period, assuming a combined federal and state income tax rate of 38%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Association on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $20.00 per share Purchase Price. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan."
(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 38%. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.49, $0.46, $0.44 and $0.42 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the six months ended December 31, 1996, respectively, and $1.83, $1.64, $1.50 and $1.38 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended June 30, 1996, respectively, and pro forma stockholders' equity per share would be $32.40, $30.16, $28.53 and $27.12 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at December 31, 1996, respectively, and $32.17, $29.96, $28.36 and $26.97 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at June 30, 1996, respectively. Shares issued under the MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $20.00 per share on the date shares are awarded under the MRP, total MRP expense would increase. The total estimated MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax MRP expense of $227,000, $268,000, $308,000 and $355,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the six months ended December 31, 1996, respectively, and $455,000, $535,000, $616,000 and $708,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended June 30, 1996, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Conversion, the

     Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.1%. Assuming stockholder approval of the Stock Option Plan and that all options were exercised at the end of the six months ended December 31, 1996 and the year ended June 30, 1996, respectively, at an exercise price of $20.00 per share, pro forma net earnings per share would be $0.48, $0.46, $0.43 and $0.41, respectively, for the six months ended December 31, 1996, and $1.76, $1.59, $1.46 and $1.34, respectively, for the year ended June 30, 1996, and pro forma stockholders' equity per share would be $31.72, $29.61, $28.07 and $26.73, respectively, for the six months ended December 31, 1996, and $31.51, $29.42, $27.91 and $26.59,
     respectively for the year ended June 30, 1996 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 2,624,446, 3,087,583, 3,550,721 and 4,083,329 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the six months ended December 31, 1996, respectively and 2,629,192, 3,093,167, 3,557,142 and 4,090,713 for the year ended June 30, 1996, respectively, which includes the shares of Common Stock sold in the Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion.
(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Association's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Association's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 2,847,500, 3,350,000, 3,852,500 and 4,430,375 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Association, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Association and their associates may not purchase in excess of 28% of the shares sold in the Conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.

                                                                Percent of       Percent of
                                                               Shares at           Shares at
                                                               Minimum of         Maximum of
   Name and        Anticipated Number of  Anticipated Dollar   Estimated          Estimated
   Position        Shares Purchased (1)   Amount Purchased     Valuation Range     Valuation Range



 Robert R. Odom                6,250       $  125,000          0.22%             0.16%
   Chairman of the Board
 Billy L. Painter             16,250          325,000          0.57              0.42
   President and Director
 Robert L. Handell             5,000          100,000          0.18              0.13
   Secretary and Director
 R. Wesley Hammond             5,000          100,000          0.18              0.13
   Director
 E. Lea Salter                 7,500          150,000          0.26              0.19
   Director
 E.L. Sanders                 15,000          300,000          0.53              0.39
   Director
 David E. Tate                 5,000          100,000          0.18              0.13
   Director
 J. Stephen Sinclair          16,250          325,000          0.57              0.42
   Executive Vice President
 Hugh H. Brantley             16,250          325,000          0.57              0.42
   Executive Vice President
 R. Lamar Simpson              2,500           50,000          0.09              0.06
   Chief Financial Officer
 Other officers (5 persons)
                              34,750          695,000          1.22              0.90

      Total                  129,750       $2,595,000          4.56%             3.37%

--------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. For a description of the number of shares to be purchased by the ESOP and intended awards under the MRP and Stock Option Plan, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

    FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

            The following Consolidated Statements of Income of First Federal Savings and Loan Association of Spartanburg and Subsidiary for the fiscal years ended June 30, 1996, 1995 and 1994 have been audited by Deloitte & Touche LLP, Greenville, South Carolina, independent auditors, whose report thereon appears elsewhere in this Prospectus. The Consolidated Statements of Income for the six months ended December 31, 1996 and 1995 were not audited by Deloitte & Touche LLP, but, in the opinion of management, reflect all adjustments (none of which are other than normal recurring entries) necessary for a fair presentation. The results of operations for the six months ended December 31, 1996 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein.

                                           Six Months
                                        Ended December 31,       Years Ended  June 30,

                                        1996       1995       1996        1995       1994
                                              (Unaudited)
                                                           (In thousands)

INVESTMENT INCOME:

 Interest on loans  . . . . . .      $ 13,305   $ 11,946    $ 24,421   $ 22,086    $ 21,414
 Interest and dividends on
  investment securities,
  mortgage-backed securities
  and other  . . . . . . . . .
                                          852      1,091       2,024      1,749       1,739
  Total investment income . . .        14,157     13,037      26,445     23,835      23,153

INTEREST EXPENSE:
 Deposit accounts . . . . . . .
                                        7,568      7,332      14,669     11,302      10,387

NET INTEREST INCOME . . . . . .         6,589      5,705      11,776     12,533      12,766

PROVISION FOR LOAN LOSSES
 (Note 3)                                 675          4         419          9          --

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES . .         5,914      5,701      11,357     12,524      12,766


OTHER INCOME (EXPENSE):
 Service charges and fees . . .           596        413         924        674         654
 Gain (loss) of sale of
   mortgage loans                          37         --          --     (1,078)       (226)
 Unrealized gain (loss) on
   loans held for sale                     --         --          --        668        (668)
 Loss on sale of investments              (16)        --          --       (396)       (109)
 Other income, net  . . . . . .
                                           85        186         395        466         433

 Total other income, net . . .            702        599       1,319        334          84

OTHER OPERATING EXPENSES:
 Employee compensation and
   benefits                             1,733      1,516       3,131      3,020       2,728
 Federal deposit insurance premium      2,131        354         737        701         690
 Occupancy and equipment expense          497        366         731        631         553
 Computer services  . . . . . .           250        192         449        388         365
 Advertising and promotions . .           235        204         418        286         197
 Office supplies, postage,
  printing, etc                           246        219         502        334         311
 Other  . . . . . . . . . . . .           552        475       1,060        862         827

  Total other operating expenses        5,644      3,326       7,028      6,222       5,671


INCOME BEFORE INCOME TAXES  . .           972      2,974       5,648      6,636       7,179

PROVISION FOR INCOME TAXES

 (Note 6) . . . . . . .                   365      1,115       2,111      2,495       2,707


NET INCOME  . . . . . . .            $    607   $  1,859    $  3,537   $  4,141    $  4,472



                             See Notes to Consolidated Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

       Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Association. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

Operating Strategy

       The Association's business consists principally of attracting retail deposits from the general public and using these funds to originate mortgage loans secured by one- to- four family residences located in its primary market area. To a lesser extent, the Association also originates, in order of magnitude, construction loans, consumer loans (including commercial business loans), commercial real estate loans and land loans. In addition, the Association invests in U.S. Government and federal agency obligations, mutual funds and, to a substantially lesser extent, mortgage-backed securities. The Association intends to continue to fund its assets primarily with retail deposits, although FHLB-Atlanta advances may be used as a supplemental source of funds.

       The Association's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Association's profitability is also affected by the level of other income and expenses. Other income, net, includes income associated with the origination and sale of FHA and VA mortgage loans, loan servicing fees, income from real estate owned and net gains and losses on sales of interest-earning assets. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Association's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

       The Association's business strategy is to operate as a well-capitalized, profitable and independent financial institution dedicated to a community-oriented approach that emphasizes management involvement with customers and the community at large, local decision-making and quality customer service. Management believes that it can best serve an important segment of the marketplace and enhance the long-term value of the Holding Company by operating independently and continuing with and expanding its community- oriented approach, especially in light of recent consolidations of thrift institutions with large regional commercial banks in the Association's market area.

       The Association believes that it has successfully implemented its business strategy by: (i) maintaining a strong capital base (see "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE"); (ii) seeking to reduce its exposure to fluctuations in market interest rates (see "-- Asset and Liability Management"); (iii) promoting local loan originations (see "BUSINESS OF THE ASSOCIATION -- Lending Activities -- General"); (iv) supplementing its traditional menu of mortgage loan products with a variety of consumer loan products (see "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Consumer and Other Lending"); (v) providing check imaging services and offering commercial deposit accounts to complement its commercial real estate and commercial business lending activities (see BUSINESS OF THE ASSOCIATION -- Deposit Activities and Other Sources of Funds); (vi) making an equity investment in a regional mortgage banking company (see BUSINESS OF THE ASSOCIATION -- Subsidiary Activities"); and (vii) expanding its branch office network (see BUSINESS OF THE ASSOCIATION -- Properties"). The Association believes that the capital raised in the Offerings will enhance its ability to continue implementing its business strategy.
                                       22

Comparison of Financial Condition at December 31, 1996, June 30,
1996 and June 30, 1995

       Total assets were $375.5 million, $357.0 million and $322.7 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. This increase resulted primarily from growth in the loan portfolio, which was funded primarily by deposit growth.

       Loans receivable, net, amounted to $331.7 million, $314.9 million and $267.4 million at December 31, 1996, June 30, 1996 and June 30, 1995,
respectively. A substantial portion of the Association's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area of Spartanburg County, South Carolina. There are certain risks associated with this credit concentration. See "RISK FACTORS -- Concentration of Credit Risk." In addition, the period between June 30, 1995 and December 31, 1996 saw a continuing trend in the growth of the construction and consumer loan portfolios as the Association emphasized the origination of loans with shorter maturities for asset and liability management purposes. See "-- Asset and Liability Management." Construction and consumer loans are generally riskier than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks" and "BUSINESS OF THE ASSOCIATION -- Lending Activities."

       Loans held-for-sale were $1.4 million, $1.9 million and $15.3 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. The Association sold $13.3 million of loans classified as held-for-sale whose aggregate market value was less than their aggregate principal balances during the year ended June 30, 1995 after determining that the prospects of their carrying value equalling or exceeding market value in the foreseeable future was remote. During the year ended June 30, 1996 the Association reclassified approximately $20.9 million of loans from held-for-sale to held-for-investment (at the lower of cost or market at the time of reclassification) after management reevaluated its intent with respect to their disposition. See "-- Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1995 and 1994 -- Other Income (Expense)."

       Cash and cash equivalents amounted to $17.1 million, $10.8 million and $16.0 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. The decrease between June 30, 1996 and 1995 reflects the purchase of marketable equity securities (mutual fund shares). The increase between December 31, 1996 and June 30, 1996 reflects proceeds from the sale of such marketable equity securities, which were sold to increase regulatory liquidity, and, to a lesser extent, deposit growth. See "-- Liquidity and Capital Resources."

       Held-to-maturity investment securities were $5.5 million at June 30, 1995, with no similar holdings at either December 31, 1996 or June 30, 1996. In December 1995, the Association adopted the implementation guidance allowed by the Financial Accounting Standards Board ("FASB") under its Special Report "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," and reclassified investment securities classified as held-to-maturity to available-for-sale without tainting the remainder of the held-to-maturity investment securities portfolio. See Note 1 of Notes to the Consolidated Financial Statements.

       Available-for-sale investment securities were $13.5 million, $18.2 million and $8.2 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. The increase between June 30, 1996 and 1995 reflects the reclassification of held-to-maturity securities and the purchase of additional securities, both described above. The decrease between December 31, 1996 and June 30, 1996 resulted primarily from the sale of marketable equity securities to increase regulatory liquidity, also described above.

       Office properties and equipment, net, were $5.5 million, $5.1 million and $4.4 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. The increase between June 30, 1996 and 1995 resulted primarily from the acquisition of land for the construction of the Inman branch office and property adjacent to the Association's main office for possible future expansion needs (see "BUSINESS OF THE ASSOCIATION -- Properties") and the purchase of check imaging equipment and other computer technology upgrades. The increase between December 31, 1996 and June 30, 1996 resulted primarily from the acquisition of land adjacent to the Boiling Springs branch office for possible future expansion needs.

       Deposit accounts totalled $324.0 million, $305.8 million and $275.9 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. The increases between December 31, 1996, June 30, 1996 and June 30, 1995 were the result of aggressive marketing and promotion. See "-- Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1996 and 1995 -- Other Operating Expenses, "-- Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1995 and 1994 -- Other Operating Expenses" and "BUSINESS OF THE ASSOCIATION -- Deposit Activities and Other Sources of Funds."


       Total equity was $44.8 million, $44.2 million and $40.7 million at December 31, 1996, June 30, 1996 and June 30, 1995, respectively. These increases were primarily the result of retained earnings.

Results of Operations

       The earnings of the Association depend primarily on its level of net interest income, which is the difference between interest earned on the Association's interest-earning assets and the interest paid on interest-bearing liabilities. Net interest income is a function of the Association's interest rate spread, which is the difference between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to the average balance of interest-bearing liabilities.

Comparison of Operating Results for the Six Months Ended December 31, 1996 and 1995

       Net Income. Net income was $607,000 for the six months ended December 31, 1996 compared to $1.9 million for the six months ended December 31, 1995, a 68.1% decline, primarily as a result of increases in the provision for loan losses and in other operating expenses, offset by an increase in other income. The increase in other operating expenses was primarily the result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $1.1 million after tax, net income would have been $1.7 million for the six months ended December 31, 1996.

       Net Interest Income. Net interest income increased 15.8% from $5.7 million for the six months ended December 31, 1995 to $6.6 million for the six months ended December 31, 1996. Total investment income increased 9.2% from $13.0 million for the six months ended December 31, 1995 to $14.2 million for the six months ended December 31, 1996 primarily as a result of an increase in the average balance of interest-earning assets from $326.8 million to $352.4 million. Interest expense increased 4.1% from $7.3 million for the six months ended December 31, 1995 to $7.6 million for the six months ended December 31, 1996 as a result of an increase in the average balance of deposits from $289.8 million to $313.7 million. The increase in the average balance of deposits more than offset a decrease in the average cost of deposits from 5.06% for the six months ended December 31, 1995 to 4.82% for the six months ended December 31, 1996. The decrease in the average cost of deposits resulted primarily from a lower average rate paid on certificates of deposit, offset slightly by an increase in the weighted average rate paid on passbook accounts. The higher average rates paid on certificates of deposits during the six months ended December 31, 1995 resulted from a promotion that had expired by the beginning of the six months ended December 31, 1996. The higher average rate paid on passbook accounts during the six months ended December 31, 1996 also resulted from a promotion. Interest rate spread increased to 3.21% for the six months ended December 31, 1996 from 2.92% for the six months ended December 31, 1995.


       Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Management also considers the level of problem assets that the Association classifies according to OTS regulations. The Association gives greater weight to the level of classified assets than to the level of nonperforming assets (nonaccrual loans, accruing loans contractually past due 90 days or more, and real estate acquired in settlement of loans) because classified assets include not only nonperforming assets but also performing assets that otherwise exhibit, in management's judgment, potential credit weaknesses. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies" and "-- Lending Activities -- Asset Classification."

       The provision for loan losses was $675,000 for the six months ended December 31, 1996 compared to $4,000 for the same period in 1995. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses caused by the growth of the loan portfolio and a continuing increase in classified assets between December 31, 1995 and December 31, 1996. The increase in classified assets resulted primarily from an increase in construction loan delinquencies, which management attributes to slower sales of homes of the type sold by the Association's construction loan borrowers in the Association's primary market area. See "RISK FACTORS -- Certain Lending Risks." Although no assurances can be given, management expects the trend of increased classified assets to continue moderately based upon its expectation for continued loan growth, particularly in the areas of construction, commercial real estate and consumer lending. Management deemed the allowance for loan losses adequate at December 31, 1996.

       Other Income (Expense). Other income increased from $599,000 for the six months ended December 31, 1995 to $702,000 for the six months ended December 31, 1996, primarily as a result of the increase in service charges and fees offset by a decrease in other income. Service charges and fees increased from $413,000 for the six months ended December 31, 1995 to $596,000 for the same period in 1996 primarily as a result of increased income associated with the origination and sale of FHA and VA mortgage loans and increased deposit account fees, particularly on the increased number of NOW accounts. Other income, net, decreased from $186,000 for the six months ended December 31, 1995 to $85,000 for the six months ended December 31, 1996 primarily as a result of a $100,000 loss representing the Association's share of the losses incurred by the mortgage banking company in which the Association's service corporation subsidiary has an equity investment. See "BUSINESS OF THE ASSOCIATION -- Subsidiary Activities" and Note 1 of Notes to the Consolidated Financial Statements.

       Other Operating Expenses. Other operating expenses were $5.6 million for the six months ended December 31, 1996 compared to $3.3 million for the same period in 1995. This increase resulted primarily from the FDIC special assessment on all SAIF-insured institutions to recapitalize the SAIF. The Association's assessment amounted to $1.8 million and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Association's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of Savings Associations -- Federal Deposit Insurance Corporation" and Note 10 of Notes to the Consolidated Financial Statements. Additionally, employee compensation and benefits increased from $1.5 million for the six months ended December 31, 1995 to $1.7 million for the same period in 1996 as a result of the hiring of additional operations personnel to service the increased number of NOW accounts and the hiring of the Association's current Chief Financial Officer in June 1996. The increases in other categories of other operating expenses generally is attributable the general growth of the Association and to inflation. The Association anticipates that other operating expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. The opening of the new branch offices also will contribute to increased operating expenses in future periods. See "RISK FACTORS -- Return on Equity After Conversion," "-- New Expenses Associated With ESOP and MRP" and "BUSINESS OF THE ASSOCIATION -- Properties."

       Income Taxes. The provision for income taxes was $365,000 for the six months ended December 31, 1996 compared to $1.1 million for the six months ended December 31, 1995 as a result of lower income before taxes.

Comparison of Operating Results for the Years Ended June 30, 1996 and 1995

       Net Income. Net income was $3.5 million for the year ended June 30, 1996 compared to $4.1 million a year earlier, a 14.6% decline, primarily as a result of a decrease in net interest income and increases in the provision for loan losses and in other operating expenses, offset by an increase in other income.

       Net Interest Income. Net interest income was $11.8 million for the year ended June 30, 1996 compared to $12.5 million for the year ended June 30, 1995, a 5.6% decline. A 10.9% increase in investment income, from $23.8 million in 1995 to $26.4 million in 1996, was more than offset by a 30.1% increase in interest expense, from $11.3 million in 1995 to $14.7 million in 1996. The increase in investment income resulted primarily from an increase in the average balance of interest-earning assets from $302.2 million in 1995 to $331.4 million in 1996 and an increase in the average yield on interest-earning assets from 7.89% in 1995 to 7.98% in 1996 as a result of a combination of higher market interest rates and an increase in the average balance of higher yielding consumer and other loans. The increase in interest expense was primarily the result of an increase in the average cost of deposits from 4.18% for 1995 to 4.97% for 1996 as a result of a combination of higher market interest rates and competitive pricing to increase deposit balances, coupled with an increase in the average balance of deposits from $270.1 million for 1995 to $295.0 million for 1996, which resulted in a decline in interest rate spread from 3.71% in 1995 to 3.01% in 1996.

       Provision for Loan Losses. The provision for loan losses was $419,000 for the year ended June 30, 1996 compared to $9,000 for the year ended June 30, 1995. Management deemed the increase in the provision for loan losses necessary in light of the growth of the loan portfolio, particularly in the areas of construction and consumer lending, which are generally considered to have a greater risk of loss than one- to- four family residential mortgage loans, and an increase in nonperforming assets, primarily construction loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Construction Lending" and "-- Lending Activities -- Nonperforming Assets and Delinquencies."

       Other Income (Expense). Other income was $1.3 million for the year ended June 30, 1996 compared to $334,000 for the year ended June 30, 1995. In 1995, there was a $1.1 million loss on the sale of mortgage loans held for sale and a $396,000 loss on the sale of investments, both of which were absent in 1996. See "-- Comparison of Financial Condition at December 31, 1996, June 30, 1996 and June 30, 1995" and "-- Results of Operations -- Comparison of Operating Results for the Year Ended June 30, 1996 and 1995 -- Other Income (Expense)."

       Other Operating Expenses. Other operating expenses were $7.0 million for the year ended June 30, 1996 compared to $6.2 million in 1995, an increase of 12.9%, primarily as a result of increases in occupancy and equipment expense, advertising and promotions expense, and office supplies, postage and printing expenses. Occupancy and equipment expense increased to $731,000 for the year ended June 30, 1996 from $631,000 for the year ended June 30, 1995, primarily as a result of increased depreciation expense of computer and other equipment and, to a lesser extent, general maintenance and repairs on the Association's properties. Advertising and promotions expense increased to $418,000 for the year ended June 30, 1996 from $286,000 for the year ended June 30, 1995 as a result of increased advertising and promotions developed with the assistance of a consultant retained to develop and implement strategies to increase the Association's deposit base. Office supplies, postage and printing expenses increased to $502,000 for the year ended June 30, 1996 from $334,000 for the year ended June 30, 1995 as a result of expenses associated with the development of product marketing materials and increased expenses associated with the increase in NOW accounts.

       Income Taxes. The provision for income taxes was $2.1 million for the year ended June 30, 1996 compared to $2.5 million for the year ended June 30, 1995 as a result of lower income before taxes.

Comparison of Operating Results for the Years Ended June 30, 1995 and 1994

       Net Income. Net income was $4.1 million for the year ended June 30, 1995 compared to $4.5 million for the year ended June 30, 1994, a 8.9% decline, primarily as a result of a decrease in net interest income and an increase in other operating expenses, offset by an increase in other income (expense).

       Net Interest Income. Net interest income remained relatively stable between 1994 and 1995. Net interest income was $12.5 million for the year ended June 30, 1995 compared to $12.8 million for the year ended June 30, 1994, a 2.3% decline. Interest rate spread decreased to 3.71% in 1995 from 3.94% in 1994 primarily as a result of an increase in the average cost of interest-bearing liabilities to 4.18% in 1995 from 3.86% in 1994, which more than offset increases in the average balance of interest-earning assets to $302.2 million in 1995 from $296.7 million in 1994 and in the average yield on interest-earning assets to 7.89% in 1995 from 7.80% in 1994. The increase in the average cost of liabilities resulted primarily from higher market interest rates, which affected the weighted average rate paid on certificates of deposit, and, to a lesser extent, by a shift in the deposit mix from passbook and other transaction accounts to higher costing certificates of deposit. The increase in the average yield on interest-earning assets resulted primarily from the combination of a decrease in the average balances of federal funds and overnight interest-bearing deposits and investment securities, which generally have lower yields than loans, and an increase in the average balance of loans receivable, net.

       Provision for Loan Losses. The provision for loan losses was $9,000 for 1995. There was no provision for loan losses in 1994 as management deemed the allowance for loan losses at June 30, 1994 adequate to provide for estimated loan losses at that date.

       Other Income (Expense). Other income was $334,000 for the year ended June 30, 1995 compared to $84,000 for the year ended June 30, 1994. Income from service charges and fees increased in 1995 primarily as a result of deposit growth. The sale of mortgage loans held-for-sale during 1995 contributed to a $1.1 million loss. At June 30, 1994, the aggregate principal balance of loans held-for-sale exceeded their market value by $668,000. As a result, a valuation allowance of $668,000 was established and an unrealized loss of $668,000 was recorded as an other expense in 1994. At June 30, 1995, the aggregate market value of such loans exceeded their aggregate principal balance. Consequently, no valuation allowance was established and an unrealized gain of $668,000 was recorded as other income in 1995. See "-- Comparison of Financial Condition at December 31, 1996, June 30, 1996 and June 30, 1995."

       Other Operating Expenses. Other operating expenses were $6.2 million in 1995 compared to $5.7 million in 1994, an increase of 8.8% primarily as a result of general increases in all expense categories as a result of the growth of the Association during the year.

       Income Taxes. The provision for income taxes was $2.5 million for the year ended June 30, 1995 compared to $2.7 million for the year ended June 30, 1994 as a result of lower income before taxes.

Average Balances, Interest and Average Yields/Cost

       The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily balances for the six months ended December 31, 1996 and 1995 and for the year ended June 30, 1996. Average balance for the years ended June 30, 1995 and 1994 were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material inconsistencies in the information presented.



                                                   Six Months Ended December 31,                           Years Ended June 30,


                                                           1996                         1995                        1996
                                                    Interest                      Interest                       Interest
                                            Average and        Yield/ Average     and        Yield/    Average   and        Yield/
                                            Balance Dividends  Cost   Balance     Dividends  Cost      Balance   Dividends  Cost
                                                                              (Dollars in thousands)

     Interest-earning assets:
      Loans receivable, net (1)  . .       $325,969  $13,305   8.16% $290,257     $11,946    8.23%   $298,865     $24,421   8.17%
      Mortgage-backed securities . .            148        5   6.76       366          16    8.74         333          29   8.71
      Investment securities  . . . .         15,235      505   6.63    16,158         451    5.58      17,035         997   5.85
      FHLB stock . . . . . . . . . .          2,807      102   7.27     2,649          97    7.32       2,693         196   7.28
      Federal funds sold and overnight
       interest-bearing deposits . .          8,287      240   5.79    17,385         527    6.06      12,517         802   6.41
        Total interest-earning assets       352,446   14,157   8.03   326,815      13,037    7.98     331,443      26,445   7.98

     Non-interest-earning assets . .         13,777                    11,846                          12,947
        Total assets . . . . . . . .       $366,223                  $338,661                        $344,390

     Interest-bearing liabilities(2):
      Passbook accounts  . . . . . .       $ 54,310    1,043   3.84  $ 36,072         636    3.53    $ 39,289       1,364   3.47
      Money market accounts  . . . .         14,521      235   3.24    17,583         319    3.63      17,196         626   3.64
      NOW accounts . . . . . . . . .         28,346      233   1.64    25,894         261    2.02      27,351         542   1.98
      Certificate accounts . . . . .        216,528    6,057   5.59   210,261       6,116    5.82     211,179      12,137   5.75
        Total interest-bearing
          liabilities . . ..........        313,705    7,568   4.82   289,810       7,332    5.06     295,015      14,669   4.97

     Noninterest-bearing liabilities          7,209                     6,908                           6,422

        Total liabilities  . . . . .        320,914                   296,718                         301,437

     Retained earnings . . . . . . .         45,309                    41,943                          42,953
        Total liabilities and retained
          earnings                         $366,223                  $338,661                        $344,390

     Net interest income . . . . . .                  $6,589                       $5,705                        $ 11,776

     Interest rate spread  . . . . .                           3.21                          2.92                           3.01

     Net interest margin . . . . . .                           3.74                          3.49                           3.55

     Ratio of average interest-earning
      assets to average interest-                                                                                           1.12
      bearing liabilities  . . . . .                           1.12                          1.13




                                                                           Years Ended June 30,

                                                            1995                                         1994

                                                            Interest                                     Interest
                                                   Average      and         Yield/         Average        and        Yield/
                                                  Balance    Dividends       Cost           Balance    Dividends     Cost
                                                                       (Dollars in thousands)



     Interest-earning assets:
      Loans receivable, net (1)  . .              $273,778     $22,086      8.07%          $260,135     $21,414      8.23%
      Mortgage-backed securities . .                   416          35      8.41                710          59      8.31
      Investment securities  . . . .                17,357         994      5.73             22,866       1,101      4.82
      FHLB stock . . . . . . . . . .                 2,649         185      6.98              2,625         140      5.33
      Federal funds sold and overnight
       interest-bearing deposits . .                 8,020         535      6.67             10,322         439      4.25
        Total interest-earning assets              302,220      23,835      7.89            296,658      23,153      7.80

     Non-interest-earning assets . .                11,734                                   12,250
        Total assets . . . . . . . .              $313,954                                 $308,908

     Interest-bearing liabilities(2):
      Passbook accounts  . . . . . .              $ 33,306         979      2.94           $ 34,469       1,003      2.91
      Money market accounts  . . . .                22,376         718      3.21             22,998         765      3.33
      NOW accounts . . . . . . . . .                26,244         545      2.08             27,454         517      1.88
      Certificate accounts . . . . .               188,140       9,060      4.82            184,393       8,102      4.39
        Total interest-bearing
          liabilities . . .                        270,066      11,302      4.18            269,314      10,387      3.86

     Noninterest-bearing liabilities                 5,341                                    4,884

        Total liabilities  . . . . .               275,407                                  274,198

     Retained earnings . . . . . . .                38,547                                   34,710
        Total liabilities and retained
         earnings                                  313,954                                 $308,908

     Net interest income . . . . . .                          $ 12,533                                 $ 12,766

     Interest rate spread  . . . . .                                        3.71                                     3.94


     Net interest margin . . . . . .                                        4.15                                     4.30

     Ratio of average interest-earning
      assets to average interest-
      bearing liabilities  . . . . .                                        1.12                                     1.10

----------------------

     (1) Includes loans held-for-sale. Does not include interest on nonaccrual loans.
     (2)  Does not include escrow balances.

Yields Earned and Rates Paid

       The following table sets forth for the periods and at the dates indicated the weighted average yields earned on the Association's assets and the weighted average interest rates paid on the Association's liabilities, together with the net yield on interest-earning assets.

                                                            At           Six Months Ended
                                                        December 31,       December 31,          Years Ended June 30,
                                                           1996           1996    1995     1996        1995         1994

            Weighted average yield earned on:
              Loans receivable, net . . . . .              8.12%        8.16%   8.23%     8.17%         8.07%      8.23%
              Mortgage-backed securities  . .              8.40         6.76    8.74      8.71          8.41       8.31
              Investment securities . . . . .              6.34         6.63    5.58      5.85          5.73       4.82
              FHLB stock  . . . . . . . . . .              7.25         7.27    7.32      7.28          6.98       5.33
              Federal funds sold and overnight
               interest-bearing deposits  . .              5.14         5.79    6.06      6.41          6.67       4.25
              All interest-earning assets . .              7.96         8.03    7.98      7.98          7.89       7.80

            Weighted average rate paid on:
              Passbook accounts . . . . . . .              3.72         3.84    3.53      3.47          2.94       2.91
              Money market accounts . . . . .              3.17         3.24    3.63      3.64          3.21       3.33
              NOW accounts  . . . . . . . . .              1.83         1.64    2.02      1.98          2.08       1.88
              Certificate accounts  . . . . .              5.59         5.59    5.82      5.75          4.82       4.39
              All interest-bearing liabilities             4.81         4.82    5.06      4.97          4.18       3.86

            Interest rate spread (spread between
             weighted average rate earned on
             all interest-earning assets and
             paid on all interest-
             bearing liabilities)  . . . . .               3.18         3.21    2.92      3.01          3.71       3.94

            Net interest margin (net interest
             income as a percentage of average
             interest-earning assets) . . . .               N/A         3.74    3.49      3.55          4.15       4.30

Rate/Volume Analysis

       The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of the Association. Information is provided with respect: (i) to effects attributable to changes in volume (changes in volume multiplied by prior rate); and (ii) to effects attributable to changes in rate (changes in rate multiplied by prior volume). The net change attributable to the combined impact of volume and rate has been allocated proportionately to the change due to volume and the change due to rate.

                                      Six Months Ended December 31, 1996  Year Ended June 30, 1996      Year Ended June 30, 1995
                                         Compared to Six Months Ended           Compared to                   Compared to
                                              December 31, 1995           Year Ended June 30, 1995      Year Ended June 30, 1994
                                             Increase (Decrease)            Increase (Decrease)           Increase (Decrease)
                                                   Due to                          Due to                        Due to
                                         Rate      Volume   Total     Rate      Volume     Total     Rate      Volume    Total
                                                                           (Dollars in thousands)

    Interest-earning assets:
     Loans receivable, net (1)  .      $(101)     $1,460    $1,359   $   278      $2,057    $2,335    $(395)   $1,067   $  672
     Mortgage-backed securities .         (3)         (8)      (11)        1          (7)       (6)       1       (25)     (24)
     Investment securities  . . .         78         (24)       54        21         (18)        3      384      (491)    (107)
     FHLB stock . . . . . . . . .         --           5         5         8           3        11       44         1       45
     Federal funds sold and overnight
      interest-bearing deposits .        (23)       (264)     (287)      (20)        287       267      158       (62)      96

    Total net change in income
     on interest-earning assets .        (49)      1,169     1,120       288       2,322     2,610      192       490      682

    Interest-bearing liabilities:
     Passbook accounts  . . . . .         60         347       407       193         192       385       10       (34)     (24)
     Money market accounts  . . .        (32)        (52)      (84)      126        (218)      (92)     (27)      (20)     (47)

     NOW accounts . . . . . . . .        (57)         29       (28)      (26)         23        (3)      48       (20)      28

     Certificate accounts . . . .       (240)        181       (59)    1,883       1,194     3,077      794       164      958
    Total net change in expense
     on interest-bearing liabilities    (269)        505       236     2,176       1,191     3,367      825        90      915

    Net change in net interest
      income. . . . . . . . . . .      $ 220      $  664    $  884   $(1,888)     $1,131   $  (757)   $(633)   $  400    $(233)

------------------
    (1)  Does not include interest on nonaccrual loans.

Asset and Liability Management

       The Association's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Association has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Association's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions and periodically selling fixed-rate one- to- four family mortgage loans. In addition, the Association maintains an investment portfolio of U.S. Government and agency securities with contractual maturities of between one and five years. The Association relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Association promotes transaction accounts and certificates of deposit with terms up to four years.

       In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the FHLB-Atlanta, the Association receives a report which measures interest rate risk by modeling the change in NPV over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under proposed OTS regulations, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction from total capital for purposes of calculating its risk-based capital. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. The Association is not exempt because of its asset size. Based on the Association's regulatory capital levels at December 31, 1996, the Association believes that, if the proposed regulation was implemented at that date, the regulation would not have had a material adverse effect on the Association's regulatory capital compliance.

       The following table is provided by the FHLB-Atlanta and sets forth the change in the Association's NPV at December 31, 1996, based on FHLB-Atlanta assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

                  Basis Point ("bp")         Estimated Change in
                  Change in Rates            Net Portfolio Value
                                  (Dollars in thousands)

                       +400                  $(28,191)    (49.2)%
                       +300                   (20,537)    (35.8)
                       +200                   (12,882)    (22.5)
                       +100                    (6,441)    (11.2)
                          0                         0         0
                       (100)                    3,862       6.7
                       (200)                    7,724      13.5
                       (300)                    8,514      14.9
                       (400)                    9,304      16.2

       The above table illustrates, for example, that an instantaneous 200 basis point increase in market interest rates at December 31, 1996 would reduce the Association's NPV by approximately $12.9 million, or 22.5%, at that date.

       Certain assumptions utilized by the FHLB-Atlanta in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

       As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

       The Association's primary sources of funds are customer deposits, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

       The Association must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Association generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At December 31, 1996, cash and cash equivalents totalled $17.1 million, or 4.6% of total assets, and investment securities classified as available-for-sale with maturities of one year or less totalled $502,000. At December 31, 1996, the Association also maintained, but did not draw upon, an uncommitted credit facility with the FHLB-Atlanta, which provided for immediately available advances up to an aggregate amount of $40.0 million.

       OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Association's actual short- and long-term liquidity ratios at December 31, 1996 were 7.2% and 6.1%, respectively. In addition, although not includable in calculating regulatory liquidity, at December 31, 1996, the Association had an investment in marketable equity securities with a market value of $5.0 million that is readily saleable to meet liquidity needs. See "-- Comparison of Financial Condition at December 31, 1996, June 30, 1996 and June 30, 1995" and "BUSINESS OF THE ASSOCIATION -- Investment Activities."

       The Association's primary investing activity is the origination of one-to- four family mortgage loans. During the six months ended December 31, 1996 and the years ended June 30, 1996, 1995 and 1994, the Association originated $25.1 million, $59.3 million, $32.8 million and $91.2 million of such loans, respectively. At December 31, 1996, the Association had loan commitments totalling $4.4 million and undisbursed loans in process totalling $12.0 million. The Association anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from December 31, 1996 totalled $175.3 million. Historically, the Association has been able to retain a significant amount of its deposits as they mature.

       OTS regulations require the Association to maintain specific amounts of regulatory capital. As of December 31, 1996, the Association complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 11.9%, 11.9% and 20.8%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Impact of Accounting Pronouncements and Regulatory Policies

       Accounting by Creditors for Impairment of a Loan. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Association adopted SFAS No. 114 and SFAS No. 118 effective July 1, 1995, and their adoption did not have a material effect on the Association's financial condition or results of operations.

       Accounting for Employee Stock Ownership Plans. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "PRO FORMA DATA."

       Disclosure of Certain Significant Risks and Uncertainties. In December 1994 the Accounting Standards Executive Committee issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have a material impact on the financial condition or results of operations of the Association.

       Accounting for the Impairment of Long-Lived Assets. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Association adopted SFAS No. 121 on July 1, 1996 and it did not have a material impact on its financial condition or results of operations.

       Accounting for Mortgage Servicing Rights. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of SFAS No. 122, "Accounting for Mortgage Servicing Rights." The Association implemented SFAS No. 122, prospectively, effective July 1, 1996 and its implementation did not have a material impact on the Association's financial condition or results of operations. Effective January 1, 1997, SFAS No. 122 was superseded by SFAS No. 125 discussed below.

       Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Association has not completed an analysis of the potential effects of SFAS No. 123 on its financial condition or results of operations, but expects to use the intrinsic value method upon consummation of the Conversion.

       Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," and of SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers the effective date of the application of certain portions of SFAS No. 125 until January 1, 1998. The adoption of the provisions of SFAS No. 125 and SFAS No. 127 did not have a material impact on the Association's financial condition or results of operations.

Effect of Inflation and Changing Prices

       The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Association's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                         BUSINESS OF THE HOLDING COMPANY

General

       The Holding Company was organized as a Delaware business corporation at the direction of the Association on February 4, 1997 for the purpose of becoming a holding company for the Association upon completion of the Conversion. As a result of the Conversion, the Association will be a wholly- owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Association will be owned by the Holding Company.

Business

       Prior to the Conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Association. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

       Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Association with the payment of appropriate rental fees, as required by applicable law and regulations.

       Since the Holding Company will only hold the outstanding capital stock of the Association upon consummation of the Conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Association. See "BUSINESS OF THE ASSOCIATION -- Competition."

                           BUSINESS OF THE ASSOCIATION

General

         The Association operates, and intends to continue to operate, as a community oriented financial institution and is devoted to serving the needs of its customers. The Association's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans. See "-Lending Activities."

Market Area

         The Association considers Spartanburg County and adjacent counties in Northwest South Carolina to be its primary market area because a large number of its depositors reside, and a substantial portion of its loan portfolio is secured by properties located, in Spartanburg County. See "RISK FACTORS -- Concentration of Credit Risk." The City of Spartanburg, the county seat of Spartanburg County, is located on Interstate 85 approximately 75 miles southwest of Charlotte, North Carolina, and 35 miles northeast of Greenville, South Carolina.

         Spartanburg County and the City of Spartanburg had a 1990 population of approximately 227,000 and 43,000, respectively, according the Spartanburg Area Chamber of Commerce. The Spartanburg County economy is diverse and generally stable. According to the U.S. Bureau of Labor Statistics, the Spartanburg County unemployment rate was 4.0% for December 1996. According to the Spartanburg Area Chamber of Commerce, major employers include Milliken & Company, Michelin Tire Corp., Spartan Mills, Hoechst Celanese Corp., Spartanburg Regional Medical Center and Bavarian Motor Works (BMW), among others.

         The Association faces intense competition from many financial institutions for deposits and loan originations. See "-Competition" and "RISK FACTORS -- Competition."

Lending Activities

         General. At December 31, 1996, the Association's total loans receivable portfolio amounted to $346.3 million, or 92.2% of total assets at that date. The Association has traditionally concentrated its lending activities on conventional first mortgage loans secured by one- to- four family properties, with such loans amounting to $267.6 million, or 77.3% of the total loans receivable portfolio at December 31, 1996. In addition, the Association originates construction loans, commercial real estate loans, land loans, consumer loans (including commercial business loans). A substantial portion of the Association's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. See "RISK FACTORS -Concentration of Credit Risk."

         Loan Portfolio Analysis. The following table sets forth the composition of the Association's loan portfolio (excluding loans held-for-sale) at the dates indicated. The Association had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.

                                                                                 At June 30,

                                 At December 31, 1996         1996                   1995                    1994

                                   Amount   Percent     Amount   Percent       Amount    Percent         Amount   Percent

                                                                  (Dollars in thousands)
Mortgage loans:
 One- to- four family . . . . . . $267,593    77.3%    $258,302    77.6%      $217,702     77.3%       $210,613    79.9%
 Construction . . . . . . . . . .   31,949     9.2       32,954     9.9         30,483     10.8          27,469    10.4
 Land . . . . . . . . . . . . . .    2,409     0.7        3,285     1.0          1,762      0.6           1,484     0.6
 Commercial and other . . . . . .    4,571     1.3        3,546     1.1          6,203      2.2           5,648     2.1
  Total mortgage loans  . . . . .  306,522    88.5      298,087    89.6        256,150     90.9         245,214    93.0

Consumer and other loans:
 Home equity  . . . . . . . . . .   32,555     9.4       28,430     8.5         20,859      7.4          15,104     5.7
 Loans secured by
  deposit accounts. . . . . . . .    1,979     0.6        1,605     0.5          1,345      0.5           1,030     0.4
Other . . . . . . . . . . . . . .    5,235     1.5        4,681     1.4          3,482      1.2           2,266     0.9
  Total consumer and other
   loans. . . . . . . . . . . . .   39,769    11.5       34,716    10.4         25,686      9.1          18,400     7.0
 Total loans receivable . . . . .  346,291   100.0%     332,803   100.0%       281,836    100.0%        263,614   100.0%

Less:
 Undisbursed portion of
  loans in process  . . . . . . .   12,008               15,839                 12,761                   14,587
 Net deferred loan fees . . . . .      979                1,028                  1,082                    1,232
 Allowance for loan losses. . . .    1,650                1,000                    600                      600

 Total loans receivable, net. . . $331,654             $314,936               $267,393                 $247,195


                                             1993                    1992

                                      Amount      Percent     Amount     Percent
Mortgage loans:
 One- to- four family . . . . . .     $202,348      83.2%      $196,168    83.1%
 Construction . . . . . . . . . .       19,746       8.1         18,084     7.6
 Land . . . . . . . . . . . . . .           --        --             --      --
 Commercial and other . . . . . .        3,989       1.7          4,916     2.1
  Total mortgage loans  . . . . .      226,083      93.0        219,168    92.8

Consumer and other loans:
 Home equity  . . . . . . . . . .       14,048       5.8         13,944     5.9
 Loans secured by deposit
   accounts . . . . . . . . . . .        1,286       0.5          1,352     0.6
 Other  . . . . . . . . . . . . .        1,693       0.7          1,651     0.7
  Total consumer and other loans.

                                        17,027       7.0          16,947    7.2

  Total loans receivable  . . . .      243,110     100.0%       236,115   100.0%

Less:
          Undisbursed portion of
           loans in process  . . .      10,311                    7,227
          Net deferred loan fees .       1,031                      766
          Allowance for loan losse         600                      400

           Total loans
             receivable, net. . .     $231,168                 $227,722


                                       36

         One- to- Four Family Real Estate Lending. Historically, the Association has concentrated its lending activities on the origination of loans secured by first mortgage loans on existing one- to- four family residences located in its primary market area. At December 31, 1996, $267.6 million, or 77.3% of the Association's total loan portfolio, consisted of such loans. The Association originated $25.1 million, $59.3 million, $32.8 million and $91.2 million of one-to- four family residential mortgage loans during the six months ended December 31, 1996 and the years ended June 30, 1996, 1995 and 1994, respectively.

         The Association participates in the FHA Direct Endorsement Program, which allows the Association's in-house, FHA-approved, direct endorsement underwriters to approve or reject FHA-insured one- to- four family mortgage loans up to maximum amounts established by the FHA. The Association is also a VA "automatic approved lender," which enables designated Association personnel to approve or reject VA-insured, one- to- four family mortgage loans on behalf of the Association. The Association generally sells all FHA and VA loan originations, servicing released.

         Generally, the Association's fixed-rate one- to- four family mortgage loans have maturities ranging from ten to 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, they are originated under terms, conditions and documentation which permit them to be sold to U.S. Government sponsored agencies such as Fannie Mae ("FNMA"). The Association's fixed-rate loans customarily include "due on sale" clauses, which give the Association the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

         The Association offers ARM loans at rates and terms competitive with market conditions. At December 31, 1996, $96.3 million, or 27.8% of the Association's gross loan portfolio, were subject to periodic interest rate adjustments. Substantially all of the Association's ARM loan originations meet the underwriting standards of FNMA even though the Association originates ARM loans primarily for its own portfolio. The Association originates for its portfolio ARM loans which provide for an interest rate which adjusts every year or which is fixed for five or ten years and then adjusts every year after the initial period. Most of the Association's one-year and ten-year ARMs adjust every year based on the one year Treasury constant maturity index while the interest rate adjustment for its five-year ARMs after the initial fixed period is based on the ten year U.S. Treasury securities rate. The Association's ARMs are typically based on a 30-year amortization schedule. The Association qualifies the borrowers on its ARM loans based on the initial rate. The one-year ARM loan may generally be converted to a fixed-rate loan within five years of origination. The ten year ARM provides a conversion option after seven years have elapsed. The Association does not offer deep discount or "teaser" rates. The Association's current ARM loans do not provide for negative amortization. At December 31, 1996, however, 24 loans aggregating $1.1 million provide for negative amortization at the borrowers' option. These loans were originated more than ten years ago. The Association's ARM loans generally provide for annual and lifetime interest rate adjustment limits of 1% to 2% and 4% to 6%, respectively.

         Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

         The retention of ARM loans in the Association's loan portfolio helps reduce the Association's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. See "RISK FACTORS -- Interest Rate Risk." In addition, although ARM loans allow the Association to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, the Association has no assurance that yields on ARM loans will be sufficient to offset increases in the Association's cost of funds.

The Association believes these risks, which have not had a material adverse effect on the Association to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

         The Association generally requires title insurance insuring the status of its lien or an acceptable attorney's opinion on all loans where real estate is the primary source of security. The Association also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

         The Association's one- to- four family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Association's Board of Directors, the Association can lend up to 95% of the appraised value of the property securing a one- to- four family residential loan; however, the Association generally obtains private mortgage insurance on the portion of the principal amount that exceeds 65% to 70% of the appraised value of the security property. At December 31, 1996, the Association had 11 one-to-four family mortgage loans totalling $350,000 with principal balances in excess of 80% of the appraised value of the real estate collateral and with no private mortgage insurance. These loans are part of the Spartanburg Residential Development Program, an affordable housing program.

         Construction Lending. The Association originates residential construction loans to local home builders, generally with whom it has an established relationship. To a lesser extent, the Association originates such loans to individuals who have a contract with a builder for the construction of their residence. The Association's construction loans are secured by property located in the Association's primary market area. At December 31, 1996, construction loans amounted to $32.0 million, or 9.2% of the Association's total loan portfolio.

         The Association's construction loans generally have fixed interest rates and are for a term of nine months. Construction loans to builders are typically made with a maximum loan to value ratio of 80%. Construction loans to individuals are typically made in connection with the granting of the permanent financing on the property. Such loans convert to a fully amortizing adjustable- or fixed-rate loan at the end of the construction term. The Association typically requires that permanent financing with the Association or some other lender be in place prior to closing any construction loan to an individual.

         The Association's construction loans to builders are made on either a pre-sold or speculative (unsold) basis. However, the Association generally limits the number of outstanding loans on unsold homes under construction to individual builders, with the amount dependent on the financial strength of the builder, the present exposure of the builder, the location of the property and prior sales of homes in the development. At December 31, 1996, speculative construction loans amounted to $21.1 million. At December 31, 1996, the largest amount of construction loans outstanding to one builder was $1.5 million, all of which was for speculative construction.

         Prior to making a commitment to fund a construction loan, the Association requires an appraisal of the property by an independent state-licensed and qualified appraiser approved by the Board of Directors. The Association's staff also reviews and inspects each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on a percentage of completion. With respect to construction loans originated since September 1996, the Association has enforced the contractual requirement that monthly interest payments be made during the construction term. With respect to loans originated prior to that time, monthly payment of accrued interest was at the borrower's option, with all accrued interest collected at maturity. In recent periods, this former practice contributed, in part, to the high level of accruing construction loans contractually past due 90 day or more. See "-- Nonperforming Assets and Delinquencies."

         Construction lending affords the Association the opportunity to charge higher interest rates with shorter terms to maturity relative to single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project.

The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Association may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Association may be confronted at or prior to the maturity of the loan with a project the value of which is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due.

         The Association has attempted to minimize the foregoing risks by, among other things, limiting its construction lending primarily to residential properties. It is also the Association's general policy to obtain personal guarantees from the principals of its corporate borrowers. In the case of speculative construction loans, the Association has begun limiting the number of unsold homes to larger borrowers and, on loans originated since September 1996, enforcing contractual clauses requiring the payment of interest monthly (rather than at the earlier of loan maturity or sale of home) and assessing monetary penalties on delinquent balances. The monthly interest payment requirement provides an earlier indication of potential delinquency. The Association originated $10.5 million of speculative construction loans during the six months ended December 31, 1996, compared to $9.3 million during the six months ended December 31, 1995.

         Commercial Real Estate Lending. The Association originates mortgage loans for the acquisition and refinancing of commercial real estate properties. The Association generally offers such loans to accommodate its present customers. Management has hired a commercial loan officer with experience in the Association's primary market area in an effort to augment its commercial lending capabilities. However, management does not anticipate that commercial real estate loans will comprise a substantial portion of the loan portfolio in the immediate future. At December 31, 1996, $4.6 million, or 1.3% of the Association's total loan portfolio, consisted of loans secured by existing commercial real estate properties. The majority of the Association's commercial real estate properties are secured by office buildings, retail shops and manufacturing facilities, all of which are secured by property located in the Association's primary market area.

         The Association requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Association, all of which are reviewed by management. The Association considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property.

         Loan to value ratios on the Association's commercial real estate loans are generally limited to 75%. As part of the criteria for underwriting commercial real estate loans, the Association generally imposes a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 1.2. It is also the Association's policy to obtain personal guarantees from the principals of its corporate borrowers on its commercial real estate loans.

         Commercial real estate lending affords the Association an opportunity to receive interest at rates higher than those generally available from one- to-four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than oneto- four family residential mortgage loans. Because payments on loans secured by multi-family and commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Association seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Association also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

         Land Lending. The Association originates land loans to local developers for the purpose of developing the land (i.e., installing roads, sewers, water and other utilities) for sale. At December 31, 1996, land loans amounted to $2.4 million, or 0.7% of the Association's total loan portfolio. Land loans are secured by a lien on the property, are limited to 75% of the developed value of the secured property and are made for a period of three years with an interest rate that adjusts with the prime rate. The Association requires monthly interest payments during the term of the land loan. The Association's land loans are structured so that the Association is repaid in full upon the sale by the borrower of approximately 75% of the available lots. All of the Association's land loans are secured by property located in its primary market area. In addition, the Association obtains personal guarantees from the principals of its corporate borrowers and originates such loans to developers with whom its has established relationships. At December 31, 1996, the Association had no nonaccruing land loans.

         Loans secured by undeveloped land or improved lots involve greater risks than one- to- four family residential mortgage loans because such loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure the Association may be confronted with a property the value of which is insufficient to assure full repayment. The Association attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 75%.

         Consumer and Other Lending. The Association originates a variety of consumer loans primarily on a secured basis. Consumer loans include second mortgage loans, home equity lines of credit, savings account loans, automobile loans, boat loans, loans secured by marketable equity securities, VISA credit card loans and unsecured loans. Consumer loans are made with both fixed and variable interest rates and with varying terms. At December 31, 1996, consumer loans amounted to $39.8 million, or 11.5% of the total loan portfolio.

         At December 31, 1996, the largest component of the consumer loan portfolio consisted of second mortgage loans and home equity lines of credit, which totalled $32.6 million, or 9.4% of the total loan portfolio. At December 31, 1996, unused commitments to extend credit under home equity lines of credit totalled $25.3 million. Home equity lines of credit and second mortgage loans are made for purposes such as the improvement of residential properties, debt consolidation and education expenses, among others. The majority of these loans are made to existing customers and are secured by a first or second mortgage on residential property. The Association actively solicits these loans by contacting its customers directly. The loan-to-value ratio is typically 90% or less, when taking into account both the first and second mortgage loans. Second mortgage loans typically carry fixed interest rates with a fixed payment over a term between five and 15 years. Home equity lines of credit are generally for 15 year terms and the interest rate is tied to The Wall Street Journal prime lending rate.

         At December 31, 1996, automobile loans amounted to $2.5 million. The Association originates automobile loans for both new and used automobiles for terms generally not exceeding 60 months. The Association does not engage in indirect automobile lending.

         On June 1, 1995, the Association began issuing VISA credit cards to customers within its primary market area. At December 31, 1996, there were 316 credit card accounts whose aggregate outstanding balances of $335,000. At December 31, 1996, total approved lines of credit were $878,000. The Association does not engage in direct mailings of pre-approved credit cards.

         The Association views consumer lending as an important part of its business because consumer loans generally have shorter terms and higher yields, thus reducing exposure to changes in interest rates. In addition, the Association believes that offering consumer loans helps to expand and create stronger ties to its customer base. Subject to market conditions, the Association intends to continue emphasizing consumer lending, particularly home equity lines of credit and automobile loans.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. The Association believes that these risks are not as prevalent in the case of the Association's consumer loan portfolio because a large percentage of the portfolio consists of second mortgage loans and home equity lines of credit that are underwritten in a manner such that they result in credit risk that is substantially similar to one- to-four family residential mortgage loans. Nevertheless, second mortgage loans and home equity lines of credit have greater credit risk than one- to- four family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which may or may not be held by the Association. At December 31, 1996, $42,000 of consumer loans were delinquent in excess of 90 days.

         The Association employs strict underwriting procedures for consumer loans. These procedures include an assessment of the applicant's credit history and the ability to meet existing and proposed debt obligations. Although the applicant's creditworthiness is the primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. The Association generally underwrites and originates its consumer loans internally, which the Association believes limits its exposure to credit risks associated with loans underwritten or purchased from brokers and other external sources.

         The Association also engages in limited amounts of commercial business lending. At December 31, 1996, the Association had $1.2 million of commercial business loans which represented 0.3% of the total loan portfolio. Commercial business loans are generally made to customers who are well known to the Association and are generally secured by business equipment. Unsecured loans amounted to $260,000 at December 31, 1996. The Association generally requires annual financial statements from its corporate borrowers and personal guarantees from the corporate principals.

         Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

         Maturity of Loan Portfolio. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of loans maturing in the Association's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses.

                                                      After      After      After
                                                    One Year    3 Years    5 Years
                                        Within      Through    Through     Through      Beyond
                                       One Year     3 Years    5 Years    10 Years     10 Years     Total

                                                                  (In thousands)
Mortgage loans:
 One- to- four family  . . . . . .    $     86     $  978    $ 4,156      $27,290     $235,083    $267,593
 Construction  . . . . . . . . . .      30,149         --        750           --        1,050      31,949
 Land  . . . . . . . . . . . . . .         495      1,622        292           --           --       2,409
 Commercial and other  . . . . . .          --        170      1,392        1,066        1,943       4,571
Consumer and other loans  . . . . .      3,905      2,996      5,868        7,658       19,342      39,769
   Total . . . . . . . . . . . . .     $34,635     $5,766    $12,458      $36,014     $257,418    $346,291


         The following table sets forth the dollar amount of all loans due after December 31, 1997, which have fixed interest rates and have floating or adjustable interest rates.

                                       Fixed-         Floating- or
                                        Rates       Adjustable-Rates     Total
                                                      (In thousands)

Mortgage loans:
 One- to- four family  . . . . . .    $191,743           $75,764        $267,507
 Construction  . . . . . . . . . .       1,800                --           1,800
 Land  . . . . . . . . . . . . . .       1,914                --           1,914
 Commercial and other  . . . . . .       3,877               694           4,571
Consumer and other loans  . . . . .     17,495            18,369          35,864
   Total . . . . . . . . . . . . .    $216,829           $94,827        $311,656

         Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Association the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates. Furthermore, management believes that a significant number of the Association's residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in its primary market area.

         Loan Solicitation and Processing. The Association's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Association's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. A business development program has been implemented where loan officers and sales personnel make sales calls on building contractors and realtors. The Association also advertises its loan products by radio and newspaper.

         In its marketing, the Association emphasizes its community ties, customized personal service and an efficient underwriting and approval process. The Association uses professional fee appraisers for most residential real estate loans and construction loans and all commercial real estate and land loans. The Association requires hazard, title and, to the extent applicable, flood insurance on all security property.

         Mortgage loan applications are initiated by loan officers and are required to be approved by the Association's Loan Committee, a management committee consisting of the Association's President, Executive Vice President, Senior Vice President, and two Vice Presidents. All loans in excess of $250,000 but below $300,000 (or below $275,000 in the case of commercial real estate loans) must be approved by the Executive Board Loan Committee consisting of Directors Painter, Salter and Sanders. Commercial real estate loans in excess of $275,000 and all other loans in excess of $300,000 must be approved by the Association's Board of Directors.

         Loan Originations, Sales and Purchases. While the Association originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans in its primary market area.

         The Association periodically sells conventional one- to- four family loans (i.e., non-FHA/VA loans) with servicing retained and without recourse. However, several pools of loans were sold with recourse in 1983 and had an aggregate outstanding balance of $3.5 million at December 31, 1996. The Association does not expect any material losses on these loans due to their seasoned nature. Recent loan sales have been to the FNMA and primarily consisted of 30 year, fixed-rate residential real estate loans. These sales reduce the Association's interest rate risk and the proceeds of sale are used to fund continuing operations. The Association did not sell any conventional loans during fiscal 1996 primarily due to the success of several deposit programs which enabled the Association to grow assets. However, management intends to sell loans in the future as necessary to manage interest rate risk and fund continuing operations.

         When conventional loans are sold, the Association retains the responsibility for servicing the loans, including collection and remitting mortgage loans payments, accounting for principal and interest and holding and disbursing escrow or impound funds for real estate taxes and insurance premiums. The Association receives a servicing fee for performing these services for others. The Association's servicing portfolio amounted to $58.7 million at December 31, 1996. The Association is generally paid a fee equal to 0.25% of the outstanding principal balance for servicing sold loans. Loan servicing income totalled $101,000, $226,000, $245,000 and $233,000 for the six months ended
December 31, 1996 and the years ended June 30, 1996, 1995 and 1994, respectively. The Association earns late charges collected from delinquent customers whose loans are serviced by the Association. The Association is allowed to invest escrow impounds (funds collected from mortgage customers for the payment of property taxes and insurance premiums on mortgaged real estate) until they are disbursed on behalf of mortgage customers, but is not required to pay interest on these funds. At December 31, 1996, borrowers' escrow funds amounted to $288,000.

         The Association sells all loans originated under FHA and VA programs, servicing released, to private investors and the South Carolina State Housing Authority.

         Historically, the Association has not been an active purchaser of loans or participation interests in loans. However, in September 1996 the Association began purchasing one-to-four family mortgage loans and residential construction loans from a start-up mortgage banking company located in Greenville, South Carolina, in which the Association made an equity investment through its service corporation subsidiary. As of December 31, 1996, the Association had purchased 23 loans with aggregate principal balances of $2.6 million, $258,000 of which are residential construction loans. In addition, at December 31, 1996, the Association has committed to fund $569,000 of undisbursed construction loan proceeds. Currently, substantially all of the loans purchased through this mortgage company are secured by properties located in the Association's primary market area. Such purchases are expected to continue and increase in volume as that company's operations expand, and are likely to include purchases of loans, including commercial real estate loans and home equity loans, secured by properties inside and outside of the Association's primary market area. Out-of-market lending is generally considered to involve greater risk than in-market lending because of the lender's unfamiliarity with the other market. However, the Association's believes this risk is mitigated in the case of any out-of-market loan purchases from the mortgage banking company primarily because of (i) the Association's ability to refuse to purchase any loans not meeting its underwriting criteria and (ii) the Association's input in formulating policies and procedures for the mortgage banking company though its representation on its board of directors. See "--Subsidiary Activities."

         The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.

                              Six Months Ended
                                December 31,            Years Ended June 30,
                              1996      1995        1996       1995        1994
                                            (Dollars in thousands)

Loans originated:
 Mortgage loans:
  One- to- four family  .   $25,109   $24,544   $ 59,296     $32,820   $ 91,205
  Construction  . . . . .    16,333    17,737     42,212      37,334     42,735
  Land  . . . . . . . . .       118     1,190      2,950         100         --
  Commercial and other  .     1,025       316        316         237      1,191
 Consumer and other . . .    15,070    13,121     28,045      21,050     12,248
   Total loans originated    57,655    56,908    132,819      91,541    147,379

Loans purchased:
 One- to- four family . .     3,204        --         --          --         --

Whole loans sold  . . . .    (6,498)   (2,863)    (7,704)    (17,966)   (27,840)

Mortgage loan principal
 repayments . . . . . . .   (41,238)  (40,204)   (87,446)    (57,514)  (105,182)

Net increase in other
items . . . . . . . . . .     3,128     3,733     (3,539)      2,569     (5,276)

Net increase in loans
receivable, net . . . . .   $16,251    $17,574   $34,130     $18,630   $  9,081

         Loan Commitments. The Association issues commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 20 days from approval, depending on the type of transaction. At December 31, 1996, the Association had loan commitments (excluding undisbursed portions of interim construction loans of $12.0 million) of $4.4 million and unused lines of credit of $25.3 million. See Note 9 of Notes to the Consolidated Financial Statements.

         Loan Fees. In addition to interest earned on loans, the Association receives income from fees in connection with loan originations, loan modification, late payments and for miscellaneous service related to its loan. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         The Association charges loan origination fees which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. The Association recognized $83,000, $202,000, $254,000 and $506,000 of deferred loan fees during the six months ended December 31, 1996 and the years ended June 30, 1996, 1995 and 1994, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

         Nonperforming Assets and Delinquencies. When a borrowers fails to make a required payment on a loan, the Association attempts to cure the deficiency by contacting the borrower and seeking the payment. Contacts are generally made 15 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made either through a notice or other means and the Association will attempt to work out a payment schedule. While the Association generally prefers to work with borrowers to resolve such problems, the Association will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

         Loans are placed on nonaccrual status generally if, in the opinion of management, principal or interest payments are not likely in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more (except in the case of construction loans originated before September 1996 as discussed under "--Construction Lending"). Interest accrued but not collected at the date the loan is placed on nonaccrual status is reversed against income in the current period. Loans may be reinstated to accrual status when payments are under 90 days past due and, in the opinion of management, collection of the remaining past due balances can be reasonably expected.

         The Association's Board of Directors is informed monthly of the status of all loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Association.

         The following table sets forth information with respect to the Association's nonperforming assets and restructured loans within the meaning of SFAS No. 15 at the dates indicated.

                                            At December 31,                              At  June 30,
                                                   1996           1996          1995         1994           1993             1992
                                                                            (Dollars in thousands)
Loans accounted for on
a nonaccrual basis:
Mortgage loans:
 One- to- four family  . . . . . . . .           $  623            $  719        $  348      $  754         $1,035         $  936
 Construction  . . . . . . . . . . . .              847             1,130           471         457            256            409
 Land  . . . . . . . . . . . . . . . .               --                --            --          --             --             --
 Commercial and other  . . . . . . . .               --                --            48          --             --             --
Consumer and other loans . . . . . . .               42                60            20          53            154            163
Other loans  . . . . . . . . . . . . .               --                --            --          --             --             --
      Total nonaccrual loans  . . . . .           1,512             1,909           887       1,264          1,445          1,508

Accruing loans contractually past
 due 90 days or more:
Mortgage loans:
 One- to- four family  . . . . . . . .               --                --            --          --             --             --
 Construction  . . . . . . . . . . . .            2,882             3,965         3,906       1,117            705          1,265
 Land  . . . . . . . . . . . . . . . .               --                --            --          --             --             --
 Commercial and other  . . . . . . . .               --                --            --          --             --             --
 Consumer and other loans . . . . . . .              --                --            --          --             --             --
    Total loans 90 days past due . .              2,882             3,965         3,906       1,117            705          1,265

Total of nonaccrual loans and
 loans 90 days past due . . . . . . . .           4,394             5,874         4,793       2,381          2,150          2,773

Real estate acquired in settlement of
 loans . . . . . . . . . . . . . . . .              102                58            34          18            391            612

    Total nonperforming assets . .  . .          $4,496            $5,932        $4,827      $2,399         $2,541         $3,385

Restructured loans  . . . . . . . . . .          $1,033            $1,247        $1,049      $1,029         $1,097         $  994

Nonaccrual loans and loans 90 days or more
 past due as a percentage of loans
 receivable, net  .  . . . . . . .   . .           1.32%             1.87%        1.79%        0.96%          0.93%          1.22%

Nonaccrual loans and loans 90 days or more
 past due as a percentage of total assets . .      1.17              1.65         1.49         0.77           0.71           0.98

Nonperforming assets as a
 percentage of total assets . . . . . .            1.20              1.66         1.50         0.77           0.84           1.19


         Interest income that would have been recorded for the six months ended December 31, 1996 and the year ended June 30, 1996 had nonaccruing loans been current in accordance with their original terms amounted to $63,000 and $143,000, respectively. The amount of interest included in interest income on such loans for such periods amounted to $5,000 and $65,000, respectively. Interest income that would have been recorded for the six months ended December 31, 1996 and the year ended June 30, 1996 had restructured loans been current in accordance with their original terms, and the amount of interest included in interest income on such loans for such periods, were, in both cases, immaterial.

         Real Estate Acquired in Settlement of Loans. Real estate acquired by the Association as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate acquired in settlement of loans until sold. Pursuant to SOP 92-3, which provides guidance on determining the balance sheet treatment of foreclosed assets in annual financial statements for periods ended on or after December 15, 1992, there is a rebuttable presumption that foreclosed assets are held for sale and such assets are recommended to be carried at fair value minus estimated costs to sell the property. After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value. The Association's accounting for its real estate acquired in settlement of loans complies with SOP 92-3. At December 31, 1996, the Association had $102,000 of real estate acquired in settlement of loans, which consisted of two one-to-four family residences.

         Restructured Loans. Under GAAP, the Association is required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if the Association for economic or legal reasons related to the borrower's financial difficulties grants a concession to the borrowers that the Association would not otherwise consider. Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, however, and troubled debt restructurings do not necessarily result in nonaccrual loans. The Association had $1.0 million of restructured loans as of December 31, 1996, which consisted of 25 one- to- four family mortgage loans.

         Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Association.

         The aggregate amounts of the Association's classified and special mention assets, and of the Association's general and specific loss allowances at the dates indicated, were as follows:

                         At December 31,                At June 30,
                               1996               1996            1995
                                                      (In thousands)
 Classified assets:
  Loss . . . . . . . . .       $    1             $    1        $   13
  Doubtful . . . . . . .           11                 --            --
  Substandard assets . .        2,907              2,586         1,247
  Special mention  . . .        2,020                820           580

 Loan loss allowances:
  General loss allowances
                                1,638                999            587
  Specific loss allowances         12                  1             13

         At December 31, 1996, substandard assets consisted of 23 oneto- four family mortgage loans totalling $1.1 million, eight construction loans totalling $1.4 million, 28 other loans totalling $301,000, and two one- to- four family properties acquired through foreclosure totalling $108,000.

         At December 31, 1996, special mention assets consisted of 16 one- to-four family mortgage loans totalling approximately $592,000 and nine construction loans totalling approximately $1.5 million.

         Allowance for Loan Losses. The Association has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans.

         In originating loans, the Association recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The Association increases its allowance for loan losses by charging provisions for loan losses against the Association's income.

         The general valuation allowance is maintained to cover losses inherent in the loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Association's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Specific valuation allowances are established to absorb losses on loans for which full collectibility cannot be reasonably assured. The amount of the allowance is based on the estimated value of the collateral securing the loan and other analyses pertinent to each situation. Generally, a provision for losses is charged against income quarterly to maintain the allowances.

         At December 31, 1996, the Association had an allowance for loan losses of $1.7 million. Management believes that the amount maintained in the allowances at December 31, 1996 will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Association believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Association's loan portfolio, will not request the Association to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Association's financial condition and results of operations.

         The following table sets forth an analysis of the Association's allowance for loan losses.

                                                     Six Months Ended
                                                        December 31,                         Years Ended June 30,
                                                    1996         1995          1996      1995        1994      1993        1992
                                                                                  (Dollars in thousands)

Total loans outstanding at end of period  . .      $346,291    $294,289      $332,803  $281,836    $263,614  $243,110   $236,115

Average loans outstanding during period . . .      $325,969    $290,257      $298,865  $273,778    $260,135  $251,453   $237,877

Allowance balance at beginning of period  . .      $  1,000    $    600      $    600  $    600    $    600  $    400   $    400
 Provision for loan losses  . . . . . . . . .           675           4           419         9          --       208        503
 Charge-offs:
  Mortgage loans:
   One- to- four family . . . . . . . . . . .            15          --            --        --          --        --         --
   Construction . . . . . . . . . . . . . . .            --          --            --        --          --        --         --
   Land . . . . . . . . . . . . . . . . . . .            --          --            --        --          --        --         --
   Commercial and other . . . . . . . . . . .            --          --            --        --          --        --        486
  Consumer and other  . . . . . . . . . . . .            10           6            23         9          --         8         17

    Total charge-offs . . . . . . . . . . . .            25           6            23         9          --         8        503


 Recoveries:
  Mortgage loans:
   One- to- four family . . . . . . . . . . .            --          --            --        --          --        --         --
   Construction . . . . . . . . . . . . . . .            --          --            --        --          --        --         --
   Land . . . . . . . . . . . . . . . . . . .            --          --            --        --          --        --         --
   Commercial and other . . . . . . . . . . .            --          --            --        --          --        --         --
  Consumer and other  . . . . . . . . . . . .            --           2             4        --          --        --         --
    Total recoveries  . . . . . . . . . . . .            --           2             4        --          --        --         --
Allowance balance at end of period  . . . . .     $   1,650   $     600     $   1,000 $     600   $     600 $     600  $     400

Allowance for loan losses as a percent of total loans
 receivable at end of period  . . . . . . . .          0.48%       0.20%         0.30%     0.21%       0.23%     0.25%      0.17%

Net charge-offs as a percentage of average loans
  outstanding during the period . . . . . . .          0.01%         --%         0.01%       --%         --%       --%      0.21%

Ratio of allowance for loan losses to total
 nonperforming loans at end of period . . . .         37.55%      31.70%        17.02%    12.52%      25.20%    27.91%     14.42%


         For additional discussion regarding the provisions for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Six Months Ended December 31, 1996 and 1995 -- Provision for Loan Losses," "-Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1996 and 1995 -- Provision for Loan Losses," and "-- Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1995 and 1994 -- Provision for Loan Losses." The fluctuation in the ratio of allowance for loan losses to nonperforming loans at end of period set forth in the above table results primarily from the Association giving greater weight to the level of classified assets than to the level of nonperforming assets (nonaccrual loans, accruing loans contractually past due 90 days or more, and real estate acquired in settlement of loans) when determining the adequacy of the allowance for loan losses. Greater weight is given to classified assets because they include not only nonperforming assets but also performing assets that otherwise exhibit, in management's judgment, potential credit weaknesses. See "-- Nonperforming Assets and Delinquencies" and "-- Asset Classification."

         The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                 At
                                             December 31,                                  At June 30,
                                                1996                 1996                     1995                  1994

                                                 Percent                  Percent                  Percent              Percent
                                                 of Loans                 of Loans                 of Loans             of Loans
                                                 in Category              in Category              in Category          in Category
                                                 to Total                 to Total                 to Total             to Total
                                      Amount     Loans         Amount     Loans       Amount       Loans      Amount    Loans
                                                                                              (Dollars in thousands)
Mortgage loans
 Residential  . . . . . . . .          $1,334       86.5%      $  675       87.5%       $400         88.1%      $436       90.3%
 Nonresidential . . . . . . .             173        2.0           28        2.1          17          2.8         46        2.7
Consumer and other loans  . .             143       11.5          297       10.4         183          9.1        118        7.0
   Total allowance for loan losses     $1,650      100.0%      $1,000      100.0%       $600        100.0%      $600      100.0%

                                                      At June 30,
                                              1993                     1992
                                                 Percent                  Percent
                                                 of Loans                 of Loans
                                                 in Category              in Category
                                                 to Total                 to Total
                                       Amount    Loans         Amount     Loans
Mortgage loans:
 Residential  . . . . . . . .           $422       91.3%       $300       90.7%
 Nonresidential . . . . . . .             64        1.7          28        2.1
Consumer and other loans  . .            114        7.0          72        7.2
   Total allowance for loan losses      $600       100.0%      $400      100.0%


Investment Activities

         The Association is permitted under federal law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Atlanta, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Association may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Association are also required to maintain an investment in FHLB stock. The Association is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

         The Association purchases investment securities with excess liquidity arising when investable funds exceed loan demand. The Association's investment securities purchases have been limited to U.S. Government and agency securities with contractual maturities of between one and five years. At December 31, 1996, the Association also had an investment in a mutual fund that invests in adjustable rate mortgage-backed securities.

         At December 31, 1996, the Association's management classified all securities in the Association's investment portfolio as available for sale under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." During the year ended June 30, 1996, pursuant to special implementation guidance allowed by the FASB under SFAS No. 115, the Association reclassified securities held to maturity with a fair value and amortized cost of approximately $4.0 million as securities available for sale. Such reclassification is disclosed as a noncash transaction in the Consolidated Statements of Cash Flows included elsewhere herein. See Note 1 of Notes to the Consolidated Financial Statements.

         The Association's investment policies generally limit investments to U.S. Government and agency securities, municipal bonds, certificates of deposits, marketable corporate debt obligations, mortgage-backed securities and certain types of mutual funds. The Association's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products or non-investment grade corporate bonds. Mutual funds held by the Association may periodically engage in hedging activities and invest in derivative securities. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Association's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Association's credit and interest rate risk and risk-based capital is also considered.

         The following table sets forth certain information with respect to each security (other than U.S. Government and agency securities and mutual funds which invest exclusively in such securities) which had an aggregate book value in excess of 10% of the Association's retained earnings at the dates indicated.

                            At December 31,                                      At June 30,
                                    1996                    1996                      1995                     1994
                            Amortized   Fair      Amortized      Fair        Amortized     Fair     Amortized      Fair
                            Cost        Value     Cost           Value       Cost          Value    Cost           Value
                                                                    (In thousands)
Asset Management
 Fund Inc. Adjustable
 Rate Mortgage-Backed
 Securities   . . . .      $5,028      $5,024      $9,819       $9,780        $5,295      $5,272    $10,027       $9,857


         The following table sets forth the amortized cost and fair value of the Association's securities, by accounting classification and by type of security, at the dates indicated.



                                                                             At June 30,
                                At December 31, 1996         1996                1995                  1994
                                 Amortized    Fair   Amortized   Fair   Amortized    Fair      Amortized   Fair
                                   Cost       Value     Cost     Value     Cost      Value       Cost      Value
                                                                  (In thousands)
Held to Maturity:
 Debt securities:
  U.S. Treasury obligations ....   $    --   $   --     $  --     $  --    $ 2,001   $ 1,999    $ 3,004   $ 2,949
  U.S. Government
   agency obligations ..........        --       --        --        --      3,501     3,450      9,992     9,592
    Total ......................        --       --        --        --      5,502     5,449     12,996    12,541
 Mortgage-backed securities ....       128      142       195       209        383       397        470       489
 Marketable equity securities(1)        --       --        --        --         --        --     10,027     9,857
   Total held to maturity ......       128      142       195       209      5,885     5,846     23,493    22,887

Available for Sale:
 Debt securities:
  U.S. Treasury obligations ....     1,989     1,985     1,986     1,975       500       493         --        --
  U.S. Government
  agency obligatzions ...........    6,493     6,483     6,486     6,400     2,499     2,463         --        --
    Total ......................     8,482     8,468     8,472     8,375     2,999     2,956         --        --

 Marketable equity securities(1)     5,028     5,024     9,819     9,780     5,295     5,272         --        --

   Total available for sale ....    13,510    13,492    18,291    18,155     8,294     8,228         --        --

Total ..........................   $13,638   $13,634   $18,486   $18,364   $14,179   $14,074     $23,493   $22,887


-----------------
(1) Marketable equity securities at December 31, 1996 and June 30, 1996, 1995 and 1994 consist of a mutual fund that invests in adjustable rate mortgage-backed securities. At December 31, 1996, the mutual fund yielded 6.38%.


         The following table sets forth certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of the Association's debt securities and mortgage-backed securities at December 31, 1996. U.S. Treasury obligations and certain U.S. Government agency obligations are exempt from state taxation. Their yields, however, have not been computed on a tax equivalent basis for purposes of the table.


                                                         Less Than                                       One to
                                                          One Year                                     Five Years
                                                   Amortized        Fair                        Amortized        Fair
                                                      Cost          Value             Yield       Cost           Value      Yield
                                                                                    (Dollars in thousands)

Debt securities:
 U.S. Treasury obligations .................         $  500         $  502            6.65%      $1,489         $1,483       5.64%
 U.S. Government agency
  obligations ..............................             --             --              --        6,493          6,483       6.44
Mortgage-backed securities .................             --             --              --          128            142       8.40

Total ......................................         $  500         $  502            6.65%      $8,110         $8,108       6.32

Deposit Activities and Other Sources of Funds

         General. Deposits are the major external source of funds for the Association's lending and other investment activities. In addition, the Association also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the FHLB-Atlanta may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. Presently, the Association has no other borrowing arrangements.

         Deposit Accounts. A substantial number of the Association's depositors reside in South Carolina. The Association's deposit products include a broad selection of deposit instruments, including NOW accounts, demand deposit accounts, money market accounts, regular passbook savings, statement savings accounts and term certificate accounts. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. The Association reviews its deposit mix and pricing weekly. The Association does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit.

         The Association believes it is competitive in the type of accounts and interest rates it offers on its deposit products. The Association does not seek to pay the highest deposit rates but a competitive rate. The Association determines the rates paid based on a number of conditions, including rates paid by competitors, rates on U.S. Treasury securities, rates offered on various FHLB-Atlanta lending programs, and the deposit growth rate the Association is seeking to achieve.

         The Association intends to continue to use premiums to attract new checking accounts, particularly in conjunction with new branch openings. These premium offers are reflected in the growth in the Association's advertising and promotion expense, as well as its cost of funds, in recent periods. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS -- Results of Operations." The Association has introduced a number of new savings products. These include VIP Checking, VIP Passbook Savings and an 18-month "Bump Rate CD," which allows for a one-time rate change during the term of the CD. The Association also plans to seek business checking accounts and to promote individual retirement accounts ("IRAs") and Self Employment Plan retirement accounts to businesses.

         In the unlikely event the Association is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

         The following table sets forth information concerning the Association's time deposits and other interest-bearing deposits at December 31, 1996.



Weighted                                                                                    Percentage
Average                                                             Minimum                  of Total
Interest Rate      Term         Checking and Savings Deposits        Amount      Balance      Deposits
                                                                              (In thousands)

1.83%          None              NOW accounts                       $  100     $ 30,009         9.3%
3.17           None              Money market accounts               2,500       13,967         4.3
3.72           None              Passbook savings accounts             100       55,869        17.2

                                 Certificate Accounts

5.38           Within 6 months   Fixed term, fixed rate           25 - 500      110,590         34.1
5.75           7 - 12 months     Fixed term, fixed rate           25 - 500       62,644         19.3
5.71           13 - 36 months    Fixed term, fixed rate           25 - 500       28,862          8.9
6.13           37 - 60 months    Fixed term, fixed rate           25 - 500       19,007          5.9
6.20           61 - 120 months   Fixed term, fixed rate           25 - 500          376          0.1
5.36           7 - 12 months     Fixed term, adjustable rate            25        2,096          0.7
5.36           13 - 36 months    Fixed term, adjustable rate            25          531          0.2
                                                                               $323,951        100.0%



         The following table indicates the amount of the Association's jumbo certificate accounts by time remaining until maturity as of December 31, 1996. Jumbo certificate accounts have principal balances of $100,000 or more.



                                            Certificate
                      Maturity Period         Accounts
                                           (In thousands)

            Three months or less               $ 9,285
            Over three through six months        5,598
            Over six through 12 months           5,767
            Over 12 months                       1,542
                 Total                         $22,192

         Deposit  Flow.   The following  table sets  forth the  balances
(inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Association between the dates indicated.

                                         At December 31,                                  At June 30,

                                             1996                          1996                    1995                1994
                                            Percent                     Percent                   Percent                 Percent
                                               of    Increase              of   Increase             of   Increase             of
                                    Amount   Total  (Decrease)   Amount  Total  (Decrease) Amount  Total (Decrease) Amount   Total
                                                                                (Dollars in thousands)

NOW checking  . . . . . . . . . . .$ 30,009   9.3%  $    (36)  $ 30,045    9.8%  $ 4,298  $ 25,747   9.3%  $1,665  $ 24,082   8.9%
Passbook savings accounts . . . . .  55,869  17.3     12,925     42,944   14.0    11,051    31,893  11.7   (6,042)   37,935  14.0
Money market deposit  . . . . . . .  13,967   4.3     (2,727)    16,694    5.5    (2,749)   19,443   7.0   (7,321)   26,764   9.9
Fixed-rate certificate accounts
  which mature in the year ending:
Within 1 year . . . . . . . . . . . 175,330  54.1     11,029    164,301   53.7     7,455   156,846  56.8   28,037   128,809  47.7
After 1 year, but within 2 years  .  22,469   6.9     (1,521)    23,990    7.9     6,605    17,385   6.3  (14,032)   31,417  11.6
After 2 years, but within 3 years .   6,925   2.1       (969)     7,894    2.6     1,742     6,152   2.2      256     5,896   2.2
Certificate accounts maturing        19,382   6.0       (581)    19,963    6.5     1,514    18,449   6.7    3,170    15,279   5.7
  thereafter
Total  . . . . . . . . . . . . . . $323,951 100.0%   $18,120   $305,831  100.0%  $29,916  $275,915 100.0%  $5,733  $270,182 100.0%


         Time Deposits by Rates. The following table sets forth the amount of time deposits in the Association categorized by rates at the dates indicated.


                           At
                      December 31,                    At June 30,
                         1996          1996             1995                1994
                                                (Dollars in thousands)

Less than 3.00%        $    758        $  3,329       $     54         $     480
3.01% - 5.00%             5,755           7,656         44,027           149,669
5.01% - 7.00%           217,186         204,734        153,350            29,648
7.01% - 9.00%               407             429            906             1,604
Total                  $224,106        $216,148       $198,832          $181,401

      Time Deposits by Maturities. The following table sets forth the amount of time deposits in the Association categorized by maturities at December 31, 1996.

                                       Amount Due

                Less Than    1-2      2-3      3-4      After
                 One Year   Years    Years    Years    4 Years    Total

                                         (Dollars in thousands)

Less than 3.00% $    758   $    --  $    --   $   --     $   --   $    758
3.01% - 5.00%      3,479     1,717      559       --         --      5,755
5.01% - 7.00%    170,851    20,688    6,356   15,514      3,777    217,186
7.01% - 9.00%        242        64       10       60         31        407
Total . . .     $175,330   $22,469   $6,925  $15,574     $3,808   $224,106

      Deposit Activity. The following table set forth the deposit activity of the Association for the periods indicated.

                              Six Months Ended
                                 December 31,          Year Ended June  30,
                               1996      1995       1996      1995       1994
                                              (In thousands)

Beginning balance . .        $305,831  $275,915   $275,915   $270,182  $267,461

Net deposits (withdrawals)
   before interest credited  . 11,654    17,906     17,240    (3,363)    (5,979)
Interest credited . .
                                6,466     6,001     12,676     9,096      8,700

Net increase in deposits  . .
                               18,120    23,907     29,916     5,733      2,721

Ending balance  . . .        $323,951  $299,822   $305,831  $275,915   $270,182

         Borrowings. Savings deposits are the primary source of funds for the Association's lending and investment activities and for its general business purposes. The Association has the ability to use advances from the FHLB- Atlanta to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Atlanta functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Atlanta, the Association is required to own capital stock in the FHLB-Atlanta and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

         In recent periods, the Association has been able to fund its lending and other investment activities through internally generated funds and deposits. Consequently, at December 31, 1996 and 1995 and during each of the six months then ended, and at June 30, 1996, 1995 and 1994, and during each of the years then ended, the Association had no borrowings from the FHLB-Atlanta outstanding. The Association, however, may use advances from the FHLB-Atlanta should the need for additional funds arise.

Competition

         The Association faces intense competition in its primary market area for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks, credit unions, other thrifts operating in its market area, and other financial institutions such as brokerage firms and insurance companies. As of December 31, 1996, there were 14 commercial banks and three other thrifts operating in Spartanburg County, South Carolina. Particularly in times of high interest rates, the Association has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Association's competition for loans comes from commercial banks, thrift institutions, credit unions and mortgage bankers. Such competition for deposits and the origination of loans may limit the Association's growth in the future. See "RISK FACTORS -Competition."

Subsidiary Activities

         Under OTS regulations, the Association generally may invest up to 3% of its assets in service corporations, provided that at least one-half of investment in excess of 1% is used primarily for community, inner-city and community development projects. The Association's investment in its wholly-owned service corporation, First Spartan Service Corporation ("First Spartan"), which was $369,000 at December 31, 1996, did not exceed these limits.


         First Spartan sells alternative investment products such as mutual funds, deferred annuities and insurance. In addition, in August 1996 it purchased for $400,000 a one-third equity interest in First Trust Mortgage Corporation, Greenville, South Carolina ("First Trust"), a start-up mortgage banking company. The Association has purchased loans from First Trust in recent periods. See "-- Lending Activities -- Loan Originations, Sales and Purchases." All loans are purchased from First Trust subject to the Association's underwriting standards. The Association intends to purchase at least $1.5 million of loans from First Trust monthly. At December 31, 1996, the Association's financial commitment to First Trust and its maximum exposure to share in any losses incurred by First Trust were limited solely to its equity investment through First Spartan. The Association, either directly or through First Spartan, may undertake additional financial commitments in the future that would increase its loss exposure to First Trust's operations; however, there are no such agreements, plans or understandings at present. The Association recorded a loss of approximately $100,000 related to First Trust's operations for the six months ended December 31, 1996 as a result of expenses exceeding revenues, which is typical for a start-up operation. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS -- Results of Operations-Comparison of Operating Results for the Six Months Ended December 31, 1996 and 1995 -- Other Income (Expense)." Billy L. Painter, the Association's President and Chief Executive Officer, and
J. Stephen Sinclair, the Association's Executive Vice President of Lending, are directors of First Trust.

Properties

         The following table sets forth certain information regarding the Association's offices at December 31, 1996, all of which are owned except for the Loan Production Office which is leased from month-to-month. The branch office located at 1488 W.O. Ezzell Boulevard, Spartanburg, South Carolina, is situated on leased land. The current lease expires in 2012 with an option to renew for three 5-year periods.

                                              Approximate
Location                 Year Opened         Square Footage           Deposits
                                                                 (In thousands)

Main Office:

380 E. Main Street             1974               32,820           $204,512
Spartanburg, South Carolina

Branch Offices:

280 N. Church Street           1986                1,080             32,903
Spartanburg, South Carolina

1488 W.O. Ezzell Boulevard     1980                2,453             48,110
Spartanburg, South Carolina


1585 E. Main Street            1991                2,166             19,868
Spartanburg, South Carolina

2701 Boiling Springs Road      1994                3,300             18,558
Boiling Springs, South Carolina

Loan Production Office:

Merovan Center                 1995                  180                N/A
120 Woodruff Road
Building 3-A
Greenville, South Carolina

         A new branch office in Inman, South Carolina, and one in Duncan, South Carolina, are under construction and are scheduled to open by the end of the first half of calendar 1997. The Association owns the land and building at both of these locations.

         The Association uses the services of an outside service bureau for its significant data processing applications. At December 31, 1996, the Association had three proprietary automated teller machines. At December 31, 1996, the net book value of the Association's office properties and the Association's fixtures, furniture and equipment was $5.5 million.

Personnel

         As of December 31, 1996, the Association had 100 full-time and 26 part-time employees, none of whom is represented by a collective bargaining unit. The Association believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving the Association, such as claims to enforce liens, condemnation proceedings on properties in which the Association holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Association's business. The Association is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Association.

                        MANAGEMENT OF THE HOLDING COMPANY

         Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. Hammond and Salter, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Sanders and Tate, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Painter, Handell and Odom, has a term of office expiring at the third annual meeting of stockholders.

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

        Name                    Position
        ----                    ---------
        Robert R. Odom          Chairman of the Board
        Billy L. Painter        President and Chief Executive Officer
        R. Lamar Simpson        Treasurer, Secretary and Chief Financial Officer

         Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE ASSOCIATION -- Biographical Information."

                          MANAGEMENT OF THE ASSOCIATION

Directors and Executive Officers

         The Board of Directors of the Association is presently composed of seven members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Association. The executive officers of the Association are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Association.

                                    Directors

                                                                         Current
                                                             Director    Term
Name                Age (1)       Position with Association   Since      Expires
----                -------       -------------------------   ------     -------
E. Lea Salter          61         Director                    1988         1997
David E. Tate          56         Director                    1993         1997
Robert L. Handell      79         Director and Secretary      1950         1998
Robert R. Odom         75         Chairman of the Board       1953         1998
E.L. Sanders           62         Director                    1987         1999
Billy L. Painter       51         Director, President and
                                  Chief Executive Officer     1984         1999
R. Wesley Hammond      47         Director                    1990         1999

                    Executive Officers Who Are Not Directors

Name                Age (1)     Position with Association
----                -------     -------------------------
Hugh H. Brantley       53         Executive Vice President      --          --
                                  and Chief Operating Officer
J. Stephen Sinclair    55         Executive Vice President of
                                   Lending                      --          --
R. Lamar Simpson       38         Chief Financial Officer       --          --

______________
(1)  As of December 31, 1996.

Biographical Information

         Set forth below is certain information regarding the Directors and executive officers of the Association. Unless otherwise stated, each Director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the Directors or executive officers.

         E. Lea Salter is President of Christman & Parson, Inc., general contractors. Mr. Salter is a member of the Association's Personnel and Audit Committees. He is active in the Lions Club of Spartanburg and is the past Chairman of the Board of Visitors of Columbia College.

         David E. Tate has been President and sole owner of Tate Metal Works, Inc., a tank fabrication and erection company, since 1972. Mr. Tate is an Elder at First Presbyterian Church in Spartanburg, South Carolina.

         Robert L. Handell is retired from the Association after 51 years of service. He is the Secretary of the Civitan Rehabilitation Workshop and a Director of the Civitan Club of Spartanburg, South Carolina. Mr. Handell is an active member of the Bethel United Methodist Church.

         Robert R. Odom is a senior partner in the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, with which he has been associated for 45 years.

          E.L. Sanders is a retired insurance executive. He is past Chairman of the Board of Directors for Mobile Meals of Spartanburg, South Carolina, Vice Chairman of the Board of Directors of the Foundation for the Multi- Handicapped, Blind and Deaf of South Carolina, and on the Board of Directors of the Civitan Club of Spartanburg, South Carolina.

         Billy L. Painter has served as the Association's President and Chief Executive Officer since 1984. Mr. Painter is a former Chairman of the Spartanburg Area Chamber of Commerce. He serves on the Advisory Board for the Piedmont Interstate Fair, the Advisory Board of Salvation Army, and on the Board of the Spartanburg Development Council.

         R. Wesley Hammond is the President and Chief Operating Officer of Hammond-Brown-Jennings, a furniture company. He is President-elect from South Carolina and a member of the Executive Committee of Southern Home Furnishings Association. He is an active member of the Church of the Advent in Spartanburg, South Carolina.

         Hugh H. Brantley is the Association's Executive Vice President and Chief Operating Officer. Mr. Brantley serves on the Boards of Directors of the Downtown Rescue Mission, the Impact Ministries, Upward Basketball and the YMCA, in Spartanburg, South Carolina.

         J. Stephen Sinclair is the Association's Executive Vice President of Lending. Mr. Sinclair is Senior Vice President of First Spartan. He is a Director and Treasurer of Safe Homes - Rape Crisis Coalition, a Director of Communities and Schools through the Chamber of Commerce and a member of the Home Builder Association of Greater Spartanburg.

         R. Lamar Simpson has served as the Association's Chief Financial Officer since June 1996. Prior to his employment with the Association, he was a senior manager with Deloitte & Touche LLP, where he was employed for nine years. He is a member of the Board of Directors and Treasurer of the Boys Home of the South, a member of the American Institute of Certified Public Accountants, a member of the South Carolina Association of Certified Public Accountants and a member of the Financial Managers Society.

Meetings and Committees of the Board of Directors

         The business of the Association is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended June 30, 1996, the Board of Directors held 12 regular meetings and nine special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

         The Executive Committee, consisting of Directors Odom (Chairman), Handell and Salter, has the authority to act on behalf of the Board of Directors between regular meetings. All actions of the Executive Committee are presented for ratification by the Board of Directors at its next regularly scheduled meeting. The Executive Committee did not meet during the year ended June 30, 1996.

         The Personnel Committee, consisting of Directors Odom (Chairman), Sanders and Salter, is responsible for all personnel issues, including recommending compensation levels for all employees and senior management to the Board of Directors. The Personnel Committee met four times during the year ended June 30, 1996.

         The Audit Committee, consisting of Directors Salter (Chairman), Hammond and Handell, receives and reviews all reports prepared by the Association's external and internal auditor. The internal auditor reports monthly to the Audit Committee. The Audit Committee met three times during the year ended June 30, 1996.

         The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors. The full Board of Directors met once in its capacity as Nominating Committee during the year ended June 30, 1996.

         The Association also maintains standing Asset/Liability, Loan, Asset Classification, Community Reinvestment Act ("CRA"), Compliance, and Conflict of Interest Committees.

Directors' Compensation

         Fees. Currently, directors receive a fee of $1,500 per month. Directors' fees totalled $84,000 for the year ended June 30, 1996. In addition, Mr. Odom receives annual compensation of $10,200 for his service as Chairman of the Board. Following consummation of the Conversion, directors' fees will continue to be paid by the Association and, initially, no separate fees are expected to be paid for service on the Holdings Company's Board of Directors.

         Director Emeritus Plan. In connection with the Conversion, the Association has formalized, with certain modifications, its existing policy regarding director emeritus status by adopting the Director Emeritus Plan. The Director Emeritus Plan provides that each director elected to the Board of Directors of the Association on or after March 17, 1987 shall become a director emeritus on the later to occur of (i) the date the director attains age 72 or
(ii) the expiration of the director's then current term of office after attaining age 72. In addition, a director with at least ten years of service on the Board may, upon attaining age 65, apply to the Board to assume director emeritus status. Under the Director Emeritus Plan, a director emeritus receives 50% of the fee payable to regular Board members for attendance at monthly Board meetings. If the director emeritus attends the monthly Board meeting, the amount payable is increased to 75% of the fee payable to regular Board members. The Board may also designate as a director emeritus a director who becomes disabled. An additional feature of the Director Emeritus Plan provides that, in the event of a change in control of the Holding Company or the Association (as defined in the Director Emeritus Plan), each director would be treated as a director emeritus on the effective date of the change in control. Within 30 days of such date, each director emeritus would receive a payment equal to three times the fees received by the director during the 12-month period ending prior to the effective date of the change in control. Assuming a change in control had occurred at December 31, 1996, the aggregate amount payable under the Director Emeritus Plan to all directors would be approximately $378,000.

Executive Compensation

         Summary Compensation Table. The following information is furnished for Messrs. Painter, Brantley and Sinclair for the year ended June 30, 1996.

                                Annual  Compensation(1)
                    ----------------------------------------------
Name and                                            Other Annual      All Other
Position            Year    Salary       Bonus     Compensation(2)  Compensation
---------           ----    ------       -----     ---------------  ------------
Billy L. Painter    1996    $132,993      $30,000      $--           $36,661(3)
President and Chief
Executive Officer

Hugh H. Brantley    1996      83,444       11,000       --            16,966(4)
Executive Vice
President and Chief
Operating Officer

J. Stephen Sinclair 1996      83,432       11,000       --            16,966(5)
Executive Vice
President of Lending

                          (footnotes on following page)

______________
(1) Compensation information for the years ended June 30, 1995 and 1994 has been omitted as the Association was not a public company nor a subsidiary thereof at such time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3) Consists of directors' fees ($12,000), employer retirement plan contributions ($19,946), employer 401(k) Plan matching contributions ($4,035) and term life insurance premiums ($680).
(4) Consists of employer retirement plan contributions ($12,502), employer 401(k) Plan matching contributions ($4,035) and term life insurance premiums ($428).
(5) Consists of employer retirement plan contributions ($12,502), employer 401(k) Plan matching contributions ($4,035) and term life insurance premiums ($428).

         Employment Agreements. In connection with the Conversion, the Holding Company and the Association (collectively, the "Employers") will enter into three-year employment agreements ("Employment Agreements") with Messrs. Painter, Sinclair and Brantley (individually, the "Executive"). Under the Employment Agreements, the initial salary levels for Messrs. Painter, Sinclair and Brantley will be $140,000, $90,000 and $90,000, respectively, which amounts will be paid by the Association and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Association would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

         The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at December 31, 1996 and that each Executive elected to receive a lump sum cash payment, Messrs. Painter, Sinclair and Brantley would be entitled to payments of approximately $434,000, $262,000 and $250,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

         The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

         Severance Agreements. In connection with the Conversion, the Holding Company and the Association will enter into severance agreements with R. Lamar Simpson, the Holding Company's Treasurer, Secretary and Chief Financial Officer and the Association's Chief Financial Officer, and Thomas Bridgeman and Rand Peterson, each a Senior Vice President of the Association. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the three severance agreements will have an initial term of two years.

         The severance agreements will provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         Assuming that a change in control had occurred at December 31, 1996, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to the three officers would be approximately $438,000.

         Employee Severance Compensation Plan. In connection with the Conversion, the Board of Directors of the Association intends to adopt the Severance Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Association. In general, all employees (except for officers who enter into separate employment or severance agreements with the Holding Company and the Association) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Association, eligible employees, other than officers of the Association, who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance
Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Association. However, the maximum payment for any eligible employee would be equal to 52 weeks of their current compensation. In addition, vice presidents of the Association would be eligible to receive a severance payment equal to 18 months of their current compensation. The Severance Plan also provides that employees who have not met the three year service requirement for participation would receive a payment equal to two weeks' compensation and other officers would receive between six and twelve months of their current compensation depending on years of service and position. Assuming that a change in control had occurred at December 31, 1996 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $1.2 million.

Benefits

         General. The Association currently pays 100% of the premiums for medical, life and disability insurance benefits for full-time employees, subject to certain deductibles.

         401(k) Plan. The Association maintains the First Federal Savings and Loan Association of Spartanburg 401(k) Plan ("401(k) Plan") for the benefit of eligible employees of the Association. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Association who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute from 2%-10% of their annual compensation to the 401(k) Plan through a salary reduction election. The Association matches participant contributions on a discretionary basis to a maximum of 5% of compensation contributed by the participant. In addition to employer matching contributions, the Association may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary employer contribution, the participant must complete 1,000 hours of service during the plan year and remain employed by the Association on the last day of the plan year. Participants are at all times 100% vested in salary reduction and employer matching contributions. With respect to discretionary employer contributions, participants vest in such contributions at the rate of 20% per year beginning with the completion of one year of participation with full vesting occurring after five years of participation. For the year ended June 30, 1996, the Association incurred total contribution-related expenses of $72,000 in connection with the 401(k) Plan.

         The Association previously maintained a tax-qualified money purchase pension plan for the benefit of eligible employees. The money purchase pension plan was merged with and into the 401(k) Plan, effective March 31, 1997. Participant account balances under the money purchase plan were fully vested in connection with the merger and the accounts of former money purchase pension plan participants have been maintained as separate accounts under the 401(k) Plan, subject to certain rights of the participants under the terms of the money purchase pension plan.

         Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the Conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their 401(k) Plan account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

         Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Association of an ESOP for employees of the Association to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Association who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the ESOP.

         In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Association's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 12-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion. See "PRO FORMA DATA." To the

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extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, such additional shares will be acquired following the Conversion through open market purchases.

         In any plan year, the Association may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of one year of participation. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Association's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         It is anticipated that Messrs. Odom, Handell and Salter will be appointed by the Board of Directors of the Association to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

         Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -Comparison of Operating Results for the Six Months Ended December 31, 1996 and 1995."

         If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

         The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Association intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Association expects that a favorable determination letter will be received by the ESOP.

         1997 Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

         The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association,


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and to reward officers and key employees for outstanding performance. The Stock
Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Association. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

         A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Conversion will be reserved for future issuance under the Stock Option Plan (385,250 shares based on the issuance of 3,852,500 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

         The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

         Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

         It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

         Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the

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fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

         Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

         Management Recognition Plan. Following the Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Association, subject to shareholder approval. The MRP will enable the Holding Company and the Association to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Conversion.

         The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Conversion (154,100 shares based on the issuance of 3,852,500 shares in the Conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Association to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

         A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Association to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

         Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the MRP is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

         A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the


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recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

         Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Association

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Association's policy is not to make any new loans or extensions of credit to the Association's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Association's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Association to its executive officers and directors was $957,000 at December 31, 1996, or approximately 0.9% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).

         Robert R. Odom, Chairman of the Board of the Holding Company and the Association, is a senior partner with the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, which serves as general counsel to the Association. The Association paid a retainer of $18,000 and legal fees of approximately $43,000 to the firm during the year ended June 30, 1996 for services rendered to the Association.

         E. Lea Salter, a Director of the Holding Company and the Association, is the President of Christman & Parson, Inc., a general contractor. In recent years, it has submitted sealed bids for and has been awarded contracts to perform work for the Association. The Association did not award any contract or pay any material amount of monies to Christman & Parson, Inc. during the year ended June 30, 1996.

                                   REGULATION

General

         The Association is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements.

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In addition, the Association's relationship with its depositors and borrowers is also regulated to a greatextent, especially in such matters as the ownership of deposit accounts and the form and content of the Association's mortgage documents. The Association must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Association's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Association and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS and the Securities and Exchange Commission ("SEC").

Federal Regulation of Savings Associations

         Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

         Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Association, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in the FHLB-Atlanta in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Atlanta. The Association is in compliance with this requirement with an investment in FHLB-Atlanta stock of $2.8 million at December 31, 1996. Among other benefits, the FHLB-Atlanta provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Atlanta.

         Federal Deposit Insurance Corporation. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Association's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

         The Association's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Association pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIA as discussed below. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken. The Association's assessments expensed for the year ended June 30, 1996 equaled $737,000.


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

         Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Association, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately
 .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

         The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Association.

         The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Association.

         Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

         Prompt Corrective Action. Under Section 38 of the FDIA, as added by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be
(i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.


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

         A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

         At December 31, 1996, the Association was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

         Standards for Safety and Soundness. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies recently adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Association fails to meet any standard prescribed by the Guidelines, the agency may require the Association to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

         Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Federal Home Loan Mortgage Corporation or


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FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At December 31, 1996, the qualified thrift investments of the Association were approximately 93.6% of its portfolio assets.

         Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

         OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. An institution that fails to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

         As required by federal law, the OTS has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The OTS has proposed that only those savings associations rated a composite one (the highest rating) under the CAMEL rating system for savings associations will be permitted to operate at or near the regulatory minimum leverage ratio of 3%. All other savings associations will be required to maintain a minimum leverage ratio of 4% to 5%. The OTS will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to the Association.

         Savings associations also must maintain "tangible capital" not less than 1.5% of the Association's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

         Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential

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construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk- based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS- calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

         See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Association's historical amounts and percentages at December 31, 1996 and pro forma amounts and percentages based upon the assumptions stated therein.

         Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

         A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions

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exceeding this amount require prior OTS approval. A Tier 3 savings association has capital below the minimum capital requirement (either before or after the proposed capital distribution). A Tier 3 savings association may not make any capital distributions without prior approval from the OTS.

         The Association currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

         Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Association's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At December 31, 1996, the Association's limit on loans to one borrower was $7.0 million. At December 31, 1996, the Association's largest aggregate amount of loans to one borrower was $2.8 million.

         Activities of Associations and their Subsidiaries. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

         The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

         Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Association to an affiliate must be secured by collateral in accordance with Section 23A.

         Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Association has not been significantly affected by the rules regarding transactions with affiliates.


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         The Association's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Association may make to such persons based, in part, on the Association's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

         Community Reinvestment Act. Under the federal CRA, all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating regulatory applications to establish a new branch office that will accept deposits, relocate an existing office, or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution, among others. The CRA requires public disclosure of an institution's CRA rating. The Association received an "outstanding" rating as a result of its latest evaluation.

         Regulatory and Criminal Enforcement Provisions. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Savings and Loan Holding Company Regulations

         Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

         Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust,

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(vi) those activities previously directly authorized by regulation as of March
5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

         Qualified Thrift Lender Test. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

                                    TAXATION

Federal Taxation

         General. The Holding Company and the Association will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Association's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Association or the Holding Company.

         Bad Debt Reserve. Historically, savings institutions such as the Association which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Association's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Association's actual loss experience, or a percentage equal to 8% of the Association's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Association's loss experience, the Association generally recognized a bad debt deduction equal to 8% of taxable income.

         In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Association has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Association's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Association is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         Distributions. To the extent that the Association makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as

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of December 31, 1987 (or a lesser amount if the Association's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Association's taxable income. Nondividend distributions include distributions in excess of the Association's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Association's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Association's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Association makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Association. The Association does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Association's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Association, whether or not an Alternative Minimum Tax is paid.

         Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Association as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Association will not file a consolidated tax return, except that if the Holding Company or the Association owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

         Audits. The Association's federal income tax returns have not been audited within the past five years.

State Taxation

         South Carolina. The provisions of South Carolina tax law mirror the Code, with certain modifications, as it relates to savings and loan associations. The Association is subject to South Carolina income tax at the rate of 6%. This rate of tax is imposed on savings and loan associations in lieu of the general state business corporation income tax. The Association's state income tax returns have not been audited within the last five years.

         Delaware. As a Delaware holding company not earning income in Delaware, the Holding Company is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.


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                                 THE CONVERSION

         The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote thereon and to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion.

General

         On February 3, 1997, the Board of Directors of the Association unanimously adopted the Plan of Conversion, pursuant to which the Association will be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Delaware corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Association's Proxy Statement and is available to members of the Association upon request. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote on the matter at a Special Meeting called for that purpose to be held on June 25, 1997, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

         If the Board of Directors of the Association decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions that could adversely affect the Association's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Association's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Conversion. In the event that such a decision is made, the Association will promptly refund all subscriptions or orders received together with accrued interest, will withdraw the Holding Company's registration statement from the SEC and will take all steps necessary to complete the Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Association determines not to complete the Conversion, the Association will issue and sell the common stock of the Association. There can be no assurance that the OTS would approve the Conversion if the Association decided to proceed without the Holding Company. The following description of the Plan of Conversion assumes that a holding company form of organization will be utilized in the Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the Conversion of the Association from mutual to stock form of organization and the sale of the Association's common stock.

         The Conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Association. Pursuant to the Plan of Conversion, 2,847,500 to 3,852,500 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $20.00 per share. As part of the Conversion, the Association will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company.

         The Plan of Conversion provides generally that: (i) the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription Offering will be offered in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community, and then to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Association to be issued in

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connection with the Conversion. The Conversion will be effected only upon completion of the sale of at least $56,950,000 of Common Stock to be issued pursuant to the Plan of Conversion.

         As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Association's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of March 31, 1997); and (iv) Other Members (depositors of the Association as of May 1, 1997 and borrowers of the Association with loans outstanding as of March 12, 1997 which continue to be outstanding as of May 1, 1997).

         Shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given to natural persons and trusts of natural persons residing in the Local Community. The Direct Community Offering, if one is held, is expected to begin immediately after the Expiration Date, but may begin at any time during the Subscription Offering. Shares of Common Stock not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Association or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Association will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Association.

         No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the Association.

         The completion of the Offerings, however, is subject to market conditions and other factors beyond the Association's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Association as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Association would be required to charge all Conversion expenses against current income.

         Orders for shares of Common Stock will not be filled until at least 2,847,500 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Conversion closes. If the Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Association's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Association's passbook rate from the date payment is received until the Conversion is terminated.

Purposes of Conversion

         The Board of Directors and management believe that the Conversion is in the best interests of the Association, its members and the communities it serves. The Association's Board of Directors has formed the Holding Company to serve as a holding company, with the Association as its subsidiary, upon the consummation

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of the Conversion. By converting to the stock form of organization, the
Holding Company and the Association will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of the Association believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Association. The capital raised in the Conversion is intended to support the Association's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Association's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Association. The Conversion will also enable the Holding Company and the Association to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. The Association, as a mutual savings and loan association, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Association

         Voting Rights. Savings members and borrowers will have no voting rights in the converted Association or the Holding Company and therefore will not be able to elect directors of the Association or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Association. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Association and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

         Savings Accounts and Loans. The Association's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Association.

         Tax Effects. The Association has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Association in its mutual or stock form by reason of the Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Association immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Association in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Association immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

         Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Association, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the

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

same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Association could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

         The Association has also received an opinion from Deloitte & Touche LLP, Greenville, South Carolina, that, assuming the Conversion does not result in any federal income tax liability to the Association, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any South Carolina income tax liability to such entities or persons.

         The opinions of Breyer & Aguggia and Deloitte & Touche LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

         Liquidation Account. In the unlikely event of a complete liquidation of the Association in its present mutual form, each depositor in the Association would receive a pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Association at the time of liquidation.

         After the Conversion, holders of withdrawable deposit(s) in the Association, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Association. However, pursuant to OTS regulations, the Association shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

         The liquidation account shall be maintained by the Association subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

         The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Association subsequent to December 31, 1995 or March 31, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or March 31, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or March 31, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.


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         In the event of a complete liquidation of the Association (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Association is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

         In the unlikely event the Association is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

The Subscription, Direct Community and Syndicated Community Offerings

         Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Common Stock have been issued to persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

         Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Association as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $325,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Association in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

         Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

         Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of March 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $325,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible

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

Account Holder, to the extent possible, to purchase a n umber of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

         Category 4: Other Members. Each depositor of the Association as of the Voting Record Date (May 1, 1997) and each borrower with a loan outstanding on March 12, 1997 which continues to be outstanding as of the Voting Record Date will receive nontransferable Subscription Rights to purchase up to $325,000 of Common Stock in the Conversion to the extent shares are available following subscriptions by Eligible Account Holders, the Association's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE ASSOCIATION AND THE HOLDING COMPANY.

         The Holding Company and the Association will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at 12 Noon, Eastern Time, on the Expiration Date, whether or not the Association has been able to locate each person entitled to such Subscription Rights. Orders for Common Stock in the Subscription Offering received in hand by the Association after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Association up to July 7, 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by August 1, 1997 (or August 21, 1997, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Association's passbook rate and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

         Direct Community Offering. Any shares of Common Stock which remain unsubscribed for in the Subscription Offering will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $325,000 of Common Stock in the Conversion. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and

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

certain other large Subscribers in the discretion of the Holding Company and the Association may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Association's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Association to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion.

         If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

         Syndicated Community Offering. The Plan of Conversion provides that, if necessary, all shares of Common Stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Trident Securities acting as agent of the Holding Company. The Holding Company and the Association have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         Stock sold in the Syndicated Community Offering also will be sold at the $20.00 Purchase Price. See "-- Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for shares of Common Stock with an aggregate purchase price of more than $325,000. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

         Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Trident Securities and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Association's passbook rate until the completion of the Offerings. At the completion of the Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The Syndicated Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS.

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

         In the event the Association is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Association, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

         Persons in Non-Qualified States. The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Association are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Association determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Association or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Association will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

         The Association and the Holding Company have retained Trident Securities to consult with and advise the Association and to assist the Association and the Holding Company, on a best efforts basis, in the distribution of shares in the Offerings. Trident Securities is a broker-dealer registered with the SEC and a member of the NASD. Trident Securities will assist the Association in the Conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will represent the Association as placement agent on a best efforts basis in the sale of the Common Stock in the Direct Community Offering if one is held; (ii) it will conduct training sessions with directors, officers and employees of the Association regarding the Conversion process; and (iii) it will assist in the establishment and supervision of the Stock Information Center and, with management's input, will train the Association's staff to record properly and tabulate orders for the purchase of Common Stock and to respond appropriately to customer inquiries.

         Based upon negotiations between Trident Securities on the one hand and the Holding Company and the Association on the other hand concerning fee structure, Trident Securities will receive a commission equal to 1.35% of the aggregate amount of Common Stock sold to investors who reside in South Carolina and a commission equal to 1.15% of the aggregate amount of Common Stock sold to investors who reside outside of South Carolina; provided, however, that such commissions shall be capped at the midpoint of the Estimated Valuation Range as set forth on the cover page of this Prospectus. In the event that the number of shares of Common Stock issued in the Offerings exceeds the midpoint of the Estimated Valuation Range as set forth on the cover page of this Prospectus, such commissions will be applied pro rata as if the Offerings had closed at such point. Trident and selected dealers

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

participating in the Syndicated Community Offering may receive a commission in the Syndicated Community Offering in an amount to be agreed upon by the Holding Company and the Association. Fees and commissions paid to Trident Securities and to any selected dealers may be deemed to be underwriting fees, and Trident Securities and such selected dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $10,000 and its legal fees not to exceed $35,000. Trident Securities has received an advance of $10,000 towards its reimbursable expenses. For additional information, see "-- Stock Pricing and Number of Shares to be Issued" and "USE OF PROCEEDS."

         Subject to certain limitations, the Holding Company and the Association have also agreed to indemnify Trident Securities against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock or with regard to allocations of shares (in the event of oversubscription) or determinations of eligibility to purchase shares.

Description of Sales Activities

         The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Association's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Trident Securities employees will be working at the Stock Information Center. Such employees of Trident Securities will be responsible for mailing materials relating to the Offerings, responding to questions regarding the Conversion and the Offerings and processing stock orders.

         Sales of Common Stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of the Association may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Association may answer questions regarding the business of the Association when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Association have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

         No officer, director or employee of the Association or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion.

         None of the Association's personnel participating in the Offerings is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Association's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.


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Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

         To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2- 8. Order Forms will only be distributed with a Prospectus. The Association will accept for processing only orders submitted on original Order Forms. The Association is not obligated to accept orders submitted on photocopied or telecopied Order Forms. Orders cannot and will not be accepted without the execution of the Certification appearing on the reverse side of the Order Form.

         To purchase shares in the Subscription Offering, an executed Order Form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Association (which may be given by completing the appropriate blanks in the Order Form), must be received by the Association by 12 Noon, Eastern Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Association have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Association of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Association prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Association unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (March 31, 1997) and/or the Voting Record Date (May 1, 1997) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

         Full payment for subscriptions may be made (i) in cash if delivered in person at the Stock Information Center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Association. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Association's passbook rate from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. At the completion of the Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares of Common Stock issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes the Association to withdraw the amount of the aggregate Purchase Price from his deposit account, the Association will do so as of the effective date of Conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Association will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are

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transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Association's passbook rate.

         The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         IRAs maintained in the Association do not permit investment in the Common Stock. A depositor interested in using his IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Association does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self- directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Association now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an Association IRA to purchase Common Stock should contact the Stock Information Center so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

         Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms or to the last address of such persons appearing on the records of the Association as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of Common Stock which they purchased until certificates for the Common Stock are available and delivered to them, even though trading of the Common Stock may have commenced.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the Conversion be based upon an estimated pro forma value of the Holding Company and the Association as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the Conversion), as determined by an independent appraisal. The Association and the Holding Company have retained RP Financial to prepare an appraisal of the pro forma market value of the Holding Company and the Association as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $42,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Association has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

         RP Financial has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Association as converted taking into account the formation of the Holding Company as the holding company for the Association. For its analysis, RP Financial undertook substantial investigations to learn about the Association's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed the Association's Form AC Application for Approval of Conversion and the Holding Company's Form S-1 Registration Statement. Furthermore, RP Financial visited the Association's facilities and had discussions with the Association's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Association's assets and liabilities was performed in connection with the evaluation.


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         In estimating the pro forma market value of the Holding Company and the
Association as converted, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. RP Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of the Association's primary market area, the Association's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to the Association, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of the Holding Company and the Association as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Conversion that were utilized in determining the appraised value. These assumptions included expenses of $1,400,000 at the midpoint of the Estimated Valuation Range, an assumed after-tax rate of return on the net Conversion proceeds of 4.02%, purchases by the ESOP of 8% of the Common Stock sold in the Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the Common Stock sold in the Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield different results.

         On the basis of the foregoing, RP Financial has advised the Holding Company and the Association that, in its opinion, as of February 21, 1997, the aggregate estimated pro forma market value of the Holding Company and the Association as converted and, therefore, the Common Stock was within the valuation range of $56,950,000 to $77,050,000 with a midpoint of $67,000,000.
After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $56,950,000 to $77,050,000 with a midpoint of $67,000,000. Assuming that the shares are sold at $20.00 per share in the Conversion, the estimated number of shares would be between 2,847,500 and 3,852,500 with a midpoint of 3,350,000. The Purchase Price of $20.00 was determined by discussion among the Boards of Directors of the Association and the Holding Company and Trident Securities, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock, (ii) desired liquidity in the Common Stock subsequent to the Conversion, and (iii) the expense of issuing shares for purposes of Delaware franchise taxes. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Association, regulatory guidelines or national or local economic conditions.

         RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

         If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Association as converted, as of the close of the Subscription Offering.

         No sale of the shares will take place unless prior thereto RP Financial confirms to the OTS that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Association as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription

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funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

         Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares discussed herein. In the event the total amount of shares issued is less than 2,847,500 or more than 4,430,375 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $56,950,000 or more than $88,607,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by RP Financial, such new range will be subject to approval by the OTS.

         If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Association and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

         In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents the Association furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Association and the Holding Company or independently value the assets or liabilities of the Holding Company and the Association. The appraisal by RP Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Plan of Conversion or of purchasing shares of Common Stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase such shares in the Conversion will later be able to sell shares thereafter at prices at or above the Purchase Price.

Limitations on Purchases of Shares

         The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $325,000, (ii) no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $325,000, and (iii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%), or shares with an aggregate purchase price of more than $770,500. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

         The Association's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion

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may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The
Association and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of Common Stock will be, and other large subscribers in the discretion of the Holding Company and the Association may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

         The term "acting in concert" is defined in the Plan of Conversion to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

         The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Association or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

         The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Association, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Common Stock purchased pursuant to the Conversion will be freely transferable, except for shares purchased by directors and officers of the Association and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

         Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

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Restrictions on Transferability by Directors and Officers and NASD Members

         Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

         Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Association after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

         The Holding Company has filed with the SEC a registration statement under the Securities Act of 1933, as amended ("Securities Act") for the registration of the Common Stock to be issued pursuant to the Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

         The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law, as well as the Certificate of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Certificate of Incorporation and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

Conversion Regulations

         OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting

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institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

         As permitted by OTS regulations, the Association's Federal Stock Charter will contain a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Association by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. Furthermore, for five years, stockholders of the Association will not be permitted to call a special meeting of stockholders relating to a change of control of the Association or a charter amendment and will not be permitted to cumulate their votes in the election of directors.

Change of Control Regulations

         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

         The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might

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jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Anti-takeover Provisions in the Holding Company's Certificate of Incorporation and Bylaws and in Delaware Law

         A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Holding Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Association or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his affiliates.

         Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Certificate of Incorporation provides that the size of the Board shall be as set forth in the Bylaws. The Bylaws currently set the number of directors at seven. The Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, the Certificate of Incorporation provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 12,000,000 shares of Common Stock and 250,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of Common Stock upon exercise of stock options and in connection with the MRP.

         Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person;
(iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

         Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the Holding Company. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Certificate of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Stockholder Nominations and Proposals. The Certificate of Incorporation of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

         Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Association in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Association and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than300, thereby allowing forderegistration under theExchange Act.

         Despite the belief of the Association and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Certificate of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Association and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Following the Conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

         The cumulative effect of the restriction on acquisition of the Holding Company contained in the Certificate of Incorporation and Bylaws of the Holding Company and in Federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

         The Holding Company is authorized to issue 12,000,000 shares of Common Stock having a par value of $.01 per share and 250,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 3,852,500 shares of Common Stock and no shares of preferred stock in the Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

         Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Stock Repurchases. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

         Voting Rights. Upon Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE

HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         As a federal mutual savings and loan association, corporate powers and control of the Association are vested in its Board of Directors, who elect the officers of the Association and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Association, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Association.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Association, the Holding Company, as holder of the Association's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Association (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Association available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

Preferred Stock

         None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of the Holding Company are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                            REGISTRATION REQUIREMENTS

         The Holding Company will register the Common Stock with the SEC pursuant to Section 12(g) of the Exchange Act upon the completion of the Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the South Carolina tax consequences of the Offerings have been opined upon by Deloitte & Touche LLP, Greenville, South Carolina. Breyer & Aguggia and Deloitte & Touche LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Trident Securities by Housley Kantarian & Bronstein, P.C., Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of the Association as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to the Association setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Association as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-23015) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

         The Association has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Association's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Southeast Regional Office of the OTS, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

                   Index To Consolidated Financial Statements
    First Federal Savings and Loan Association of Spartanburg and Subsidiary




Page


Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . .      F-1

Consolidated Balance Sheets as of December 31, 1996 (unaudited)
 and June 30, 1996 and 1995   . . . . . . . . . . . . . . . . . . . .      F-2

Consolidated Statements of Income for the
 Six Months Ended December 31, 1996 and 1995 (unaudited)
 and the Years Ended June 30, 1996, 1995 and 1994   . . . . . . . . .       21

Consolidated Statements of Equity for the Six Months Ended
 December 31, 1996 and 1995 (unaudited) and for the Years
 Ended June 30, 1996, 1995 and 1994   . . . . . . . . . . . . . . . .      F-3

Consolidated Statements of Cash Flows for the Six Months Ended
 December 31, 1996 and 1995 (unaudited)
 and the Years Ended June 30, 1996, 1995 and 1994   . . . . . . . . .      F-4

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .      F-6


                                   *   *   *


      All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial
Statements or related Notes.

      Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

(Deloitte & Touche LLP Logo)
1200 NationsBank Plaza  Telephone: (864) 240-5700
7 North Laurens Street   Facsimile: (864) 235-8563
Greenville, South Carolina 29601


INDEPENDENT AUDITORS' REPORT

The Board of Directors
First Federal Savings and Loan Association of Spartanburg
Spartanburg, South Carolina

We have audited the accompanying consolidated balance sheets of First Federal Savings and Loan Association of Spartanburg and its subsidiary (the "Association") as of June 30, 1996 and 1995, and the related consolidated statements of income, equity, and cash flows for each of the three years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Association at June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective July 1, 1994, the Association changed its method of accounting for investments in debt and equity securities to conform with the provisions of Statement of Financial Accounting Standards No. 115.



DELOITTE & TOUCHE LLP

August 23, 1996 (October 1, 1996 as to
  the 4th paragraph of Note 1)

---------------
Deloitte Touche
Tohmatsu
International
---------------

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996, JUNE 30, 1996 AND 1995
(IN THOUSANDS OF DOLLARS)
------------------------------------------------------------------------


                                                                           (Unaudited)
                                                                          December 31,              June 30,
                                                                                          -----------------------------
ASSETS                                                                       1996              1996          1995

Cash                                                                      $        5,918     $       6,798  $       6,362
Federal funds sold and overnight interest bearing deposits                        11,186             3,986          9,605
          Total cash and cash equivalents                                         17,104            10,784         15,967
Investment securities (Note 2):
  Held-to-maturity - at amortized cost (fair value:  $5,449)                          -                 -           5,502
  Available-for-sale - at fair value (amortized cost:  $13,510,
    $18,291 and $8,294 at December 31, 1996 and June 30, 1996
    and 1995, respectively)                                                       13,492            18,155          8,228
Mortgage-backed securities held-to-maturity - at amortized cost
 (fair value:  $142, $209, and $397 at December 31, 1996 and
  June 30, 1996 and 1995, respectively)                                              128               195            383
Loans receivable, net (Note 3)                                                   331,654           314,936        267,393
Loans held-for-sale - at lower of cost or market (market value:
  $1,444, $1,911 and $15,580 at December 31, 1996 and June 30,
 1996 and 1995, respectively)                                                      1,444             1,911        15,324
Office properties and equipment, net (Note 4)                                      5,481             5,112         4,379
Federal Home Loan Bank Stock - at cost                                             2,806             2,806         2,649
Accrued interest receivable                                                        2,439             2,427         2,127
Real estate acquired in settlement of loans                                          102                58            34
Other assets                                                                         876               582           749

TOTAL                                                                      $     375,526       $   356,966   $   322,735

LIABILITIES AND EQUITY

LIABILITIES:
  Deposit accounts (Note 5)                                               $      323,951        $  305,831   $   275,915
  Advances from borrowers for taxes and insurance                                    894             1,247         1,439
  Other liabilities                                                                5,848             5,734         4,721
          Total liabilities                                                      330,693           312,812       282,075

COMMITMENTS AND CONTINGENT LIABILITIES (Note 9)

EQUITY (Notes 6 and 10):
  Retained earnings                                                               44,845            44,238         40,701
  Unrealized loss on securities available-for-sale (net of
    deferred taxes of $6, $52 and $25, respectively)                                 (12)              (84)           (41)
          Total equity                                                            44,833            44,154         40,660

TOTAL                                                                      $     375,526       $   356,966   $    322,735



See notes to consolidated financial statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY
SIX MONTHS ENDED DECEMBER 31, 1996 AND
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
(IN THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------------

                                                                       Net Unrealized
                                                                       Gain (Loss) on
                                                                     Marketable Equity
                                                                       Securities and
                                                                    Securities Available-      Retained
                                                                        for-Sale (1)           Earnings        Total

BALANCE, JUNE 30, 1993                                                  $    -                  $ 32,088      $ 32,088

  Net income for the year ended June 30, 1994                                -                     4,472         4,472
  Net unrealized loss on marketable equity
    securities                                                            (105)                        -          (105)

BALANCE, JUNE 30, 1994                                                    (105)                   36,560        36,455

  Net income for the year ended June 30, 1995                                -                     4,141         4,141
  Net unrealized loss on securities available-for-sale
    upon adoption of SFAS No. 115                                         (194)                        -          (194)
  Change in net unrealized loss on securities
    available-for-sale for the year ended June 30,
    1995                                                                   258                         -           258

BALANCE JUNE 30, 1995                                                      (41)                   40,701        40,660

  Net income for the year ended June 30, 1996                                -                     3,537         3,537
  Change in net unrealized loss on securities
    available-for-sale for the year ended June 30,
    1996                                                                   (43)                        -           (43)

BALANCE, JUNE 30, 1996                                                     (84)                   44,238        44,154

  Net income for the six month period ended
    December 31, 1996 (unaudited)                                            -                       607           607
  Change in net unrealized loss on securities
    available-for-sale for the six months ended
    December 31, 1996 (unaudited)                                           72                         -            72

BALANCE, DECEMBER 31, 1996 (UNAUDITED)                                  $  (12)               $   44,845     $  44,833

(1)  Net of deferred income taxes.


See notes to consolidated financial statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 AND
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
(IN THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------------


                                                          (Unaudited)
                                                        Six Months Ended
                                                         December 31,                    Year Ended June 30,
                                                   --------------------------  ----------------------------------------
                                                       1996         1995           1996         1995         1994

CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income                                         $    607 $       1,859    $   3,537  $    4,141  $     4,472
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Provision for loan losses                             675             4          419           9            -
    Deferred income tax provision (benefit)              (325)           90          175         476          366
    Amortization of deferred income                       (83)         (113)        (202)       (254)        (506)
    Amortization (accretion) of premiums
      and discounts on investments and
      mortgage-backed securities                          (11)            1           (3)         (3)         (26)
    Depreciation                                          300           145          311         277          247
    (Increase) decrease in other assets                  (306)          121         (133)      1,441       (1,541)
    Additions to loans held-for-sale                   (6,031)       (4,210)     (15,198)    (16,009)     (19,276)
    Proceeds from sale of loans                         6,535         2,863        7,704      16,888       26,946
    (Gain) loss on sale of mortgage loans                 (37)            -            -       1,078          894
    Unrealized (gain) loss on loans held-
      for-sale                                              -             -            -        (668)         668
    (Gain) loss on disposal of property and
      equipment                                            16             -           (3)          -            -
    Loss (gain) on sale of real estate acquired
      in settlement of loans                                -             8           10          (1)         (76)
    Loss on sale of investments available-
      for-sale                                             16             -            -         396            -
    Loss on sale of investment securities                   -             -            -           -          109
    Increase (decrease) in other liabilities               41          (339)         672       1,188       (1,001)
    FHLB stock dividend                                     -             -            -           -         (103)
          Net cash provided by (used in)
               operating activities                     1,397           429       (2,711)      8,959       11,173

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Net loan originations and principal
    collections                                       (20,616)      (16,141)     (26,968)    (19,749)     (17,937)
  Purchase of loans                                     3,204             -            -           -            -
  Purchase of investment securities                    (1,226)       (6,231)      (9,992)       (395)     (11,628)
  Proceeds from sale of investments
    available-for-sale                                  5,000             -            -       7,727            -
  Proceeds from maturities of investments
    available-for-sale                                  1,000         2,000        5,500       1,500            -
  Proceeds from sale and maturities of
    investments                                             -             -            -           -        8,847
  Principal repayments and proceeds from
    maturities of mortgage-backed securities               68            35          189          88          460
  Proceeds from sale of real estate
      acquired in settlement of loans                      58            49           81          60          570



FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 AND
YEARS ENDED JUNE 30, 1996, 1995 AND 1994
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                          (Unaudited)
                                                        Six Months Ended
                                                         December 31,                    Year Ended June 30,
                                                   --------------------------  ----------------------------------------
                                                       1996         1995           1996         1995         1994

CASH FLOWS FROM INVESTING
  ACTIVITIES (Continued):
  Purchase of Federal Home Loan Bank stock            $      -    $       -     $       (157) $         -     $      -
  Purchase of property and equipment                       (685)        (321)         (1,168)         (899)        (689)
  Proceeds from sale of property and
    equipment                                                -            -              127             -             -
          Net cash used in investing activities         (13,197)     (20,609)        (32,388)      (11,668)      (20,377)

CASH FLOWS FROM FINANCING
  ACTIVITIES - Net increase in deposits                  18,120       23,924          29,916         5,783         2,721

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                               6,320        3,744          (5,183)        3,074        (6,483)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                                 10,784       15,967          15,967        12,893        19,376

CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                                   $   17,104   $   19,711     $    10,784   $    15,967    $   12,893

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                         $    7,279  $     6,933    $     14,461   $    10,962    $   10,478
    Income taxes                                     $      469  $     1,185    $      2,274   $     2,130    $    2,700
  Transfers from loans to real estate
    acquired in settlement of loans                  $      102  $        23    $        115   $        75    $      130
  Increase (decrease) in net unrealized
    losses on available-for-sale investments
    and marketable equity securities                 $     (118) $       (99)   $         70   $      (103)   $      170
  Increase (decrease) in deferred tax asset
    related to unrealized losses on
    investments                                      $      (46) $       (38)   $         27   $       (40)   $       65
  Investment securities transferred from
    held-to-maturity to available-for-sale,
    at fair value                                    $       -   $     4,002    $      4,002   $       -      $       -
  Loans held-for-sale transferred to loans
    held-for-investments, at lower of
    cost or market                                   $       -   $       -      $     20,907   $       -      $       -
  Investment securities transferred from
   held-for-investments to available-
    for-sale, at fair value                          $       -   $       -      $       -      $     5,211    $       -


See notes to consolidated financial statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


1.    ORGANIZATION SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations and Customer Concentration - First Federal Savings and Loan Association of Spartanburg and Subsidiary (the "Association") is a federally chartered, mutual savings and loan association engaged in the business of accepting savings and demand deposits and providing mortgage, consumer and commercial loans to its members and others. The Association's business is primarily limited to the Spartanburg and adjacent county areas of South Carolina.

      Basis of Accounting - The accounting and reporting policies of the Association conform to generally accepted accounting principles and to general practices within the savings and loan industry.

      Principles of Consolidation - The consolidated financial statements include the accounts of the Association and its wholly-owned subsidiary, First Spartan Service Corporation ("First Spartan"). Significant intercompany balances and transactions have been eliminated in consolidation.

      Equity Method of Accounting for Investment - On August 22, 1996, First Spartan purchased approximately a one-third ownership interest in a mortgage banking company (the "Company") located in Greenville, South Carolina, for $400,000. The investment is accounted for under the equity method of accounting whereby the Association's investment will be increased by any additional investment in the Company and the Association's share of the Company's earnings and decreased by dividends received and the Association's share of the Company's losses.

      The investment is included in Other Assets in the December 31, 1996 balance sheet. The Association's share of the Company's losses in the six month period ended December 31, 1996 totaled approximately $100,000 and the amount is included in Other Income in the Statement of Income.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents - For purposes of reporting cash flows, cash includes cash on hand and amounts due from depository institutions, federal funds sold and overnight interest-bearing deposits.

      Investment Securities - The Association adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, effective July 1, 1994. SFAS No. 115 requires investments to be classified in three categories. Debt securities that the enterprise has the positive intent and ability to hold to maturity are to be classified as "held-to-maturity" securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are to be

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      classified as "trading" securities and reported at fair value with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of equity net of taxes. No securities have been classified as trading securities.

      Prior to the adoption of SFAS No. 115, all investments were classified as held-for-investment. Under this classification, investments in debt securities and mortgage-backed securities were stated at amortized cost. Investments in marketable equity securities (mutual funds) were stated at the lower of cost or market with any unrealized losses being reported as a separate component of equity. Concurrent with the adoption of SFAS No. 115, management reevaluated its intent with respect to its portfolio and, accordingly, reclassified securities with a fair value of approximately $5.2 million (amortized cost approximately $5.4 million) previously classified as held-for-investment to available-for-sale securities.

      In November 1995, the FASB issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Debt and Equity Securities, which included a transition provision allowing entities that adopted SFAS No. 115 to reassess the appropriateness of the classifications of securities held and account for any resulting reclassifications at fair value. Reclassifications from the held-to-maturity category resulting from this one-time reassessment will not call into question, or "taint," the intent of the entity to hold other debt securities to maturity in the future. In accordance with this Special Report, on December 28, 1995, the Association transferred securities with a fair value and amortized cost of approximately $4.0 million from held-to-maturity to available-for-sale. This transfer is disclosed as a noncash transaction in the statement of cash flows.

      Gains and losses on sales of securities are determined on the specific identification method. Premiums and discounts are amortized to maturity on a method which approximates the level yield method.

      Loans - Loans held for investment are recorded at cost.

      Nonaccrual loans are those loans on which the accrual of interest has ceased. Loans are placed on nonaccrual status if, generally, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income in the current period.

      Restructured loans are those for which concessions, such as the reduction of interest rates or deferral of interest or principal payments, have been granted due to a deterioration in the borrowers' financial condition. Interest on restructured loans is accrued at the restructed rates. The difference between interest that would have been recognized under the original terms of nonaccrual and restructed loans and interest actually recognized on such loans was not a material amount for the six months ended December 31, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Effective July 1, 1995, the Association adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. SFAS No. 114 requires that the carrying value of an impaired loan be based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral, if the loan is collateral-dependent. Under SFAS No. 114, a loan is considered impaired when, based on current information, it is probable that the borrower will be unable to pay contractual interest or principal payments as scheduled in the loan agreement. SFAS No. 114 applies to all loans except smaller-balance homogenous mortgage and consumer loans, loans carried at fair value or the lower of cost or fair value, debt securities, and leases. Generally, the Association applies SFAS No. 114 to nonaccrual commercial loans and renegotiated loans. The adoption of the statements did not affect operating results, the level of the overall allowance or the comparability of credit related data. Income recognition or charge-off policies were not changed as a result of SFAS No. 114 and SFAS No. 118. The total principal balances of impaired loans at December 31, 1996 and June 30, 1996 was not material.

      Allowance for Loan Losses - The Association provides for loan losses on the allowance method. Accordingly, all loan losses are charged to the related allowance, and all recoveries are credited to the allowance. Additions to the allowance for loan losses are provided by charges to operations based on various factors which, in management's judgment, deserve current recognition in estimating losses. Because of the uncertainty inherent in the estimation process, management's estimate of the allowance for loan losses may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

      Loan Sales - The Association periodically sells and retains servicing on certain whole and participating interests in real estate loans. The Association does not recognize gains or losses on loan sales if the loans sold have the same approximate average interest rate, adjusted for normal servicing fees, as the contractual yield to the purchaser. However, gains or losses are recognized if, at the time of sale, the average interest rate on the loans sold, adjusted for normal servicing costs, differs from the contractual yield to the purchaser. Gains or losses on such loan sales are determined based on the present value of the difference between estimated future receipts and normal servicing costs. The stated value of the resulting asset (in the case of a gain) is reviewed periodically and, if necessary, adjustments are charged to income to reflect changes in the repayments of the serviced loans. Such adjustments, if any, are determined on a disaggregated basis using the discount rate inherent in the original present value calculation. Such assets are amortized over the estimated lives of the serviced loans using a method approximating a level yield.

      Loans Held-for-Sale - Loans originated and intended for sale in the secondary market are stated at the lower of cost or estimated market value. Net unrealized losses are recognized in a valuation allowance by charges to income. During the year ended June 30, 1996, the Association reclassified approximately $20.9 million of loans from held-for-sale to held-for-investment at the lower of cost or market at the time the loans were reclassified.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Office Properties and Equipment - Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method.

      Real Estate Acquired in Settlement of Loans - Real estate acquired in settlement of loans is initially recorded at fair value less estimated cost of disposal at the date of foreclosure, establishing a new cost basis. Any accrued interest on the related loan at the date of acquisition is charged to operations. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Revenues, expenses and additions to the valuation allowance related to real estate acquired in settlement of loans are charged to operations. Such amounts were not material in the six months ended December 31, 1996 and 1995 and in the years ended June 30, 1996, 1995 and 1994 and are included in other operating expenses.

      Deferred Loan Origination Fees and Costs - Nonrefundable loan fees and certain direct loan origination costs are deferred and recognized over the contractual lives of the loans using the level yield method. Amortization of these deferrals is recognized as interest income.

      Advertising - The Association expenses the production cost of advertising as incurred.

      Income Taxes - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Recently Adopted Accounting Standards - In March 1995, the FASB issued SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used and for long-lived assets to be held and certain intangible assets to be disposed of. This standard was adopted July 1, 1996 and the adoption did not have a significant impact on financial conditions or results of operations.

      The FASB has issued SFAS No. 122, Accounting for Mortgage Servicing Rights, which amends SFAS No. 65 and the principal effect for the Association is the elimination of the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. When a mortgage banking enterprise purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained, it should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. Any cost allocated to mortgage servicing rights should be recognized as a separate asset and amortized in proportion to and over the period of the estimated net servicing income. SFAS No. 122 was implemented, prospectively, effective July 1, 1996 and implementation of its provisions did not have a material impact on the Association's financial condition or results of operations.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      In June 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement amends SFAS Nos. 65 and 115 and supersedes SFAS Nos. 76, 77 and 122 and provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. It requires that liabilities and derivatives incurred or obtained by transferors as part of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer. Servicing assets and liabilities must be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and assessment for asset impairment or increased obligation based on their fair values. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125. This Statement defers the effective date of application of certain transfer and collateral provisions of SFAS No. 125 until January 1, 1998.

      The adoption of the provisions of SFAS Nos. 125 and 127 did not have a significant impact on financial position or results of operations.

      Unaudited Financial Information - Information as of December 31, 1996 and for the six month periods ended December 31, 1996 and 1995 is unaudited. The unaudited information furnished reflects all adjustments, which consist solely of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position at December 31, 1996 and the results of operations and cash flows for the six-month periods ended December 31, 1996 and 1995. The results of the six-month periods are not necessarily indicative of the results of the Association which may be expected for the entire year.

      Reclassifications - Certain June 30, 1996, 1995 and 1994 amounts have been reclassified to conform to the December 31, 1996 presentation.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

2.    INVESTMENT AND MORTGAGE-BACKED SECURITIES

      Investment securities at December 31, 1996 and June 30, 1996 and 1995 are summarized as follows (in thousands of dollars):


                                                                 Gross              Gross
                                             Amortized          Unrealized       Unrealized         Fair
December 31, 1996                              Cost              Gains             Losses           Value

Available for sale:
  Debt securities:
    U.S. Treasury obligations                 $    1,989          $    2            $     (6)        $    1,985
    U.S. Government Agency
      obligations                                  6,493              11                 (21)             6,483
  Total                                            8,482              13                 (27)             8,468
  Marketable equity securities                     5,028              -                   (4)             5,024

Total                                          $  13,510          $   13            $    (31)         $  13,492



June 30, 1996

Available for sale:
  Debt securities:
    U.S. Treasury obligations                 $    1,986          $    4            $    (15)        $    1,975
    U.S. Government Agency
      obligations                                  6,486              -                  (86)             6,400
  Total                                            8,472               4                (101)             8,375
  Marketable equity securities                     9,819              -                  (39)             9,780

Total                                          $  18,291          $    4             $  (140)         $  18,155




June 30, 1995

Held to maturity:
  U.S. Treasury obligations                    $   2,001          $    7             $    (9)        $    1,999
  U.S. Government Agency
    obligations                                    3,501               1                 (52)             3,450

Total                                         $    5,502          $    8            $    (61)        $    5,449


FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


                                                                 Gross              Gross
                                             Amortized          Unrealized       Unrealized         Fair
June 30, 1995                                  Cost              Gains             Losses           Value

Available for sale:
  Debt securities:
    U.S. Treasury obligations                 $      500         $   -              $     (7)        $      493
    U.S. Government Agency
      obligations                                  2,499               1                 (37)             2,463
  Total                                            2,999               1                 (44)             2,956
  Marketable equity securities                     5,295             -                   (23)             5,272

Total                                         $    8,294          $    1            $    (67)        $    8,228



      Marketable equity securities at December 31, 1996, June 30, 1996 and 1995 consist principally of a mutual fund that invests in adjustable rate mortgages.

      Investment securities totaling approximately $2.0 million at December 31, 1996 were pledged as collateral for public deposits.

      The contractual maturities of debt securities (at amortized cost and estimated fair value) are summarized as follows at December 31, 1996 (in thousands of dollars):


                                         Available for Sale
                                      -----------------------------
                                         Amortized        Fair
                                          Cost           Value

Due within one year                      $     500       $     502
Due after one through five years             7,982           7,966




      Mortgage-backed securities at December 31, 1996, June 30, 1996 and 1995 consist of U.S. Government Agency obligations. Gross unrealized gains were approximately $14,000 and gross unrealized losses were $0 at December 31, 1996 and June 30, 1996 and 1995. The contractual maturity of the entire balance of mortgage-backed securities at June 30, 1996 is due within five to ten years.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

3.    LOANS RECEIVABLE

      Loans receivable at December 31, 1996 and June 30, 1996 and 1995 consisted of the following (in thousands of dollars):


                                                                 June 30,
                                               December 31,  -------------------
                                                  1996        1996       1995

Real estate mortgage loans:
  Residential (1-4 family)                    $  267,593   $  258,302  $217,702
  Construction                                    31,949       32,954    30,483
  Land                                             2,409        3,285     1,762
  Commercial and other                             4,571        3,546     6,203
Total real estate mortgage loans                 306,522      298,087   256,150
Consumer and commercial loans:
  Home equity                                     32,555       28,430    20,859
  Loans secured by deposit accounts                1,979        1,605     1,345
  Other                                            5,235        4,681     3,482
Total consumer and commercial loans               39,769       34,716    25,686
Total                                            346,291      332,803   281,836
Less:
  Undisbursed portion of loans in process        (12,008)     (15,839)  (12,761)
  Net deferred loan fees                            (979)      (1,028)   (1,082)
  Allowance for loan losses                       (1,650)      (1,000)     (600)

Total, net                                    $  331,654   $  314,936  $267,393


      The changes in the allowance for loan losses consisted of the following (in thousands of dollars):

                                December 31,         June 30,
                                -------------   ---------------------
                                1996    1995     1996   1995    1994

Allowance, beginning of year    $1,000  $600     $600   $600    $600
Provision                          675     4      419      9       -
Write-offs                         (25)   (6)     (23)    (9)      -
Recoveries                           -     2        4      -       -

Total                           $1,650  $600   $1,000   $600    $600


      Residential real estate loans are presented net of loans serviced for others totaling approximately $58.7 million, $64.7 million, $59.2 million, $69.1 million and $62.5 million at December 31, 1996 and 1995 and June 30, 1996, 1995 and 1994, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. In connection with these loans serviced for others, the Association held borrower's escrow balances of $288,000, $502,000, $390,000, $560,000 and $588,000 at
      December 31, 1996 and 1995 and June 30, 1996, 1995 and 1994, respectively.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      The Association originates loans to officers and directors at terms substantially identical to other borrowers. Mortgage and consumer loans to officers and directors at December 31, 1996, June 30, 1996 and 1995 were approximately $957,000, $975,000 and $1,091,000, respectively.


4.    OFFICE PROPERTIES AND EQUIPMENT

      Office properties and equipment at December 31, 1996 and June 30, 1996 and 1995 are summarized as follows (in thousands of dollars):


                                                              June 30,
                                      December 31,    -----------------------
Major Classification                    1996           1996            1995

Land                                    $  1,658       $  1,389      $  1,004
Office buildings and improvements          4,914          4,791         4,659
Furniture, fixtures and equipment          2,090          2,119         1,619
Automobiles                                   37             37            57
Total                                      8,699          8,336         7,339
Less accumulated depreciation             (3,218)        (3,224)       (2,960)

Office properties and equipment, net    $  5,481       $  5,112      $  4,379


5.    DEPOSIT ACCOUNTS

      Deposit accounts at December 31, 1996 and June 30, 1996 and 1995 are summarized as follows (in thousands of dollars):


                                December 31, 1996          June 30, 1996              June 30, 1995
                                -------------------------  -------------------------  ------------------------
                                                Weighted                      Weighted                  Weighted
                                                 Average                      Average                    Average
                                   Amount        Rate            Amount          Rate       Amount        Rate

Demand accounts:
  Passbook                        $     55,869    3.72 %    $    42,944       3.40 % $     31,893        3.04 %
  NOW                                   30,009    1.83           30,045       1.84         25,747        2.01
  Money market                          13,967    3.17           16,694       3.36         19,443        3.60
Certificate accounts                   224,106    5.59          216,148       5.54        198,832        5.56

Total                             $    323,951    4.81      $   305,831       4.76   $    275,915        4.80


FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Scheduled maturities of certificate accounts at December 31, 1996 are as follows (in thousands of dollars):


Within 1 year                                         $  175,330
After 1 but within 2 years                                22,469
After 2 but within 3 years                                 6,925
Thereafter                                                19,382

Total certificate accounts                            $  224,106



      The aggregate amount of certificate accounts in excess of $100,000 was $22.2 million, $24.5 million and $26.7 million at December 31, 1996 and June 30, 1996 and 1995, respectively. Deposits in excess of $100,000 are not federally insured.

      Interest expense by type of deposit is summarized as follows (in thousands of dollars):

                       Six Months Ended        Year Ended
                        December 31,           June 30,
                       --------------    ----------------------------
                       1996    1995        1996      1995      1994

Demand accounts:
  Passbook            $1,043    $636      $ 1,364    $ 979     $1,003
  NOW                    233     261          542      545        517
  Money market           235     319          626      718        765
Certificate accounts   6,057   6,116       12,137    9,060      8,102

Total                 $7,568  $7,332      $14,669  $11,302     $10,387

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

6.    INCOME TAXES

      The tax effects of significant items comprising the Association's net deferred tax liability (included in other liabilities on the balance sheet) as of December 31, 1996 and June 30, 1996 and 1995 are as follows (in thousands of dollars):


                                                                    June 30,
                                                    December 31, --------------
                                                         1996    1996      1995

Deferred tax liabilities:
  Tax basis bad debt reserves arising after
    December 31, 1987 in excess of book reserves        $  390  $  649     $ 662
  Differences between book and tax basis of
    Federal Home Loan Bank stock                           431     431       431
  Unamortized premiums on loans sold                        93     106       142
  Differences between book and tax basis of property       110     133       107
  Deferred loan fees                                       157      85        26
  Other                                                     85     187        48
Total                                                    1,266   1,591     1,416

Deferred tax asset - Unrealized loss on securities
  available for sale                                         6      52        25

Net deferred tax liability                              $1,260  $1,539    $1,391


      The Association has been permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. The deduction was based on either specified experience formulas or a percentage of taxable income before such deduction. The Association used the percentage of taxable income method for the years ended June 30, 1996, 1995 and 1994. This deduction was historically greater than the loan loss provisions recorded for financial accounting purposes. Deferred income taxes are provided on differences between the bad debt reserve for tax and financial reporting purposes only to the extent of the tax reserves arising subsequent to December 31, 1987. Retained earnings as of December 31, 1996, includes approximately $4,092,000 representing such bad debt deductions prior to December 31, 1987 for which no deferred income taxes have been provided.

      Legislation enacted in August 1996 repealed the reserve method for determining income tax deductions described above. Under the legislation, the Association will be required to recapture the post-1987 additions to its bad debt reserve as taxable income over a six to eight year period. As a tax deferred liability has been recorded, this legislation will have no impact on equity or results of operations.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      The legislation also eliminated certain conditions under which recapture of the pre-1987 additions to the tax bad debt reserve would be required. Such conditions are principally conversion to a commercial bank charter or merger with a commercial bank. The pre-1987 reserves would be required to be recaptured under certain other conditions such as payment of dividends in excess of accumulated earnings and profits or other distributions made in connection with the dissolution or liquidation of the Association.

      The provision for income taxes is summarized as follows (in thousands of dollars):

                                             Six Months Ended
                                                December 31,                    Year Ended June 30,
                                          --------------------------  -----------------------------------------
                                              1996        1995            1996          1995         1994

Current provision:
  Federal                                      $  600     $   888        $   1,679     $   1,792     $   2,022
  State                                            90         137              257           227           319

Total current                                     690       1,025            1,936         2,019         2,341

Deferred provision:
  Federal                                       (275)          77              148           400           278
  State                                          (50)          13               27            76            88

Total deferred                                  (325)          90              175           476           366

Total provision for income taxes               $ 365      $ 1,115         $  2,111     $   2,495     $   2,707



      For the six months ended December 31, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994, a tax provision (benefit) of $46,000, $38,000, $(27,000), $40,000 and $(65,000), respectively, was allocated to equity for the tax effects of unrealized losses on securities available-for-sale and marketable equity securities.

      The Association's effective tax rate is greater than the statutory Federal income tax rate for the following reasons (in thousands of dollars):

                                              Six Months Ended
                                                December 31,                    Years Ended June 30,
                                          --------------------------   ----------------------------------------
                                              1996        1995             1996         1995         1994

Tax at statutory Federal income
  tax rate (34%)                             $  330     $  1,011         $  1,920     $  2,256      $  2,440
Increase (decrease) resulting from:
  State income taxes                             26           99              187          200           269
  Other - net                                     9            5                4           39            (2)

Total                                        $  365     $  1,115         $  2,111     $  2,495      $  2,707

Effective rate                                 37.6%        37.5%            37.4%        37.6%         37.7%


FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

7.    EMPLOYEE BENEFIT PLANS

      The Association has a noncontributory defined-contribution retirement plan ("retirement plan") to which the Association contributes fifteen percent of eligible employee salaries. Expense under the plan amounted to approximately $182,000, $163,000, $331,000, $283,000 and $272,000 in the
      six months ended December 31, 1996 and 1995 and in the years ended June 30, 1996, 1995 and 1994, respectively.

      During the year ended June 30, 1995, the Association adopted a 401(k) plan to which eligible employees may elect to contribute 2% - 10% of their compensation, with limitations. The Association makes discretionary matching contributions, with certain limitations. Expense under the Plan amounted to approximately $42,000, $42,000, $72,000 and $17,000 in the six months ended December 31, 1996 and 1995 and in the years ended June 30, 1996 and 1995, respectively.

      All employees with 1,000 hours or greater who have completed twelve months of continuous employment as of each Plan's entry dates are eligible to participate in the Plans.

      On February 3, 1997 the Board of Directors adopted a resolution to merge the retirement plan with the 401(k) plan. All balances in the retirement plan will be vested and contributions discontinued effective with the merger. The balances related to the retirement plan will be maintained as a separate account in the 401(k) plan.


8.    BORROWING ARRANGEMENTS WITH FEDERAL HOME LOAN BANK OF ATLANTA

      The Association has executed an advance and collateral agreement with the Federal Home Loan Bank of Atlanta ("FHLB"). This agreement allows the Association to borrow funds under various credit programs offered by the FHLB. Terms, credit availability and collateral requirements vary by program.


9.    COMMITMENTS AND CONTINGENT LIABILITIES

      Loan Commitments - The Association, in the normal course of business, is a party to financial instruments and commitments which involve, to varying degrees, elements of risk in excess of the amounts recognized in the consolidated financial statements. These financial instruments and commitments include unused consumer lines of credit and commitments to extend credit. The Association had loan commitments, excluding undisbursed portions of interim construction loans, of approximately $4.4 million ($3.9 million at fixed rates ranging from 7.000% - 8.875%) at December 31, 1996. Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority of such commitments disbursed within a 30-day period. Additionally, at December 31, 1996, customers of the Association had unused lines of credit extended by the Association (principally variable-rate consumer lines secured by real estate) of approximately $25.3 million.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Loans Sold with Recourse - At December 31, 1996, approximately $3.5 million of loans serviced for others had been sold by the Association with recourse (i.e., the Association retained all credit risk associated with these loans). Loans sold with recourse resulted from the sale of several pools of loans in 1983. Due to the seasoned nature of these loans and their typical low loan-to-value ratios, management of the Association believes that these loans do not present a significant risk to the Association.

      Financial Instruments with Off-Balance Sheet Risk - The Association has no other additional financial instruments with off-balance sheet risk.

      Concentration of Credit Risk - The Association's business activity is principally with customers located in South Carolina. Except for loans in the Association's market area, the Association has no other significant concentration of credit risk. The majority of the Association's loans are residential mortgage loans, construction loans, home equity loans and other mortgage loans. The Association's policy will generally allow first mortgage loans up to 80% of the value of the real estate pledged as collateral or up to 95% with private mortgage insurance. Home equity loans are generally allowed up to 90% of the value of the real estate pledged as collateral.

      Potential Impact of Changes in Interest Rates - The Association's profitability depends to a large extent on its net interest income, which is the difference between interest income on loans and investments and interest expense on deposits. Like most financial institutions, the Association's interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond its control. The Association's interest earning assets consist primarily of mortgage loans and investments which adjust more slowly to changes in interest rates than its interest-bearing savings deposits. Accordingly, the Association's earnings would be adversely affected during periods of rising interest rates.

      Litigation - The Association is involved in legal actions in the normal course of business. Management, based on advice of counsel, does not expect any significant losses from any current litigation.


10.   REGULATORY CAPITAL REQUIREMENTS

      The Association is subject to various regulatory capital requirements administered by the federal financial institution regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios. Under regulations of the Office of Thrift Supervision ("OTS"), the Association must have: (i) core capital equal to 3.0% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets and (iii) total capital equal to 8.0% of risk-weighted assets. In measuring compliance with all three capital standards, institutions must deduct from their capital (with several exceptions primarily for mortgage banking subsidiaries and insured depository institution subsidiaries) their investments in, and advances to, subsidiaries engaged (as principal) in activities not permissible for national banks, and certain other adjustments. Management believes, as of December 31, 1996, that the Association meets all capital adequacy requirements to which it is subject.

      The following is a reconciliation of the Association's equity reported in the consolidated financial statements under generally accepted accounting principles to OTS regulatory capital requirements (in thousands of dollars):



                                                   Tangible   Core    Risk-Based
                                                    Capital  Capital   Capital

December 31, 1996
  Total equity as reported in the consolidated
    financial statements                            $44,833    $44,833  $44,833
  General allowance for loan losses                       -          -    1,638
  Unrealized loss on available-for-sale securities       12         12       12

Regulatory capital                                  $44,845    $44,845  $46,483

June 30, 1996
  Total equity as reported in the consolidated
    financial statements                            $44,154    $44,154  $44,154
  General allowance for loan losses                       -          -      999
  Unrealized loss on available-for-sale securities       84         84       84

Regulatory capital                                  $44,238    $44,238  $45,237

June 30, 1995
  Total equity as reported in the consolidated
    financial statements                            $40,660    $40,660  $40,660
  General allowance for loan losses                       -          -      587
  Unrealized loss on available-for-sale securities       41         41       41

Regulatory capital                                  $40,701    $40,701  $41,288

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      The Association's actual and required capital amounts and ratios are summarized as follows (in thousands of dollars):


                                                                                              Minimum
                                                                  Actual                     Requirement
                                                           --------------------    ------------------------
                                                             Amount       Ratio        Amount        Ratio
December 31, 1996
  Tangible capital (to total assets)                          $  44,845   11.9%     $    5,633       1.5%
  Core capital (to adjusted total assets)                     $  44,845   11.9%     $   11,266       3.0%
  Risk-based capital (to risk-weighted assets)                $  46,483   20.8%     $   17,897       8.0%

June 30, 1996
  Tangible capital (to total assets)                          $  44,238   12.4%     $    5,356       1.5%
  Core capital (to adjusted total assets)                     $  44,238   12.4%     $   10,712       3.0%
  Risk-based capital (to risk-weighted assets)                $  45,237   21.5%     $   16,806       8.0%

June 30, 1995
  Tangible capital (to total assets)                          $  40,701   12.6%     $    4,841       1.5%
  Core capital (to adjusted total assets)                     $  40,701   12.6%     $    9,682       3.0%
  Risk-based capital (to risk-weighted assets)                $  41,288   22.1%     $   14,918       8.0%


      As of December 31, 1996, June 30, 1996 and June 30, 1995, the most recent respective notifications from the OTS classified the Association as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Association's category. To be categorized as well capitalized, the Association must maintain minimum ratios of total capital to risk-weighted assets, core capital to risk-weighted assets and core capital to adjusted total assets. The Association's actual and minimum capital requirements to be well capitalized under prompt corrective action provisions are as follows:

                                                                                       Minimum
                                                                  Actual              Requirement
                                                             -------------------   -------------------
                                                             Amount       Ratio      Amount     Ratio
December 31, 1996
  Tier I Capital (to adjusted total assets)                   $  44,845   11.9%     $  18,776     5.0%
  Tier I Capital (to risk-weighted assets)                    $  44,845   20.0%     $  13,422     6.0%
  Total Capital (to risk-weighted assets)                     $  46,483   20.8%     $  22,371    10.0%

June 30, 1996
  Tier I Capital (to adjusted total assets)                   $  44,238   12.4%     $  17,848     5.0%
  Tier I Capital (to risk-weighted assets)                    $  44,238   21.1%     $  12,605     6.0%
  Total Capital (to risk-weighted assets)                     $  45,237   21.5%     $  21,008    10.0%

June 30, 1995
  Tier I Capital (to adjusted total assets)                   $  40,701   12.6%     $  16,137     5.0%
  Tier I Capital (to risk-weighted assets)                    $  40,701   21.8%     $  11,189     6.0%
  Total Capital (to risk-weighted assets)                     $  41,288   22.1%     $  18,648    10.0%


FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      On September 30, 1996, legislation was enacted to recapitalize the Savings Association Insurance Fund. The effect of this legislation is to require a one-time assessment on all federally insured savings associations' deposits and was levied by the Federal Depository Insurance Corporation ("FDIC") at .657% of insured deposits at March 31, 1995. The amount of the Association's assessment was approximately $1.78 million. The assessment was accrued as a charge to earnings in the quarter ended September 30, 1996 and paid on November 27, 1996.


11.   FINANCIAL INSTRUMENTS

      The stated and fair value amounts of financial instruments as of December 31, 1996 and June 30, 1996 and 1995, are summarized below (in thousands of dollars):


                           December 31, 1996               June 30, 1996                  June 30, 1995
                       ----------------------------  -----------------------------  -----------------------------
                          Stated         Fair            Stated         Fair            Stated         Fair
                          Amount         Value           Amount         Value           Amount         Value

Financial Assets:
  Cash and cash
    equivalents           $     17,104  $     17,104    $   10,784  $      10,784   $      15,967  $      15,967
  Investment securities         13,492        13,492        18,155         18,155          13,730         13,677
  Mortgage-backed
    securities                     128           142           195            209             383            397
  Loans receivable, net        331,654       333,585       314,936        313,727         267,393        269,486
  Loans held for sale            1,444         1,444         1,911          1,911          15,324         15,580
  Federal Home Loan
    Bank Stock                   2,806         2,806         2,806          2,806           2,649          2,649
  Other assets                   2,439         2,439         2,427          2,427           2,127          2,127
  Retained servicing
    on mortgage
    loans                           -            614           -              640             -              143

Total                    $     369,067   $   371,626     $ 351,214  $     350,659    $    317,573   $    320,026

Financial Liabilities:
  Deposits:
    Demand accounts      $      99,845  $     99,845    $   89,683  $      89,683   $      77,083  $      77,083
    Certificate accounts       224,106       224,224       216,148        215,660         198,832        197,298
  Other liabilities              4,561         4,561         4,781          4,781           4,015          4,015

Total                    $     328,512   $   328,630    $  310,612   $    310,124    $    279,930   $    278,396



      The Association had off-balance sheet financial commitments, which include $29.7 million, $27.4 million and $21.6 million at December 31, 1996, June 30, 1996 and 1995, respectively, to originate loans and unused consumer lines of credit. Since these commitments are based on current rates, the commitment amount is considered to be a reasonable estimate of fair market value.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      The following methods and assumptions were used by the Association in estimating its fair value disclosures for financial instruments:

      Cash and Cash Equivalents - Both cash and cash equivalents have maturities of three months or less, and, accordingly, the stated amount of such instruments is deemed to be a reasonable estimate of fair value.

      Investments and Mortgage-Backed Securities - Fair values for investments and mortgage-backed securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using market prices of similar securities.

      Loans - Fair values of loans held for investment are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity. Loans held for sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis.

      Federal Home Loan Bank Stock - No ready market exists for this stock, and it has no quoted market value. However, redemption of this stock has historically been at par value. Accordingly, the stated amount is deemed to be a reasonable estimate of fair value.

      Retained Servicing on Mortgage Loans - The fair value of retained servicing is calculated by discounting the expected future cash flows using current rates.

      Deposits - The fair values disclosed for demand deposits are equal to the amounts payable on demand at the reporting date (i.e., their stated amounts). The fair value of certificates of deposit are estimated by discounting the amounts payable at the certificate rate using the rates currently offered for deposits of similar remaining maturities.

      Other Assets and Other Liabilities - Other assets represent principally accrued interest receivable; other liabilities represent advances from borrowers for taxes and insurance, outstanding checks and accrued interest payable. Since these financial instruments will typically be received or paid within three months, the stated amounts of such instruments are deemed to be a reasonable estimate of fair value.

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the Association's entire holdings of a particular financial instrument. Because no active market exists for a significant portion of the Association's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates and prepayment trends, risk characteristics of various financial

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in any of these assumptions used in calculating fair value also would significantly effect the estimates. Further, the fair value estimates were calculated as of December 31, 1996 and June 30, 1996 and 1995. Changes in market interest rates and prepayment assumptions could change significantly the fair value.

      Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Association has significant assets and liabilities that are not considered financial assets or liabilities including loan servicing portfolio, real estate, deferred tax liabilities and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.


12.   CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP

      On February 3, 1997, the Board of Directors of the Association adopted a Plan of Conversion to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association with the concurrent formation of a holding company, subject to approval by regulatory authorities and depositors of the Association. The conversion is expected to be accomplished through the adoption of a federal stock charter for the Association, the sale of all of the Association's stock to the holding company and the sale of the holding company's common stock to the public. A subscription offering of the shares of common stock will be offered initially to eligible account holders, employee benefit plans of the Association, supplemental eligible account holders and other members of the Association. Shares of common stock remaining unsold after the subscription offering, if any, will be offered for sale in a community offering.

      The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account in an amount equal to its retained income as of the date of the latest statement of financial condition appearing in the final prospectus used in connection with the conversion. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation (and only in such event) of the Association, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF SPARTANBURG AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND YEARS ENDED JUNE 30, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

      Subsequent to the conversion, the Association may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

      Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. As of December 31, 1996, no significant conversion costs have been incurred.



                                   **********

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by FirstSpartan Financial Corp. or First Federal Savings and Loan Association of Spartanburg. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FirstSpartan Financial Corp. or First Federal Savings and Loan Association of Spartanburg since any of the dates as of which information is furnished herein or since the date hereof.

             Table of Contents

                                         Page

Prospectus  Summary . . . . . . . . . . . (i)
Selected Consolidated Financial
  Information . . . . . . . . . . . . . . (ix)
Recent Developments . . . . . . . . . . . (xi)
Risk Factors . . . . . . . .  . . . . . .  1
FirstSpartan Financial Corp.  . . . . . .  7
First Federal Savings and Loan Association
 of Spartanburg . . . . .  . . . . . . ..  7
Use of Proceeds . . . . . . . . . . . . .  8
Dividend Policy . . . . . . . . . . . . .  9
Market for Common Stock . . . . . . . . . 11
Capitalization . . . . . . . . . . . . .  12
Historical and Pro Forma Regulatory
 Capital Compliance . ... . . . . . . . . 14
Pro Forma  Data . . . . . . . . . . . . . 15
Shares to be Purchased by Management
 Pursuant to Subscription Rights  . . . . 20
First  Federal  Savings and Loan
 Association of Spartanburg and Subsidiary
Consolidated Statements of Income . .  .  21
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations  . . . . . . . . . . . . . . .22
Business of the Holding Company . . . . . 34
Business of the Association . . . . . . . 35
Management of the Holding Company . . . . 59
Management of the Association . . . . . . 59
Regulation . . . . . . . . . . . . . . .. 69
Taxation . . . . . . . . . . . . . . . .  77
The  Conversion . . . . . . .  .  .  . .  79
Restrictions on Acquisition of the Holding
 Company . . . . . . . . . . . . . . . . .93
Description  of Capital Stock of the
 Holding Company . . .. . . . . . . . . . 98
Registration Requirements . . . . . . . .100
Legal and Tax Opinions . . . . . . . . . 100
Experts . . . . . . . . . . . . . . . . .100
Additional Information . . . . . . . . . 100
Index to Consolidated Financial
 Statements . . . . . . . . . . . . . . .101

Until the later of June 17, 1997, or 25 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          FIRSTSPARTAN FINANCIAL CORP.


                          (Proposed Holding Company for
                         First Federal Savings and Loan)
                           Association of Spartanburg)





                       2,847,500 to 3,852,500 Shares of
                                  Common Stock




                                   Prospectus

                            TRIDENT SECURITIES, INC.











                                  May 14, 1997

                               SUBSCRIPTION RIGHTS

                                 SPECIAL NOTICE

     Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. The Association intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that comes to its attention.

     If you are (or have been already) contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later or to share in any way proceeds upon the sale of the stock, or to transfer your subscription rights in any other way, please call us immediately at (864) 580-5510.

                                                                                     FIRSTSPARTAN FINANCIAL CORP.
                                                                                           STOCK ORDER FORM
                                                                         FIRST FEDERAL SAVINGS               EXPIRATION DATE
                                                                        AND LOAN ASSOCIATION OF          for Stock Order Forms:
                                                                              SPARTANBURG                     June 17, 1997
                                                                        STOCK INFORMATION CENTER        12:00 Noon, Eastern Time,
                                                                           380 E. MAIN STREET                unless extended
                                                                      SPARTANBURG, SOUTH CAROLINA
                                                                                 29302
                                                                             (864) 580-5510
IMPORTANT -- PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you
complete this Form.

(1) NUMBER OF SHARES     SUBSCRIPTION PRICE   (2) TOTAL PAYMENT DUE
                             X $20.00 =
                                                                      The minimum number of shares that may be subscribed for
                                                                      is 25 shares. The maximum number of shares that may be
                                                                      purchased by any individual in the Subscription Offering
                                                                      or in the Community Offering and joint accounts is 16,250
                                                                      shares. The maximum number of shares that may be
                                                                      purchased in the conversion by any person together with
                                                                      associates or groups acting in concert is 38,525 shares.
                                                                      Management has the authority to increase or decrease
                                                                      these limits.

[  ] (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
     Check here if you are a director, officer or employee of
     FirstSpartan Financial Corp. or First Federal or a member of such person's immediate family.
[  ] (4) METHOD OF PAYMENT/CHECK           CHECK AMOUNT
     Enclosed is a check, bank draft or
     money order made payable to
     FirstSpartan Financial Corp.
     in the amount of:
[  ] (5) METHOD OF PAYMENT/WITHDRAWAL
     The undersigned authorizes withdrawal from the following
     account(s) at First Federal. There is no penalty for early withdrawal used for this payment. Please call the Stock
     Information Center no later than June 10, 1997 for information to withdraw funds from a First Federal IRA account.

         ACCOUNT NUMBER(S)                          WITHDRAWAL AMOUNT(S)
      TOTAL WITHDRAWAL AMOUNT

(6) PURCHASER INFORMATION
A. [ ] Eligible Account Holder -- Check here if you were a depositor with $50.00 or more on deposit at First Federal as of December 31, 1995. Enter information below for all deposit accounts that you had at First Federal on December 31, 1995.
B. [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor with $50.00 or more on deposit at First Federal as of March 31, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at First Federal on March 31, 1997.
C. [ ] Other Member -- Check here if you were a depositor of First Federal as of May 1, 1997, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder, or if you had a loan outstanding at First Federal as of March 12, 1997, which was still outstanding as of May 1, 1997.
D. [ ] Local Community Resident -- Check here if you are a permanent resident of Spartanburg County, South Carolina.
 ACCOUNT TITLE (NAMES ON ACCOUNTS)     ACCOUNT NUMBER(S)


PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT
IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF
THIS STOCK ORDER FORM.

(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP

[  ] Individual                               [  ] Joint Tenants                  [  ] Tenants in Common
[  ] Fiduciary (i.e. trust, estate, etc.)     [  ] Corporation or Partnership     [  ] Uniform Gifts to Minors Act      [  ] Other


(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE
PRINT CLEARLY)                                                                            Social Security # or Tax ID

Name(s) continued                                                                         Social Security # or Tax ID

Street Address                                               City                         State         Zip Code


(9) TELEPHONE INFORMATION               Daytime                                 Evening  County of Residence
 (      )                                          (      )



[  ] (10) NASD AFFILLIATION                                                        [  ] (11) ASSOCIATE -- ACTING IN CONCERT
     Check here if you are a member of the National Association of Securities           Check here, and complete the reverse side
     Dealers, Inc. ("NASD"), a person associated with an NASD member, a member          of this Form, if you or any associates
     of the immediate family of any such person to whose support such person            (as defined on the reverse side of this
     contributes, directly or indirectly, or the holder of an account in which          Form) or persons acting in concert with
     an NASD member or person associated with an NASD member has a beneficial           you have submitted other orders for
     interest. To comply with conditions under which an exemption from the              shares in the Subscription and/or
     NASD's Interpretation With Respect to Free-Riding and Withholding is               Community Offerings.
     available, you agree, if you have checked the NASD Affiliation box,
     (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

 (12) ACKNOWLEDGMENT

  To be effective, this fully completed Stock Order Form must be actually received by First Federal, no later than 12:00 Noon, Eastern Time on June 17, 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to First Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

  It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of First Federal described in the accompanying Prospectus, dated May 14, 1997, the receipt of which is hereby acknowledged. If the Plan of Conversion is not approved by the voting members of First Federal at a Special Meeting to be held on June 25, 1997, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

  The undersigned agrees that after receipt by First Federal, this Stock Order Form may not be modified, withdrawn or cancelled without First Federal's consent, and if authorization to withdraw from deposit accounts at First Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

  Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under item 8 of this Stock Order Form are true, correct and complete, that I am purchasing for my own account, and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

  Applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. First Federal and FirstSpartan Financial Corp. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.

  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.
  SIGNATURE                 DATE         SIGNATURE                      DATE

A SIGNED ACKNOWLEDGEMENT FORM MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE
SIDE)


  DATE REC'D
  CATEGORY
  ORDER #                                 BATCH
  DEPOSIT

 ACCOUNT TITLE (NAMES ON ACCOUNTS) ACCOUNT NUMBER(S)        ACCOUNT TITLE (NAMES ON ACCOUNTS) ACCOUNT NUMBER(S)






ITEM (11) -- (CONTINUED)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

                                             NUMBER OF
      NAME(S) LISTED ON OTHER                  SHARES
         STOCK ORDER FORMS                    ORDERED






"Associate" is defined as: (i) any corporation or organization (other than First Federal, FirstSpartan Financial Corp., or a majority-owned subsidiary of First Federal or FirstSpartan Financial Corp., of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a director or in a similar fiduciary capacity; provided, however, such term shall not include FirstSpartan Financial Corp. or First Federal's employee benefit plans in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director of FirstSpartan Financial Corp. or First Federal or any subsidiaries thereof.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS FORM.

                              ACKNOWLEDGEMENT FORM

I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY FIRSTSPARTAN FINANCIAL CORP., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I/We should call the Office of Thrift Supervision, Southeast Regional Director, at (404) 888-0771.

I/We further certify that, before purchasing the common stock, par value $.01 per share, of FIRSTSPARTAN FINANCIAL CORP., the proposed holding company for FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG, I/we received a Prospectus dated May 14, 1997 (the "Prospectus").

The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Interest Rate Risk                                                                                  (Page 1)
   2. Certain Lending Risks                                                                               (Page 2)
   3. Competition                                                                                         (Page 2)
   4. Concentration of Credit Risk                                                                        (Page 2)
   5. Return on Equity After Conversion                                                                   (Page 3)
   6. New Expenses Associated With ESOP and MRP                                                           (Page 3)
   7. Anti-takeover Considerations                                                                        (Page 3)
   8. Possible Dilutive Effect of Benefit Programs                                                        (Page 5)
   9. Absence of Prior Market for the Common Stock                                                        (Page 5)
  10. Possible Increase in Estimated Price Range and Number of Shares Issued                              (Page 5)
  11. Possible Delay in Consummating the Conversion                                                       (Page 6)
  12. Recent Legislation and the Future of the Thrift Industry                                            (Page 6)
  13. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights                 (Page 6)

Signature              Date           Signature                             Date

Name (Please Print)                   Name (Please Print)

FIRSTSPARTAN FINANCIAL CORP.

                                                    STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer of sale of shares held by tenants in common.
UNIFORM GIFT TO MINORS ACT ("UGMA")
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the
Uniform Gift to Minors Act is "UGMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the South Carolina Uniform Gift to
Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, SC (use minor's social security number).
FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 (Bullet) The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 (Bullet) The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 (Bullet) A description of the document governing the fiduciary relationship, such as living trust agreement or court order.
          Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 (Bullet) The date of the document governing the relationship, except that the date of trust created by a will need not be included in the description.
 (Bullet) The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for
Susan Doe.

                                                STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2 --
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $20.00 per share. The minimum purchase is 25 shares. No Eligible
Account Holder, Supplemental Eligible Account Holder or Other Member, including individuals on a joint account, may purchase in their capacity as such in the Subscription Offering more than 16,250 shares, or $325,000 of Common Stock. No person, including associates of and persons acting in concert with such person, may purchase in the Community Offering more than
16,250 shares, or $325,000 of Common Stock. No person or entity, together with associates or persons acting in concert, may purchase more than 38,525 shares, or $770,500 of the Common Stock in the Conversion. FirstSpartan Financial Corp. reserves the right to reject the order received in the Community Offering, in whole or in part.
ITEM 3 --
Please check this box to indicate whether you are a director, officer or employee of First Federal or FirstSpartan or a member of such person's immediate family.
ITEM 4 --
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to FirstSpartan Financial Corp. Your funds will earn interest at First Federal's passbook rate of interest until the
Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
ITEM 5 --
If you pay for your stock by a withdrawal from a deposit account at First Federal, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase.
There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF
PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR
INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
ITEM 6 --
Please check the appropriate box if you were:
(a) A depositor with $50.00 or more on deposit at First Federal as of December 31, 1995. Enter information below for all deposit accounts that you had at First Federal on December 31, 1995.
(b) A depositor with $50.00 or more on deposit at First Federal as of March 31, 1997, but are not an Eligible Account Holder.
Enter information below for all deposit accounts that you had at First Federal on March 31, 1997.
(c) A depositor of First Federal as of May 1, 1997, but are not an Eligible Account Holder or a Supplemental Eligibile Account
Holder, or if you had a loan outstanding at First Federal as of March 12, 1997, which was still outstanding as of May 1, 1997.
(d) A permanent resident of Spartanburg County, South Carolina.
ITEM 7, 8 AND 9 --
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your FirstSpartan Financial Corp. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership
Guide."
ITEM 10 --
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
ITEM 11 --
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
ITEM 12 --
Please sign and date the Stock Order Form and Acknowledgment Form where indicated. Before you sign, review the Stock Order
Form, including the acknowledgment, and the Acknowledgment Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
You may mail your completed Stock Order Form and Acknowledgment Form in the envelope that has been provided, or you may deliver your Stock Order Form and Acknowledgment Form directly to First Federal. Your Stock Order Form and Acknowledgment
Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by
First Federal no later than 12:00 Noon, Eastern Time, on June 17, 1997 or it will become void. Stock Order Forms and
Acknowledgment Forms shall be deemed received only upon actual receipt at First Federal. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at (864)
580-5510. The Stock Information Center will be open between the hours of 9:00 a.m. and 4:00 pm., Eastern Time, Monday through
Friday, except Monday, May 26, 1997, in observance of Memorial Day.

                      (First Spartan Financial Corp. logo)
                             Questions and Answers
                           Regarding the Subscription
                           and Community Offering and
                         the Mutual to Stock Conversion

                                      Q&A

                       (First Federal of Spartanburg logo)

                           MUTUAL TO STOCK CONVERSION

     The Board of Directors of First Federal Savings and Loan Association of Spartanburg ("First Federal") has unanimously voted to convert First Federal from its present mutual form to a stock institution ("Conversion"), subject to approval of the conversion by First Federal's members and regulatory authorities. Complete details on the Conversion, including reasons for Conversion, are contained in the Prospectus and Proxy Statement. We urge you to read them carefully.

     This brochure is provided to answer basic questions you might have about the Conversion. Remember, the Conversion will not affect the rate on any of your savings accounts, deposit certificates, or loans.

 1.   Q.     WHAT IS A "CONVERSION"?
      A. Conversion is a change in the legal form of organization. First Federal currently operates as a federally-chartered mutual savings and loan association with no shareholders. Through the Conversion, First Federal will form a holding company, FirstSpartan Financial Corp. ("FirstSpartan Financial"), which will ultimately own all of the outstanding stock of First Federal. FirstSpartan Financial will issue common stock in the Conversion, as described below, and will be a publicly-owned company.

 2.   Q.     WHY IS FIRST FEDERAL CONVERTING?
      A. As a federally-chartered mutual savings and loan, First Federal does not have stockholders and has no authority to issue stock. By converting to the stock form of organization, First Federal will be structured in the form used by all commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of First Federal by providing a larger capital base on which it may operate, enhance future access to capital markets and, if desired, enhance First Federal's ability to diversify into other financial service-related activities. Currently, First Federal has no specific plans, agreements, arrangements or understandings regarding such diversification.

 3.   Q.     WILL THE CONVERSION HAVE ANY EFFECT ON SAVINGS ACCOUNTS,
             CERTIFICATES OF DEPOSIT OR LOANS WITH FIRST FEDERAL?
      A. No. The Conversion will not change the amount, interest rate or withdrawal rights of any savings and checking accounts or certificates of deposit. The rights and obligations of borrowers under their loan agreements will not be affected. However, upon consummation of the Conversion, First Federal's deposit account holders and borrowers will no longer have voting rights unless they purchase common stock in FirstSpartan Financial.

 4.   Q.     WILL THE CONVERSION CAUSE ANY CHANGES IN PERSONNEL OR MANAGEMENT?
      A. No. The Conversion will not cause any changes in personnel or management. The normal day-to-day operations will continue as before.

 5.   Q.     DID THE BOARD OF DIRECTORS OF FIRST FEDERAL APPROVE THE CONVERSION?
      A. Yes. The Board of Directors unanimously adopted the Plan of Conversion on February 3, 1997.

                    THE SUBSCRIPTION AND COMMUNITY OFFERING

 6.   Q.     WHO IS ENTITLED TO SUBSCRIBE FOR FIRSTSPARTAN FINANCIAL COMMON
             STOCK?
      A. Rights to subscribe for common stock will be given in order of priority to (i) depositors of First Federal as of December 31, 1995 with $50.00 or more on deposit at that date ("Eligible Account Holders"); (ii) First Federal's employee stock ownership plan (the "ESOP"), a tax qualified employee stock benefit plan; (iii) depositors of First Federal, who are not Eligible Account Holders, with $50.00 or more on deposit as of March 31, 1997 ("Supplemental Eligible Account Holders"); and

          (iv) depositors of First Federal as of May 1, 1997 ("Voting Record Date") and borrowers of First Federal with loans outstanding as of March 12, 1997 which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the purchase limitations set forth in the Plan of Conversion ("Subscription Offering").

          Shares that are not subscribed for during the Subscription Offering, if any, may be offered to the general public through a community offering with preference given to natural persons and trusts of natural persons who are permanent residents of Spartanburg County, South Carolina ("Local Community") ("Community Offering"). It is anticipated that any shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public through a syndicate of registered broker dealers pursuant to selected dealers agreements in a syndicated community offering ("Syndicated Community Offering").

 7.   Q.     HOW DO I SUBSCRIBE FOR SHARES OF STOCK?
      A. Eligible customers wishing to exercise their subscription rights must return the enclosed Stock Order Form to First Federal. The Stock Order Form must be completed and returned along with full payment or appropriate instructions authorizing a withdrawal from a deposit account at First Federal on or prior to the expiration of the Subscription Offering, which is 12:00 Noon, Eastern Time, on June 17, 1997, unless extended.

 8.   Q.     HOW CAN I PAY FOR MY SUBSCRIPTION STOCK ORDER?
      A. First, you may pay for your stock in cash (if delivered in person to First Federal) or by check or money order. Subscription funds will earn interest at First Federal's passbook rate from the day we receive them until the completion or termination of the Conversion.

          Second, you may authorize us to withdraw funds from your First Federal savings account or certificate of deposit without early withdrawal penalty. These funds will continue to earn interest at the rate in effect for your account until completion or termination of the offering at which time your funds will be withdrawn for your purchase. Funds remaining in this account (if any) will continue at the contractual rate unless the withdrawal reduces the account balance below the applicable minimum in which case you will receive interest at the passbook rate. A hold will be placed on your account for the amount you specify for stock payment. You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.

          If you want to use Individual Retirement Account deposits held at First Federal to purchase stock, call our Stock Information Center at
          (864) 580-5510 for assistance. There will be no early withdrawal or IRS penalties incurred by these transactions, but additional paperwork is necessary.

 9.   Q.     WHEN MUST I PLACE MY ORDER FOR SHARES OF STOCK?
      A. To exercise subscription rights in the Subscription Offering, a Stock Order Form must be received by First Federal with full payment for all shares subscribed for not later than 12:00 Noon, Eastern Time, on June 17, 1997, unless extended.

          Non-customers desiring to order shares through the Community Offering, if any, must order shares before the close of the Community Offering, if any, which will be no sooner than 12:00 noon, Eastern time on June 17, 1997, unless extended.

10.   Q.     HOW MANY SHARES OF STOCK ARE BEING OFFERED?
      A. FirstSpartan Financial is offering up to 3,852,500 shares of common stock at a price of $20.00 per share. The number of shares may be decreased to 2,847,500 or increased to 4,430,375 in response to the independent appraiser's final determination of the consolidated PRO FORMA market value of FirstSpartan Financial and First Federal, as converted.

11.   Q.     WHAT IS THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I CAN
             PURCHASE DURING THE OFFERING PERIOD?
      A. The minimum number of shares that may be purchased is 25 shares. No Stock Order Form will be accepted for less than $500. The maximum number of shares may not exceed a total aggregate purchase price of $325,000 for any individual or individuals through a single account. Associates or groups acting in concert as defined in First Federal's Plan of Conversion may not exceed a total purchase price of $770,500 (1% of the total number of shares to be issued at the maximum of the Estimated Valuation Range as defined in the Prospectus).

12.   Q.     HOW WAS IT DETERMINED THAT BETWEEN 2,847,500 SHARES AND 4,430,375
             SHARES OF STOCK WOULD BE ISSUED AT $20.00 PER SHARE?
      A. The share range was determined through an appraisal of FirstSpartan Financial and First Federal, as converted, by RP Financial LC., an independent appraisal firm specializing in the thrift industry.

13.   Q.     MUST I PAY A COMMISSION ON THE STOCK FOR WHICH I SUBSCRIBE?
      A. No. You will not pay a commission on stock purchased in the Subscription Offering, the Community Offering, if any, or Syndicated Community Offering, if any.

14.   Q.     WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR STOCK PURCHASES?
      A. Yes. First Federal will pay its current passbook rate from the date funds are received (with a completed Stock Order Form) during the subscription and community offerings until completion of the Conversion.

15.   Q.     IF I HAVE MISPLACED MY STOCK ORDER FORM, WHAT SHOULD I DO?
      A. First Federal will mail you another order form or you may obtain one from First Federal's main office. If you need assistance in obtaining or completing a Stock Order Form, please call or visit the Stock Information Center.

16.   Q.     WILL THERE BE ANY DIVIDENDS PAID ON THE STOCK?
      A. Subject to regulatory and other considerations, the Company intends to establish a quarterly cash dividend following the Conversion of $0.15 per share (or $0.60 per share annually) commencing during the first full calendar quarter following the Conversion. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. No assurance can be given that any dividends (regular or special) will be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods.

17.   Q.     HOW MUCH STOCK DO THE DIRECTORS AND OFFICERS OF FIRST FEDERAL
             INTEND TO PURCHASE THROUGH THE SUBSCRIPTION OFFERING?
      A. Directors and executive officers intend to submit orders to purchase approximately $2.6 million (approximately 4% at the sale of 3,350,000 shares in the offering) of the stock to be offered in the Conversion. The purchase price paid by directors and officers will be the same as that paid by customers and the general public.

18.   Q.     ARE THE SUBSCRIPTION RIGHTS TRANSFERABLE TO ANOTHER PARTY?
      A. No. Pursuant to federal regulations, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may be exercised only by the person(s) to whom they are granted. Any person found to be transferring or selling subscription rights will be subject to forfeiture of such rights and other penalties.

19.   Q.     I CLOSED MY ACCOUNT SEVERAL MONTHS AGO. SOMEONE TOLD ME THAT I AM
             STILL ELIGIBLE TO BUY STOCK. IS THAT TRUE?
      A. If you were an account holder on the Eligibility Record Date, December 31, 1995, or the Supplemental Eligibility Record Date, March 31, 1997, you are entitled to purchase stock regardless of whether or not you continue to hold your First Federal account.

20.   Q.     MAY I OBTAIN A LOAN FROM FIRST FEDERAL USING STOCK AS COLLATERAL TO
             PAY FOR MY SHARES?
      A. No. Federal regulations do not allow First Federal to make loans for this purpose, but other financial institutions may make a loan for this purpose.

21.   Q.     WILL THE FDIC (FEDERAL DEPOSIT INSURANCE CORPORATION) INSURE THE
             SHARES OF STOCK?
      A. No. The shares will not be insured by the FDIC. However, the Savings Association Insurance Fund of the FDIC will continue to insure savings accounts and certificates of deposit up to the applicable limits allowed by law.

22.   Q.     WILL THERE BE A MARKET FOR THE STOCK FOLLOWING THE CONVERSION?
      A. FirstSpartan Financial has never issued stock before, and consequently there is no established market for its common stock. FirstSpartan Financial has received conditional approval to have the common stock listed on the Nasdaq National Market under the symbol "FSPT." Trident Securities, Inc. intends to make a market in the common stock. However, purchasers of common stock should recognize that no assurance can be given than an active and liquid trading market will develop or, if developed, will be maintained.

23.   Q.     CAN I PURCHASE STOCK USING FUNDS IN A FIRST FEDERAL IRA ACCOUNT?
      A. Yes. Contact the Stock Information Center for the additional information. It takes several days to process the necessary IRA forms and, therefore, it is necessary that you make arrangements by June 10, 1997, to accommodate your order.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION

24.   Q.     AM I ELIGIBLE TO VOTE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD
             TO CONSIDER THE PLAN OF CONVERSION?
      A. At the Special Meeting of Members to be held on June 25, 1997 you are eligible to vote if you are one of the "Voting Members," who are holders of First Federal's deposits or other authorized accounts or loans as of the Voting Record Date (May 1, 1997) for the Special Meeting. However, members of record as of the close of business on the Voting Record Date who cease to be depositors or borrowers prior to the date of the Special Meeting are no longer members and will not be entitled to vote at the Special Meeting. If you are a Voting Member, you should have received a proxy statement and proxy card with which to vote.

25.   Q.     HOW MANY VOTES DO I HAVE AS A VOTING MEMBER?
      A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account. Each borrower who holds eligible borrowings is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

26.   Q.     IF I VOTE "AGAINST" THE PLAN OF CONVERSION AND IT IS APPROVED, WILL
             I BE PROHIBITED FROM BUYING STOCK DURING THE SUBSCRIPTION OFFERING?
      A. No. Voting against the Plan of Conversion in no way restricts you from purchasing stock in either the Subscription Offering or the Community Offering, if any.

27.   Q.     WHAT HAPPENS IF FIRST FEDERAL DOES NOT GET ENOUGH VOTES TO APPROVE
             THE PLAN OF CONVERSION?
      A. The Conversion would not take place and First Federal would remain a mutual savings and loan association.

28.   Q.     AS A QUALIFYING DEPOSITOR OR BORROWER OF FIRST FEDERAL, AM I
             REQUIRED TO VOTE?
      A. No. However, failure to return your proxy card will have the same effect as a vote "Against" the Plan of Conversion.

29.   Q.     WHAT IS A PROXY CARD?
      A. A Proxy Card gives you the ability to vote without attending the Special Meeting in person. However, you may attend the meeting and vote in person, even if you have returned your proxy card, if you choose to do so.

30.   Q.     HOW DOES THE CONVERSION AFFECT ME?
      A. The Conversion is intended, among other things, to assist First Federal in maintaining and expanding its many services to First Federal's customers and community. By purchasing stock, you will also have the opportunity to invest in FirstSpartan Financial, the proposed holding company for First Federal. However, there is no obligation to purchase stock; the purchase of stock is strictly optional.

31.   Q.     HOW CAN I GET FURTHER INFORMATION CONCERNING THE STOCK OFFERING?
      A. You may call the Stock Information Center at (864) 580-5510 for further information or to obtain a copy of the Prospectus, Stock Order Form, Proxy Statement and Proxy Card.

     THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. A PROSPECTUS CAN BE OBTAINED AT A FIRST FEDERAL OFFICE OR BY CALLING THE STOCK INFORMATION CENTER. THERE SHALL BE NO SOLICITATION OF AN OFFER OR SALE OF STOCK IN ANY JURISDICTION IN WHICH ANY OFFER, SOLICITATION OF AN OFFER OR SALE OF STOCK WOULD BE UNLAWFUL.

  THE COMMON STOCK IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR
                                  GUARANTEED.

                              FOR YOUR CONVENIENCE

     In order to assist you during the stock offering period, we have established a Stock Information Center to answer your questions. Please call:

                                 (864) 580-5510

                             TRIDENT SECURITIES, INC.
                          4601 SIX FORKS ROAD, SUITE 400
                          RALEIGH, NORTH CAROLINA 27609
                             TELEPHONE (919) 781-8900
                             FACSIMILE (919) 787-1670


                                  May 23, 1997

To Members and Friends of First Federal Savings and Loan Association of
Spartanburg:

     Trident Securities, Inc., a member of the National Association of Securities Dealers, Inc., is assisting First Federal Savings and Loan Association of Spartanburg in its conversion to a capital stock savings and loan association and the concurrent offering of shares of common stock by FirstSpartan Financial Corp. (the "Company"), a Delaware corporation recently formed for the purpose of acquiring all of the stock of First Federal Savings and Loan Association of Spartanburg.

     At the request of First Federal Savings and Loan Association of Spartanburg, we are enclosing materials explaining the conversion process and your right to subscribe for common shares of the Company. Please read the enclosed offering materials carefully before subscribing for stock.

     If you have any questions, please call the Stock Information Center at
(864) 580-5510.

                                             Sincerely,

                                             TRIDENT SECURITIES, INC.

     THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF STOCK IN ANY STATE IN WHICH ANY OFFER, SOLICITATION OF AN OFFER OR SALE OF STOCK WOULD BE UNLAWFUL.

(First Federal of Spartanburg logo)

May 23, 1997

Dear Valued Customer:

     First Federal Savings and Loan Association of Spartanburg is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to subscribe for stock in FirstSpartan Financial Corp., the proposed holding company for First Federal.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at First Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal. Let us also assure you that the stock Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal. A special meeting of the members of First Federal will be held on June 25, 1997 at 2:00 p.m., Eastern Time, at First Federal's main office, 380 E. Main Street, Spartanburg, South Carolina, to consider and vote upon First Federal's Plan of Conversion. Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" First Federal's Plan of Conversion. A vote in favor of the Plan of Conversion does not obligate you to purchase stock. If you do not plan to attend the special meeting, please sign and return your proxy card promptly; your vote is important to us.

     As one of our valued members, you have the opportunity to invest in First Federal's future by purchasing stock in FirstSpartan Financial Corp. during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by First Federal not later than 12:00 Noon, Eastern Time on June 17, 1997.

     We also have enclosed a Prospectus and Proxy Statement which fully describes the conversion and provides financial and other information about FirstSpartan Financial Corp. and First Federal. Please review these materials carefully before you vote or make an investment decision. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (864) 580-5510.

     We look forward to continuing to provide quality financial services to you in the future.

                                             Sincerely,
                                             /s/ Billy L. Painter
                                             Billy L. Painter
                                             President and Chief Executive
                                             Officer

Enclosures

     THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF STOCK IN ANY STATE IN WHICH ANY OFFER, SOLICITATION OF AN OFFER OR SALE OF STOCK WOULD BE UNLAWFUL.

     P.O. Box 1806 (Bullet) Spartanburg SC 29304-1806 (Bullet) 864-582-2391

(First Federal of Spartanburg logo)

May 23, 1997

Dear Interested Investor:

     First Federal Savings and Loan Association of Spartanburg is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to subscribe for stock in FirstSpartan Financial Corp., the proposed holding company for First Federal.

     We want to assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal.

     Enclosed is a Prospectus which fully describes First Federal, its management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to First Federal a properly completed stock order form together with full payment for shares at your earliest convenience. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (864) 580-5510.

                                             Sincerely,
                                             /s/ Billy L. Painter
                                             Billy L. Painter
                                             President and Chief Executive
                                             Officer

Enclosures

     THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF STOCK IN ANY STATE IN WHICH ANY OFFER, SOLICITATION OF AN OFFER OR SALE OF STOCK WOULD BE UNLAWFUL.

     P.O. Box 1806 (Bullet) Spartanburg SC 29304-1806 (Bullet) 864-582-2391

(First Federal of Spartanburg logo)

May 23, 1997

Dear Friend:

     First Federal Savings and Loan Association of Spartanburg is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to subscribe for stock in FirstSpartan Financial Corp., the proposed holding company for First Federal.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at First Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal. Our records indicate that you were a depositor of First Federal on December 31, 1995. Therefore, under applicable law, you are entitled to subscribe for Common Stock in First Federal's Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on June 25, 1997 and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at First Federal not later than 12:00 Noon, Eastern Time on June 17, 1997.

     Enclosed is a Prospectus which fully describes First Federal, its management, board and financial condition. Please review it carefully before you make an investment decision. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (864) 580-5510.

                                             Sincerely,
                                             /s/ Billy L. Painter
                                             Billy L. Painter
                                             President and Chief Executive
                                             Officer

Enclosures

     THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF STOCK IN ANY STATE IN WHICH ANY OFFER, SOLICITATION OF AN OFFER OR SALE OF STOCK WOULD BE UNLAWFUL.

     P.O. Box 1806 (Bullet) Spartanburg SC 29304-1806 (Bullet) 864-582-2391

                               P R O X Y G R A M

                       (First Federal of Spartanburg logo)


YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE PLAN OF CONVERSION WILL NOT AFFECT THE INSURANCE COVERAGE OF YOUR ACCOUNT. IT WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT ($100,000 PER ACCOUNT AS DEFINED BY LAW) BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL OR DELIVER IT TO A FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG OFFICE.

WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

THANK YOU!

                                      THE BOARD OF DIRECTORS OF FIRST
                                      FEDERAL SAVINGS AND LOAN
                                      ASSOCIATION OF SPARTANBURG

                                REVOCABLE PROXY
                             SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
           FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                       FOR THE SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON JUNE 25, 1997

    The undersigned member of First Federal Savings and Loan Association of Spartanburg ("Association") hereby appoints the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to cast at the Special Meeting of Members ("Meeting") of the Association to be held at the Association's main office at 380 E. Main Street, Spartanburg, South Carolina, on the date and time indicated on the Notice of Special Meeting of Members, and at any adjournment thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:

                                                                                                         FOR          AGAINST
       (1)   To approve a Plan of Conversion adopted by the Board of Directors on February 3,
             1997 to convert the Association from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association to be held as a wholly-owned subsidiary of a new holding company, FirstSpartan
             Financial Corp., including the adoption of a Federal Stock Charter and Bylaws for the Association, pursuant to the laws of the United States and the rules and
             regulations of the Office of Thrift Supervision.                                              [   ]        [   ]
       (2)   Such other matters that may properly come before the Meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

    IMPORTANT: PLEASE SIGN DATE AND RETURN THIS PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. VOTING FOR THE PLAN OF CONVERSION IN NO WAY OBLIGATES YOU TO BUY ANY STOCK.

  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
       STATED IF NO CHOICE IS MADE HEREIN

    Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of the Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt of a Notice of Special Meeting of Members of the Association called on the date and time indicated on the Notice of Special Meeting, and a Proxy Statement relating to said Meeting from the Association, prior to the execution of this Proxy.
                                                DATE
                                                SIGNATURE
                                                SIGNATURE

                                                NOTE: ONLY ONE SIGNATURE IS
                                                      REQUIRED IN THE CASE OF A
                                                      JOINT ACCOUNT BUT ALL
                                                      ACCOUNT HOLDERS SHOULD
                                                      SIGN, IF POSSIBLE. WHEN
                                                      SIGNING AS AN ATTORNEY,
                                                      ADMINISTRATOR, AGENT,
                                                      CORPORATE OFFICER,
                                                      EXECUTOR, TRUSTEE,
                                                      GUARDIAN OR OTHER
                                                      FIDUCIARY CAPACITY,
                                                      INDICATE YOUR FULL TITLE.

                              SUBSCRIPTION RIGHTS

                                 SPECIAL NOTICE

ANY TRANSFER OF, OR ATTEMPT TO TRANSFER, A SUBSCRIPTION RIGHT TO ANY OTHER PERSON IS ILLEGAL AND SUBJECT TO CIVIL FINES AND/OR PENALTIES AND EVEN CRIMINAL FINES AND/OR PENALTIES. THE ASSOCIATION INTENDS TO PROSECUTE VIGOROUSLY ANY TRANSFER OF, OR ATTEMPT TO TRANSFER, SUBSCRIPTION RIGHTS THAT COMES TO ITS ATTENTION.

IF YOU ARE (OR HAVE BEEN ALREADY) CONTACTED BY ANYONE OFFERING TO GIVE YOU MONEY TO BUY STOCK IN EXCHANGE FOR TRANSFERRING THE STOCK TO THEM LATER OR TO SHARE IN ANY WAY PROCEEDS UPON THE SALE OF THE STOCK, OR TO TRANSFER YOUR SUBSCRIPTION RIGHTS IN ANY OTHER WAY, PLEASE CALL US IMMEDIATELY AT (864) 580-5510.